                                                                 EXECUTION COPY









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                            STONE RECEIVABLES CORPORATION,
                                        Issuer

                                         and

                             STONE CONTAINER CORPORATION,
                                       Servicer

                                 MARINE MIDLAND BANK,
                                       Trustee

                                         and

                                BANKERS TRUST COMPANY,
                                 Administrative Agent

                              MASTER TRUST INDENTURE AND
                                  SECURITY AGREEMENT

                               Term and Revolving Notes

                              Dated as of March 14, 1995


                       ----------------------------------------

                                  TABLE OF CONTENTS

SECTION                                                                    PAGE
                                                                           ----
                                      ARTICLE I
                                     DEFINITIONS

     Section 1.01  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . .    3
     Section 1.02  INCORPORATION BY REFERENCE TO TRUST
                    INDENTURE ACT. . . . . . . . . . . . . . . . . . . . .    3
     Section 1.03  COMPLIANCE CERTIFICATES AND OPINIONS. . . . . . . . . .    3
     Section 1.04  FORM OF DOCUMENTS DELIVERED TO TRUSTEE
                    AND/OR ADMINISTRATIVE AGENT. . . . . . . . . . . . . .    4
     Section 1.05  ACTS OF NOTEHOLDERS . . . . . . . . . . . . . . . . . .    4
     Section 1.06  CONFLICT WITH TRUST INDENTURE ACT . . . . . . . . . . .    5
     Section 1.07  BENEFITS OF INDENTURE . . . . . . . . . . . . . . . . .    6
     Section 1.08  INCORPORATION OF RECITALS . . . . . . . . . . . . . . .    6

                                      ARTICLE II
                        CONVEYANCE OF CERTAIN ASSETS; ISSUANCE
                                       OF NOTES

     Section 2.01  ACCEPTANCE BY TRUSTEE . . . . . . . . . . . . . . . . .    6
     Section 2.02  CERTAIN MATTERS REGARDING THE GRANT . . . . . . . . . .    6
     Section 2.03  REPRESENTATIONS AND WARRANTIES OF THE
                    ISSUER RELATING TO THE PLEDGED ASSETS. . . . . . . . .    7
     Section 2.04  NO ASSUMPTION OF OBLIGATIONS RELATING TO
                    RECEIVABLES, RELATED TRANSFERRED ASSETS
                    OR CONTRACTS . . . . . . . . . . . . . . . . . . . . .    9

                                     ARTICLE III
                             ADMINISTRATION AND SERVICING
                                    OF RECEIVABLES

     Section 3.01  ACCEPTANCE OF APPOINTMENT AND OTHER
                    MATTERS RELATING TO THE SERVICER . . . . . . . . . . .   10
     Section 3.02  DUTIES OF THE SERVICER AND THE ISSUE. . . . . . . . . .   11
     Section 3.03  LOCKBOX ACCOUNTS; CONCENTRATION ACCOUNTS. . . . . . . .   13
     Section 3.04  RECORDS OF THE SERVICER AND REPORTS TO BE
                    PREPARED BY THE SERVICER AND ISSUER. . . . . . . . . .   16
     Section 3.05  MONTHLY SERVICER'S CERTIFICATE. . . . . . . . . . . . .   18
     Section 3.06  ANNUAL SERVICING REPORT OF INDEPENDENT
                    PUBLIC ACCOUNTANTS; FORMS 10-Q AND 10-K. . . . . . . .   18
     Section 3.07  RIGHTS OF THE TRUSTEE . . . . . . . . . . . . . . . . .   19
     Section 3.08  ONGOING RESPONSIBILITIES OF STONE CONTAINER . . . . . .   21
     Section 3.09  FURTHER ACTION EVIDENCING TRANSFER AND
                    GRANT. . . . . . . . . . . . . . . . . . . . . . . . .   23

                                      ARTICLE IV
                          RIGHTS OF NOTEHOLDERS; ALLOCATION
                            AND APPLICATION OF COLLECTIONS

     Section 4.01  ESTABLISHMENT OF TRUST ACCOUNTS . . . . . . . . . . . .   24
     Section 4.02  DAILY CALCULATIONS AND FUNDS ALLOCATIONS. . . . . . . .   27

     Section 4.03  INVESTMENT OF FUNDS IN TRUST ACCOUNTS . . . . . . . . .   34
     Section 4.04  ATTACHMENT OF TRUST ACCOUNTS. . . . . . . . . . . . . .   35

                                      ARTICLE V
                             DISTRIBUTIONS AND REPORTS TO
                                     NOTEHOLDERS

     Section 5.01  DISTRIBUTIONS TO NOTEHOLDERS. . . . . . . . . . . . . .   35
     Section 5.02  DISTRIBUTIONS TO THE ISSUER . . . . . . . . . . . . . .   38
     Section 5.03  INFORMATION TO NOTEHOLDERS. . . . . . . . . . . . . . .   39
     Section 5.04  NOTICE OF EARLY LIQUIDATION AT THE
                    SELLERS' ELECTION. . . . . . . . . . . . . . . . . . .   40

                                      ARTICLE VI
                                      THE NOTES

     Section 6.01  FORMS OF THE NOTES GENERALLY. . . . . . . . . . . . . .   40
     Section 6.02  FORM OF ADMINISTRATIVE AGENT'S CERTIFICATE OF
                    AUTHENTICATION . . . . . . . . . . . . . . . . . . . .   40
     Section 6.03  AMOUNT; ISSUABLE IN SERIES. . . . . . . . . . . . . . .   41
     Section 6.04  EXECUTION, AUTHENTICATION AND DELIVERY. . . . . . . . .   42
     Section 6.05  REGISTRATION OF TRANSFER AND EXCHANGE OF THE NOTES. . .   45
     Section 6.06  MUTILATED, DESTROYED, LOST OR STOLEN NOTES. . . . . . .   47
     Section 6.07  AUTHENTICATING AGENT. . . . . . . . . . . . . . . . . .   48
     Section 6.08  CHANGES IN AMOUNT OF REVOLVING NOTES. . . . . . . . . .   49
     Section 6.09  BOOK-ENTRY NOTES. . . . . . . . . . . . . . . . . . . .   50
     Section 6.10  NOTICES TO CLEARING AGENCY. . . . . . . . . . . . . . .   51
     Section 6.11  DEFINITIVE NOTES. . . . . . . . . . . . . . . . . . . .   51
     Section 6.12  TEMPORARY NOTES . . . . . . . . . . . . . . . . . . . .   52
     Section 6.13  CANCELLATION. . . . . . . . . . . . . . . . . . . . . .   53
     Section 6.14  CUSIP NUMBER. . . . . . . . . . . . . . . . . . . . . .   53
     Section 6.15  LETTER OF REPRESENTATIONS . . . . . . . . . . . . . . .   53
     Section 6.16  PERSONS DEEMED OWNERS . . . . . . . . . . . . . . . . .   53
     Section 6.17  APPOINTMENT OF PAYING AGENT . . . . . . . . . . . . . .   54

                                     ARTICLE VII
                                      THE ISSUER

     Section 7.01  REPRESENTATIONS AND WARRANTIES OF THE
                    ISSUER RELATING TO THE ISSUER AND THE
                    TRANSACTION DOCUMENTS. . . . . . . . . . . . . . . . .   55
     Section 7.02  COVENANTS OF THE ISSUER . . . . . . . . . . . . . . . .   60
     Section 7.03  INDEMNIFICATION BY THE ISSUER . . . . . . . . . . . . .   70

                                     ARTICLE VIII
                                     THE SERVICER

     Section 8.01  REPRESENTATIONS AND WARRANTIES OF THE SERVICER. . . . .   73
     Section 8.02  COVENANTS OF THE SERVICER . . . . . . . . . . . . . . .   76
     Section 8.03  MERGER OR CONSOLIDATION OF, OR ASSUMPTION
                    OF THE OBLIGATIONS OF, THE SERVICER. . . . . . . . . .   76

     Section 8.04  INDEMNIFICATION BY THE SERVICER . . . . . . . . . . . .   77
     Section 8.05  SERVICER LIABILITY. . . . . . . . . . . . . . . . . . .   78

                                      ARTICLE IX
                        LIQUIDATION EVENTS; EVENTS OF DEFAULT

     Section 9.01  LIQUIDATION EVENTS. . . . . . . . . . . . . . . . . . .   79
     Section 9.02  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . .   80
     Section 9.03  REMEDIES. . . . . . . . . . . . . . . . . . . . . . . .   81

                                      ARTICLE X
                                  SERVICER DEFAULTS

     Section 10.01  SERVICER DEFAULTS. . . . . . . . . . . . . . . . . . .   82
     Section 10.02  ADMINISTRATIVE AGENT TO ACT; APPOINTMENT
                     OF SUCCESSOR. . . . . . . . . . . . . . . . . . . . .   83

                                      ARTICLE XI
                       THE TRUSTEE AND THE ADMINISTRATIVE AGENT

     Section 11.01  DUTIES OF TRUSTEE AND THE ADMINISTRATIVE AGENT . . . .   86
     Section 11.02  CERTAIN MATTERS AFFECTING THE TRUSTEE  AND THE
                     ADMINISTRATIVE AGENT. . . . . . . . . . . . . . . . .   90
     Section 11.03  MAY HOLD NOTES . . . . . . . . . . . . . . . . . . . .   92
     Section 11.04  MONEY HELD IN TRUST. . . . . . . . . . . . . . . . . .   92
     Section 11.05  DISQUALIFICATION; CONFLICTING INTERESTS. . . . . . . .   92
     Section 11.06  PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER . . .   93
     Section 11.07  LIMITATION ON LIABILITY OF TRUSTEE AND
                     ADMINISTRATIVE AGENT; ADMINISTRATIVE AGENT NOT
                     A FIDUCIARY . . . . . . . . . . . . . . . . . . . . .   93
     Section 11.08  TRUSTEE AND ADMINISTRATIVE AGENT MAY DEAL WITH
                     OTHER PARTIES . . . . . . . . . . . . . . . . . . . .   95
     Section 11.09  SERVICER TO PAY TRUSTEE'S AND THE ADMINISTRATIVE
                     AGENT'S FEES AND EXPENSES . . . . . . . . . . . . . .   95
     Section 11.10  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY. . . . . . . .   96
     Section 11.11  RESIGNATION OR REMOVAL OF TRUSTEE OR
                     ADMINISTRATIVE AGENT. . . . . . . . . . . . . . . . .   97
     Section 11.12  SUCCESSOR TRUSTEE OR ADMINISTRATIVE
                     AGENT . . . . . . . . . . . . . . . . . . . . . . . .   99
     Section 11.13  MERGER OR CONSOLIDATION OF TRUSTEE OR
                     ADMINISTRATIVE AGENT. . . . . . . . . . . . . . . . .   99
     Section 11.14  APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. . . . .  100
     Section 11.15  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION
                     OF NOTES. . . . . . . . . . . . . . . . . . . . . . .  101
     Section 11.16  TRUSTEE MAY FILE PROOFS OF CLAIM.. . . . . . . . . . .  102
     Section 11.17  SUITS FOR ENFORCEMENT. . . . . . . . . . . . . . . . .  103
     Section 11.18  RIGHTS OF REQUIRED NOTEHOLDERS TO DIRECT TRUSTEE . . .  103
     Section 11.19  REPRESENTATIONS AND WARRANTIES OF
                     TRUSTEE AND THE ADMINISTRATIVE AGENT. . . . . . . . .  103
     Section 11.20  MAINTENANCE OF OFFICE OR AGENCY. . . . . . . . . . . .  105

                                     ARTICLE XII
                                 LISTS OF NOTEHOLDERS

     Section 12.01  ACCESS TO LIST OF NOTEHOLDERS. . . . . . . . . . . . .  105

                                     ARTICLE XIII
                              SATISFACTION AND DISCHARGE

     Section 13.01  SATISFACTION AND DISCHARGE OF INDENTURE. . . . . . . .  106
     Section 13.02  DEPOSITED MONEYS, U.S. GOVERNMENT OBLIGATIONS
                     TO BE HELD IN TRUST . . . . . . . . . . . . . . . . .  107
     Section 13.03  REPAYMENT TO THE ISSUER. . . . . . . . . . . . . . . .  107
     Section 13.04  RELEASE OF LIENS . . . . . . . . . . . . . . . . . . .  108

                                     ARTICLE XIV
                       SUPPLEMENTS AND AMENDMENTS TO INDENTURE

     Section 14.01  SUPPLEMENTS AND AMENDMENTS TO INDENTURE
                     WITHOUT CONSENT OF NOTEHOLDERS. . . . . . . . . . . .  108
     Section 14.02  SUPPLEMENTS AND AMENDMENTS TO INDENTURE
                     WITH CONSENT OF THE NOTEHOLDERS . . . . . . . . . . .  109
     Section 14.03  CERTAIN MATTERS RELATING TO SUPPLEMENTS
                     AND AMENDMENTS. . . . . . . . . . . . . . . . . . . .  111
     Section 14.04  EFFECT OF SUPPLEMENTS. . . . . . . . . . . . . . . . .  111
     Section 14.05  CONFORMITY WITH TRUST INDENTURE ACT. . . . . . . . . .  112
     Section 14.06  REFERENCE IN NOTES TO SUPPLEMENTS. . . . . . . . . . .  112

                                      ARTICLE XV
                                     REDEMPTIONS

     Section 15.01  REDEMPTION ALLOWED . . . . . . . . . . . . . . . . . .  112
     Section 15.02  ELECTION TO REDEEM; NOTICE TO TRUSTEE
                     AND ADMINISTRATIVE AGENT. . . . . . . . . . . . . . .  112
     Section 15.03  SELECTION OF SECURITIES TO BE REDEEMED . . . . . . . .  112
     Section 15.04  NOTICE OF REDEMPTION . . . . . . . . . . . . . . . . .  113
     Section 15.05  DEPOSIT OF REDEMPTION PRICE. . . . . . . . . . . . . .  114
     Section 15.06  NOTES PAYABLE ON REDEMPTION DATE . . . . . . . . . . .  115
     Section 15.07  NOTES REDEEMED IN PART . . . . . . . . . . . . . . . .  115

                                     ARTICLE XVI
                               MISCELLANEOUS PROVISIONS

     Section 16.01  LIMITATION ON RIGHTS OF NOTEHOLDERS. . . . . . . . . .  115
     Section 16.02  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . .  116
     Section 16.03  NOTICES. . . . . . . . . . . . . . . . . . . . . . . .  116
     Section 16.04  SEVERABILITY OF PROVISIONS . . . . . . . . . . . . . .  117
     Section 16.05  FURTHER ASSURANCES . . . . . . . . . . . . . . . . . .  117
     Section 16.06  NONPETITION COVENANT . . . . . . . . . . . . . . . . .  117
     Section 16.07  NO WAIVER; CUMULATIVE REMEDIES . . . . . . . . . . . .  118
     Section 16.08  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . .   18
     Section 16.09  THIRD-PARTY BENEFICIARIES. . . . . . . . . . . . . . .  118
     Section 16.10  INTEGRATION. . . . . . . . . . . . . . . . . . . . . .  119
     Section 16.11  SURVIVAL OF PROVISIONS . . . . . . . . . . . . . . . .  119
     Section 16.12  LIMITATION ON LIABILITY OF THE ISSUER AND
                    THE SERVICER . . . . . . . . . . . . . . . . . . . . .  119

     Section 16.13  SUBMISSION TO JURISDICTION . . . . . . . . . . . . . .  120
     Section 16.14  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . .  120
     Section 16.15  CERTAIN PARTIAL RELEASES . . . . . . . . . . . . . . .  120
     Section 16.16  UNDERTAKING FOR COSTS. . . . . . . . . . . . . . . . .  121


                                       EXHIBITS

Exhibit A  -  Form of Daily Report
Exhibit B  -  Form of Settlement Statement
Exhibit C  -  Form of Monthly Servicer's Certificate
Exhibit D  -  Form of Summary Settlement Statement to be
               Distributed to the Noteholders
Exhibit E  -  Form of Agreed Upon Procedures Letter

                                      SCHEDULES

Schedule 7.01(i)  Offices of the Issuer, the Servicer and the Sellers where
                   Records are maintained
Schedule 7.01(j)  Account Banks
Schedule 7.01(o)  Fictitious Names

                                       APPENDIX

Appendix A        Definitions

         THIS MASTER TRUST INDENTURE AND SECURITY AGREEMENT dated as of March 14, 1995 (this "INDENTURE"), is by and among STONE RECEIVABLES CORPORATION, a Delaware corporation, as issuer (the "ISSUER"), STONE CONTAINER CORPORATION, a Delaware corporation ("STONE CONTAINER"), in its capacity as the initial Servicer hereunder, MARINE MIDLAND BANK, as Trustee and BANKERS TRUST COMPANY, as Administrative Agent.

         In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and each of the Noteholders to the extent provided herein:

                                RECITALS OF THE ISSUER

         The Issuer has duly authorized the creation and issuance of each Series of Notes, each Series to be of substantially the tenor and amount set forth herein and in the respective Supplement relating to each such Series of Notes. In order to provide for the foregoing, the Issuer has duly authorized the execution and delivery of this Indenture.

         The Notes shall each be limited recourse obligations of the Issuer and shall be secured solely by the Noteholders' respective allocable shares of the Pledged Assets as set forth herein. If and to the extent that such allocable share is insufficient to pay all amounts owing with respect to such Notes, then, except as otherwise expressly provided hereunder, the Noteholders of such Notes shall have no Claim in respect of such insufficiency against the Issuer or any of its other assets or properties (including, without limitation, any Pledged Assets allocable to any other Notes in accordance with the terms hereof), and the Noteholders, by their acceptance of the Notes, hereby waive any such Claim.

         All things necessary to (a) make the Notes, when executed by the Issuer and authenticated and delivered by the Administrative Agent hereunder and duly issued by the Issuer, the valid obligations of the Issuer, and (b) make this Indenture a valid agreement of the Issuer, in each case, in accordance with their respective terms, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         That the Issuer, in consideration of the premises herein contained and of the purchase of the Notes by the Noteholders, and of other good and lawful consideration, the receipt of which is hereby acknowledged, and to secure, equally and ratably without prejudice, priority or distinction, except as specifically otherwise set forth in this Indenture and in the respective Supplement relating to such Notes, the payment of the Notes, the payment of all other amounts due under or in connection with the Notes or with this Indenture, and the performance and observance of all of the covenants and conditions contained herein or in such Notes, has hereby executed and delivered this Indenture and by these presents does hereby convey, grant, assign, transfer and pledge a security interest, in each case, in and unto the Trustee, its successors and assigns and its or their assigns forever, for the benefit of the Noteholders, with power of sale, all and singular in the property hereinafter described (said property being sometimes referred to as the "PLEDGED ASSETS"), to wit:

                                   GRANTING CLAUSE

         All of the Issuer's right, title and interest in, to and under, (i) each Receivable that has been or at anytime hereafter shall be transferred by any of the Sellers to the Issuer pursuant to the Purchase Agreement at any time on or prior to the date hereof and continuing hereafter up to but excluding the Purchase Termination Date (including, without limitation in the case of Stone Container, any Receivables acquired by Stone Container as a result of the Merger and which have been or shall hereafter be conveyed to the Issuer pursuant to the Purchase Agreement any time prior to the Purchase Termination Date), (ii) all Related Assets, (iii) the Seller Transaction Documents and all of the rights and remedies thereunder (all of the Issuer's right, title and interest in, to and under such Seller Transaction Documents and the Related Assets being herein called the "RELATED TRANSFERRED ASSETS"), (iv) all funds from time to time on deposit in each of the Trust Accounts and all funds from time to time on deposit in each of the Bank Accounts representing Collections on, or other proceeds of, the foregoing and, in each case, all certificates and instruments, if any, from time to time evidencing such funds, all investments made with such funds, all claims thereunder or in connection therewith and all interest, dividends, monies, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing, and (v) all moneys due or to become due and all amounts received or receivable with respect to any of the foregoing and all products and proceeds of the foregoing.

         AND IT IS HEREBY COVENANTED, DECLARED AND AGREED by and between the parties hereto that all Notes are to be issued, countersigned and delivered and that all of the Pledged Assets are to be held and applied, subject to the further covenants, conditions, releases, uses and trusts hereinafter set forth, and the Issuer and the Servicer, in each case, for itself and its successors, does hereby covenant and agree to and with the Trustee, the Administrative Agent and each of the foregoing's respective successors in said trust, for the benefit of those who shall hold the Notes, or any of them, as follows:

                                      ARTICLE I

                                     DEFINITIONS

         Section 1.01 DEFINITIONS. Whenever used in this Indenture, capitalized terms, unless otherwise defined herein, have the meanings that APPENDIX A assigns to such terms. In addition, this Indenture shall be interpreted in accordance with the conventions set forth in PARTS B, C and D of APPENDIX A.

         Section 1.02 INCORPORATION BY REFERENCE TO TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms incorporated by reference in this Indenture have the following meanings:

         "indenture securities" means the Notes.

         "indenture security holder" means a Noteholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Issuer or any other obligor on the Notes, if any.

         All other Trust Indenture Act terms used or incorporated by reference in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act's reference to another statute or defined by Commission rule shall, in each case, have the meanings assigned to them therein.

         Section 1.03  COMPLIANCE CERTIFICATES AND OPINIONS.

         (a) Upon any application or request by the Issuer to the Trustee and/or the Administrative Agent to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee and the Administrative Agent
(x) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and (y) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with; PROVIDED, that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         (b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the annual certificate provided pursuant to SECTION 7.02(F)(V)) shall include:

         (1) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether, in the opinion of each such Person, such covenant or condition has been complied with.

         Section 1.04 FORM OF DOCUMENTS DELIVERED TO TRUSTEE AND/OR ADMINISTRATIVE AGENT. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Section 1.05 ACTS OF NOTEHOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by any Noteholders, or a specified percentage or number of Noteholders, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders, in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and/or the Administrative Agent, as herein provided, and, where it is hereby expressly required, to the Issuer.
Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to SECTION 11.02) conclusive in favor of the Trustee, the Administrative Agent and the Issuer, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by an acknowledgement of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of the signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee and/or the Administrative Agent, as applicable, deems sufficient.

         (c)  The ownership of the Notes shall be proved by the Note Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of any Noteholder or the Noteholders of any Series of Notes shall bind every future holder of the same Note or Series of Notes and the holder of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted to be done by the Trustee, the Administrative Agent or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.


         (e) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to take any action under this Indenture by vote or consent. Such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Noteholders, furnished by or to the Administrative Agent pursuant to SECTION 12.01 prior to such solicitation. If a record date is fixed, those persons who were Noteholders at such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be so after such record date.

         Section 1.06 CONFLICT WITH TRUST INDENTURE ACT. If at any time this Indenture becomes or is required to become qualified under the Trust Indenture Act and any provision hereof limits, qualifies or conflicts with the duties imposed by any of

Sections 310 through 317, inclusive, of the Trust Indenture Act through the operation of Section 318(c) thereof, such imposed duties shall control.

         Section 1.07 BENEFITS OF INDENTURE. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person (other than the parties hereto or thereto and their successors hereunder, any Paying Agent and the Noteholders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

         Section 1.08 INCORPORATION OF RECITALS. The Recitals of the Issuer set forth above in this Indenture are hereby incorporated by this reference hereto as if, and to the same extent that, such Recitals were contained in the body of this Indenture.


                                      ARTICLE II

                        CONVEYANCE OF CERTAIN ASSETS; ISSUANCE
                                       OF NOTES

         Section 2.01 ACCEPTANCE BY TRUSTEE. The Trustee hereby acknowledges its acceptance on behalf of the Noteholders of the security interest in all Pledged Assets granted pursuant to the Granting Clause of this Indenture and declares that it shall maintain such security interest upon the trust herein set forth, for the benefit of all Noteholders on the terms and subject to the conditions hereinafter set forth.

         Section 2.02 CERTAIN MATTERS REGARDING THE GRANT. (a) In connection with the grant to the Trustee as described in the Granting Clause above, the Issuer and the Servicer have on or prior to the Closing Date recorded and filed or caused to be recorded and filed, at the Issuer's expense, financing statements (including assignments of pre-existing financing statements and continuation statements with respect to any such financing statements when applicable) with respect to the Pledged Assets (whether now existing or hereafter created) meeting the requirements of applicable state law in such manner and in such jurisdictions as the Issuer and the Servicer reasonably determined were necessary or desirable to perfect, and maintain perfection of, the security interests granted hereunder and the ownership interests of the Issuer in the Receivables and Related Assets purchased from the Sellers.
Neither the Trustee nor the Administrative Agent shall be under any obligation whatsoever to file such financing statements, or continuation statements to such financing statements, or to make any other filing under the UCC in connection with such transfer or grant. In connection with the grant to the Trustee as described in the Granting Clause above, the Issuer and the Servicer further agree to deliver to the Trustee each Pledged Asset (including any original documents or instruments included in the Pledged Assets as are necessary to effect such grant) in which the grant of a security interest is perfected under the UCC or otherwise by possession. The Issuer or the Servicer shall deliver each such Pledged Asset in its possession to the Trustee, at the Issuer's or the Servicer's, as applicable, own expense, immediately upon the effectiveness of the grant of the security interest in any such Pledged Asset to the Trustee pursuant to the Granting Clause hereof.

         (b) In connection with the grant to the Trustee as described in the Granting Clause above, the Servicer shall, on behalf of the Issuer, on or prior to the Closing Date, mark or cause to be marked, the master data processing records of each Seller evidencing the Receivables with the following legend:

         "THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD OR CONTRIBUTED TO STONE RECEIVABLES CORPORATION PURSUANT TO A RECEIVABLES PURCHASE AGREEMENT, DATED AS OF MARCH 14, 1995 AMONG [NAME OF ORIGINATING SELLER] AND VARIOUS OTHER AFFILIATED CORPORATIONS, AS THE SELLERS, AND STONE RECEIVABLES CORPORATION AS THE PURCHASER; AND SUCH RECEIVABLES HAVE BEEN FURTHER PLEDGED AND ASSIGNED TO MARINE MIDLAND BANK, AS TRUSTEE, PURSUANT TO A MASTER TRUST INDENTURE AND SECURITY AGREEMENT, DATED AS OF MARCH 14, 1995, AMONG STONE RECEIVABLES CORPORATION, STONE CONTAINER CORPORATION, AS SERVICER, MARINE MIDLAND BANK, AS TRUSTEE, AND BANKERS TRUST COMPANY, AS ADMINISTRATIVE AGENT."

         Section 2.03 REPRESENTATIONS AND WARRANTIES OF THE ISSUER RELATING TO THE PLEDGED ASSETS.

         (a) REPRESENTATIONS AND WARRANTIES. The Issuer hereby represents and warrants that:

         (i) VALID GRANT. The grant in favor of the Trustee made by the Issuer pursuant to this Indenture constitutes a valid grant, pledge and hypothecation of a security interest in and lien on all of the Issuer's right, title and interest in, to and under the Receivables and the Related Transferred Assets, which lien and security interest is perfected and of first priority under the UCC and otherwise, enforceable against creditors of, and purchasers from, the Issuer and the applicable Seller, free and clear of any Adverse Claim (other than any Permitted Adverse Claim).

         (ii)  QUALITY OF TITLE.

              (A) Each Receivable and Related Transferred Asset included in the Pledged Assets is owned by the Issuer free and clear of any Adverse Claim (other than any

         Permitted Adverse Claim); and, on or prior to the Closing Date, the Issuer and the Servicer have made, or have caused to be made, all filings and have taken all other action under applicable law in each relevant jurisdiction in order to protect and perfect the Issuer's and the Trustee's respective interests in such Receivables, such Related Transferred Assets and the funds in the Trust Accounts against all creditors of, and purchasers from, the Issuer and the Sellers.

              (B) No effective financing statement or other instrument similar in effect that covers all or part of any Receivable included in the Pledged Assets, any Related Transferred Asset, any other Pledged Asset or any interest in any thereof is on file in any recording office except such as may be filed (1) in favor of a Seller in accordance with the Contracts, (2) in favor of the Issuer pursuant to the Purchase Agreement (and assigned to the Trustee pursuant to this Indenture), and (3) in favor of the Trustee, for the benefit of the Noteholders, in accordance with this Indenture.

              (C) No acquisition (including, without limitation, pursuant to the Purchase Agreement, the Pre-Existing StoneFin Purchase Agreement, the Pre-Existing StoneFin II Purchase Agreement, the Merger or otherwise) of any Receivable or Related Transferred Asset by the Issuer, StoneFin or StoneFin II nor any grant of security herein to the Trustee constitutes a fraudulent transfer or fraudulent conveyance under the United States Bankruptcy Code or applicable state bankruptcy or insolvency laws or is otherwise void or voidable or subject to subordination under similar laws or principles or for any other reason.

              (D) The transfers of such Receivables and Related Transferred Assets (i) prior to the Merger, by each applicable Seller to StoneFin pursuant to the Pre-Existing StoneFin Purchase Agreement (ii) prior to the Merger, by each applicable Seller to StoneFin II pursuant to the Pre-Existing StoneFin II Purchase Agreement, and (iii) by each applicable Seller to the Issuer pursuant to the Purchase Agreement, in each case, constitutes a true and valid assignment and transfer for consideration of such Receivables and Related Transferred Assets under applicable state law (and not merely a pledge of such Receivables and Related Transferred Assets for security purposes), enforceable against the creditors of the applicable Seller, and any Receivables and Related Transferred Assets so transferred do not constitute property of the Sellers.

         (iii) GOVERNMENTAL APPROVALS. With respect to each Receivable and Related Transferred Asset, all consents, licenses, approvals or authorizations of, or notices to or registrations, declarations or filings with, any Governmental Authority required to be obtained, effected or made by the Sellers, the Servicer, the Issuer, StoneFin or StoneFin II in connection with (a) the conveyance of such Receivable and Related Transferred Asset by (i) the Sellers to the Issuer or (ii) in the case of the Receivables and Related Transferred Assets previously conveyed to StoneFin or StoneFin II under the Pre-Existing StoneFin Purchase Agreement or the Pre-Existing StoneFin II Purchase Agreement, respectively, by the applicable Sellers to StoneFin or StoneFin II, respectively, and (b) the grant of security in the Pledged Assets by the Issuer to the Trustee pursuant to this Indenture, have, in each case, been duly obtained, effected or given and are in full force and effect, except where the failure to so obtain, effect or give or to so maintain in full force and effect any such consent, license, approval, authorization, notice, registration, declaration or filings would not, individually or in the aggregate, have a Material Adverse Effect.

         (iv) ELIGIBLE RECEIVABLES. (A) On the date on which a Seller transfers a Receivable to the Issuer, and on the date upon which the Issuer grants such Receivable to the Trustee as security hereunder, unless otherwise identified by the Servicer in the Daily Report for such date, such Receivable is an Eligible Receivable, and (B) on the date of each Daily Report or Settlement Statement which identifies a Receivable as an Eligible Receivable, such Receivable is an Eligible Receivable.

         (b) NOTICE OF BREACH. The representations and warranties set forth in this SECTION 2.03 shall survive the grant and assignment of the Receivables and the Related Transferred Assets to the Trustee. Upon discovery by the Issuer, the Servicer, the Trustee or the Administrative Agent of a breach of any of the representations and warranties set forth in this SECTION 2.03, the party discovering such breach shall give written notice to the other parties to this Indenture within three Business Days following such discovery. The obligations of the Trustee and the Administrative Agent in respect of discovering any such breach are limited as provided in SECTION 11.02(g).

         Section 2.04 NO ASSUMPTION OF OBLIGATIONS RELATING TO RECEIVABLES, RELATED TRANSFERRED ASSETS OR CONTRACTS. The assignment, pledge, grant, setover and conveyance described in the Granting Clause does not constitute and is not intended to result in a creation or an assumption by the Trustee, the Administrative Agent or any Noteholder of any obligation of the Servicer, the Issuer, any Seller or any other Person in connection with the Receivables or the Related Transferred Assets or under the related Contracts or any other agreement or instrument relating thereto, including any obligation to any Obligors. None of the Trustee, the Administrative Agent or any Noteholder shall have any obligation or liability to any Obligor or other customer or client of the applicable Seller (including any obligation to perform any of the obligations of such Seller to any Obligor under any such Receivables, the related Contracts or any other related purchase orders or other agreements or otherwise). No such obligation or liability is intended to be assumed by the Trustee, the Administrative Agent or any Noteholder hereunder, and any such assumption is hereby expressly disclaimed.


                                     ARTICLE III

                             ADMINISTRATION AND SERVICING
                                    OF RECEIVABLES

         Section 3.01 ACCEPTANCE OF APPOINTMENT AND OTHER MATTERS RELATING TO THE SERVICER. (a) The servicing, administering and enforcement of collection of the Receivables and the Related Transferred Assets shall be conducted by the Persons designated as Servicer under the Purchase Agreement from time to time. Until the Trustee gives a Termination Notice to Stone Container pursuant to
SECTION 10.01, the Issuer hereby agrees that Stone Container will continue to be designated by it as, and Stone Container hereby agrees to act as, the Servicer under the Purchase Agreement and the other Transaction Documents with respect to the Receivables and the Related Transferred Assets, and the Noteholders, by their acceptance of the Notes, consent to Stone Container acting as the Servicer on behalf of the Issuer.

         (b) TERMINATION. The duties of the Servicer (and each Sub-Servicer) under this Indenture shall automatically cease and terminate upon satisfaction and discharge of this Indenture pursuant to SECTION 13.01. Notwithstanding the satisfaction and discharge of this Indenture, the duties of the Servicer (and of any Sub-Servicer) under the Purchase Agreement shall continue until otherwise terminated as provided in the Purchase Agreement.

         (c) RESIGNATION OF THE SERVICER. If the Servicer makes a determination that it must resign for the reasons stated in SECTION 6.02(c) of the Purchase Agreement, the Servicer shall, prior to the tendering of its resignation, deliver to the Trustee and the Administrative Agent an Opinion of Counsel for the Servicer, in form and substance reasonably satisfactory to the Trustee and Administrative Agent, confirming the satisfaction of the conditions set forth in such Section. No resignation by the Servicer shall become effective until the Administrative Agent or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with SECTION 10.02 hereof. If the Servicer has tendered its resignation and no Successor Servicer has been appointed, the Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Servicer hereunder. The Trustee or the Administrative Agent shall give prompt notice to the Applicable Rating Agencies of the appointment of any Successor Servicer.

         Section 3.02  DUTIES OF THE SERVICER AND THE ISSUER.

         (a) DUTIES OF SERVICER IN GENERAL. The Servicer shall service and administer the Receivables and the Related Transferred Assets in accordance with
SECTION 6.03 of the Purchase Agreement for the benefit of the Trustee and the Noteholders to the same extent as if they were a party thereto. In addition to the specific duties and powers granted thereunder, the Servicer or its designee (including the Issuer) is hereby authorized and empowered, unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to SECTION 10.01, (i) to instruct the Administrative Agent to make withdrawals and payments from the Trust Accounts as set forth in this Indenture and (ii) to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Commission and any state securities authority on behalf of the Issuer as may be necessary or appropriate to comply with any federal or state securities laws or reporting requirements or other laws or regulations in connection with this Indenture. So long as Stone Container or any other Stone Person acts as Servicer, Stone Container, the Administrative Agent, the Trustee and the Issuer hereby agree that the Issuer shall retain the power and authority to instruct the Administrative Agent to make withdrawals and payments from the Trust Accounts as described in clause (i) of the immediately preceding sentence unless such power and authority is revoked by the Trustee pursuant to its rights hereunder. The Administrative Agent shall promptly comply with the instructions of the Issuer or the Servicer, as the case may be, to withdraw funds and make payments from the Trust Accounts pursuant to the terms of this Indenture.

         (b) IDENTIFICATION AND TRANSFER OF COLLECTIONS. Each of the Issuer and the Servicer shall cause Collections and all other Pledged Assets that consist of cash or cash equivalents to be deposited into the Bank Accounts and the Trust Accounts pursuant to the terms and provisions of SECTION 3.03 and
ARTICLE IV and shall cause the Sellers to deposit all Collections into the Bank Accounts and/or the Trust Accounts in accordance with the provisions of SECTION
6.01 of the Purchase Agreement. Following notification from a Seller to the Servicer or the Issuer or discovery by the Servicer or the Issuer that collections of any receivable or other intangible asset which is not a Collection of a Receivable or a Related Transferred Asset have been deposited into a Bank Account, the Master Collection

Account or any Trust Account, the Servicer and the Issuer shall cause all such collections to be segregated, apart and in different accounts, from the Bank Accounts and the Trust Accounts. The Servicer and, to the extent applicable, the Trustee and the Administrative Agent shall hold all such funds in trust, separate and apart from such Person's other funds. On each Business Day, after such misapplied collections have been reasonably identified by the Servicer or the Issuer to the Administrative Agent, the Servicer and/or the Issuer shall instruct the Administrative Agent to, and the Administrative Agent shall, turn over to the appropriate Lockbox Bank, the Seller or any other applicable Stone Person all such misapplied collections, LESS all reasonable and appropriate out-of-pocket costs and expenses, if any, incurred by the Servicer and/or the Issuer in collecting such receivables or other intangible assets.

         Following notification from a Lockbox Bank that any item has been returned or is uncollected and that such Lockbox Bank has not been otherwise reimbursed pursuant to the terms of the applicable Lockbox Agreement for any amounts it credited to the relevant Lockbox Account (and then transferred to the Master Collection Account), the Servicer or the Issuer, as applicable shall instruct the Administrative Agent to, and the Administrative Agent shall, turn over to such Lockbox Bank Collections in such amount from Collections on deposit in the Master Collection Account.

         (c) MODIFICATION OF RECEIVABLES. The Servicer shall not, pursuant to the authority granted to it under SECTION 6.03(b) of the Purchase Agreement, extend, amend, or otherwise modify any Receivable except to the extent that such extension, amendment or modification is permitted under this Indenture (including, without limitation, SECTION 7.02(h)).

         (d) DOCUMENTS AND RECORDS. At any time when Stone Container shall not be the Servicer, the Issuer, to the extent that it is entitled to do so under the Purchase Agreement, shall, upon the request of the then-acting Servicer, cause each Seller to deliver to the Servicer, and the Servicer shall hold in trust for the Issuer and the Trustee in accordance with their respective interests, all Records that evidence or relate to the Receivables and Related Transferred Assets of such Seller.

         (e) IDENTIFICATION OF ELIGIBLE RECEIVABLES. The Servicer will (i) establish and maintain such procedures as are necessary for determining no less frequently than each Business Day whether each Receivable qualifies as an Eligible Receivable, and for identifying, on any Business Day, all Receivables which are not Eligible Receivables, and (ii) include in each Daily Report information that shows whether, and to what extent, the Receivables described in such Daily Report are Eligible Receivables.

          (f) AUTHORIZATION TO ACT AS THE ISSUER'S AGENT. Without limiting the generality of SECTION 3.02(a), the Issuer hereby appoints the Servicer as its agent for the following purposes: (i) specifying accounts to which payments are to be made to the Issuer so long as such payments are made in accordance with
SECTION 3.03, (ii) to the extent the Servicer is not a Stone Person, making transfers among, and deposits to and withdrawals from, all deposit accounts of the Issuer for the purposes described in this Indenture, and (iii) to the extent the Servicer is not a Stone Person, arranging payment by the Issuer of all fees, expenses and other amounts payable by the Issuer pursuant to this Indenture and/or the other Transaction Documents. The Issuer irrevocably agrees that (A) it shall be bound by all actions taken by the Servicer pursuant to the preceding sentence and (B) the Trustee, the Administrative Agent and the banks holding all deposit accounts of the Issuer are entitled to accept and rely upon (without liability) submissions, determinations, selections, specifications, transfers, deposits and withdrawal requests, and payments from the Servicer on behalf of the Issuer.

          (g) REVOCATION OF POWER OF ATTORNEY. The power of attorney granted to the Servicer by the Issuer hereunder and under the Purchase Agreement may be revoked by the Trustee, and shall be revoked by the Issuer, on the date on which the Trustee shall be entitled to exercise the powers granted to the Trustee pursuant to SECTION 3.07(b) of this Indenture. In exercising its power granted hereunder and under the Purchase Agreement, the Servicer shall take directions from the Trustee, if any, arising out of the exercise of the rights granted under SECTION 11.18 of this Indenture.

          (h) TURNOVER OF COLLECTIONS. If the Servicer, the Issuer or any of their respective agents or representatives shall at any time receive any cash, checks or other instruments constituting Collections (including any payments received by the Issuer on account of any Noncomplying Receivables Adjustment or Dilution Adjustment), such recipient shall segregate such payments and hold such payments in trust for the Trustee, on behalf of the Noteholders, and shall, promptly upon receipt (and in any event within one Business Day following receipt), remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to a Bank Account or the Master Collection Account.

          Section 3.03  LOCKBOX ACCOUNTS; CONCENTRATION ACCOUNTS.
          (a) Each Lockbox Account shall be subject to a Lockbox Agreement. Each Lockbox Bank shall be instructed to remit, on a daily basis (but subject to the Lockbox Bank's minimum deposit requirements and/or customary funds availability schedule), all amounts deposited in the Lockbox Accounts maintained with it to a Concentration Account or the Master Collection Account. Any

Concentration Account shall be maintained as a segregated trust account pursuant to a Concentration Account Agreement. Except as expressly provided in this Indenture and the applicable Account Agreements, none of the Sellers, the Issuer, the Servicer, or any Person claiming by, through or under either Seller, the Issuer or the Servicer shall have any control over the use of, or any right to withdraw any item or amount from, any Lockbox Account or Concentration Account. The Trustee and the Administrative Agent are hereby irrevocably authorized and empowered, each as the Issuer's attorney-in-fact, to endorse any item deposited in a lockbox or presented for deposit in any Lockbox Account or Concentration Account requiring the endorsement of the Issuer or any Seller, which authorization is coupled with an interest and is irrevocable. Neither the Trustee nor the Administrative Agent shall have any duties or liabilities with respect to (x) the disposition of cash received in the Bank Accounts or (y) the compliance by any Lockbox Bank or Concentration Account Bank with the terms of the Account Agreements and, to the extent the terms and provisions of any Account Agreement purport to impose any duties or liabilities on the Administrative Agent and/or the Trustee, the terms and provisions of this Indenture shall supersede the terms of such Account Agreements.

          (b) Each of the Issuer and the Servicer shall instruct (or shall cause each of the Sellers to instruct) all Obligors to make all payments due to the Issuer or any such Seller relating to or constituting Collections (or any proceeds thereof) (i) to lockboxes maintained at the Lockbox Banks for deposit in a Lockbox Account or a Concentration Account or (ii) directly to a Lockbox Account or a Concentration Account. If the Issuer, the Servicer or any of the Sellers receives any Collections or any other payment of proceeds of any other Related Transferred Asset, the Servicer shall cause such recipient to (x) segregate such payment and hold such payment in trust for the benefit of the Trustee and the Noteholders and (y) as soon as practicable, but no later than the first Business Day following receipt of such item by such Person, deposit such payment in a Bank Account or the Master Collection Account. The Servicer shall, and shall cause the Issuer and the Sellers to, use reasonable efforts to prevent the deposit of any amounts other than Collections in any Lockbox Account or Concentration Account.

          (c) (i) The Issuer and the Servicer may, from time to time after the Closing Date, designate a new account as a Lockbox Account or a Concentration Account, and such account shall become a Lockbox Account or Concentration Account (and the bank at which such account is maintained shall become a Lockbox Bank or a Concentration Bank for purposes of this Indenture); PROVIDED, HOWEVER, that the Trustee and the Administrative Agent shall have received not less than ten Business Days' prior written notice of the account and/or the bank that is proposed to be added as a Bank Account or an Account Bank (as applicable) and, not less than five Business Days prior to the effective date of any such proposed addition, the Trustee and the Administrative Agent shall have received
(x) counterparts of a Lockbox Agreement or a Concentration Account Agreement, as applicable, with each new Account Bank, duly executed by such new Account Bank and all other parties thereto and (y) copies of all other agreements and documents signed by the new Account Bank or such other parties with respect to any new Lockbox Account or Concentration Account, as applicable.

          (ii) The Issuer and the Servicer may, from time to time after the Closing Date, terminate an account as a Lockbox Account or a Concentration Account or a bank as an Account Bank; PROVIDED, HOWEVER, that (x) no such termination shall occur unless the Trustee and the Administrative Agent shall have received, not less than five Business Days prior to such termination, (a) written notice of the account and/or the bank that are proposed to be terminated as a Bank Account or an Account Bank (as applicable) and (b) counterparts of an agreement, duly executed by the applicable Account Bank and reasonably satisfactory in form and substance to the Trustee and the Administrative Agent, pursuant to which such Account Bank agrees that, if it receives any funds or items that constitute Collections on or after the effective date of the termination of the applicable Bank Account or the effective date of its termination as an Account Bank (as the case may be), such Account Bank or former Account Bank (as applicable) shall cause such funds and items to be delivered in the form received to another Lockbox or transferred to another Lockbox Account, Concentration Account or the Master Collection Account promptly after such Account Bank or former Account Bank (as applicable) discovers that it has received any such funds or items, and (y) notwithstanding the foregoing clause
(x), the Issuer and the Servicer may at any time establish alternative collection procedures that do not require the use of Lockbox Accounts with the prior consent of any Enhancement Provider and upon satisfaction of the Rating Agency Condition. The Administrative Agent shall cooperate with the Servicer in executing any acknowledgments required by an Account Bank under the terms of the Account Agreements in connection with this Section 3.03(c)(ii).

          (d) The Servicer shall instruct each Concentration Account Bank (if any), to transfer on a daily basis in same day funds to the Master Collection Account all collected funds on deposit in the Concentration Account maintained with such Concentration Account Bank. All such transfers shall be made in accordance with the relevant Concentration Account Agreement.

          (e) The Trustee hereby appoints the Administrative Agent as its agent and attorney-in-fact for purposes of executing any Account Agreements or any amendments thereto or notices regarding the effectiveness thereof.

          Section 3.04 RECORDS OF THE SERVICER AND REPORTS TO BE PREPARED BY THE SERVICER AND ISSUER.

          (a) RECEIVABLES REVIEWS. The Servicer shall (and shall cause each of the Sellers to) provide the Trustee access to the documentation regarding the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of Noteholders, by applicable statutes or regulations or pursuant to the terms hereof, to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Servicer's (or, to the extent applicable, any such Seller's) normal security and confidentiality procedures and (iv) at reasonably accessible offices in the continental United States designated by the Servicer (or, to the extent applicable, any such Seller) and reasonably acceptable to the Trustee. In addition, the Servicer shall (and shall cause each of the Sellers to) deliver to the Administrative Agent by no later than 10:00 a.m. (New York City time) on the Report Date for each month, computer tapes containing the information necessary to facilitate the preparation by the Administrative Agent of a Settlement Statement as provided in Section 3.04(c).

          (b) DAILY REPORTS. Prior to 10:45 a.m., Chicago time, on each Business Day, the Servicer and/or the Issuer shall prepare and deliver to the Administrative Agent and the Paying Agent (if other than the Administrative Agent) a report substantially in the form of EXHIBIT A (as the same may be supplemented in accordance with any Supplement) or in such other form as is reasonably acceptable to the Trustee, the Issuer and the Servicer (each such report in the form of EXHIBIT A (as supplemented) or such other forms being herein called a "DAILY REPORT").

          (c) SETTLEMENT STATEMENT. On or prior to 10:45 a.m., Chicago time, on each Report Date, the Servicer and/or the Issuer shall prepare and deliver to the Trustee, the Administrative Agent, the Applicable Rating Agencies, and the Paying Agent (if other than the Administrative Agent) a report substantially in the form of EXHIBIT B (as the same may be supplemented in accordance with any Supplement) or in such other form as is reasonably acceptable to the Trustee, the Administrative Agent, the Issuer and the Servicer (each such report in the form of EXHIBIT B (as supplemented) or such other forms being herein called a "SETTLEMENT STATEMENT"). On each Report Date, the Administrative Agent will verify the mathematical computations contained in such report and shall notify the Servicer and each of the Applicable Rating Agencies of any discrepancies therein, whereupon the Servicer shall deliver to the Applicable Rating Agencies within 5 Business Days thereafter, a certificate describing the nature and cause of such discrepancies and the actions that the Servicer proposes to take with respect thereto.

In addition, within 7 Business Days after the Payment Date, the Administrative Agent (provided it has received the computer tapes described in the last sentence of clause (a) above) shall generate a concurrent Settlement Statement on its computer system utilizing the computer tapes provided by the Servicer and the Seller. The Administrative Agent shall deliver a copy of such Settlement Statement generated by it to each of the Applicable Rating Agencies and the Servicer. The Servicer shall compare its Settlement Statement to the Settlement Statement prepared by the Administrative Agent and shall deliver within 5 days after its receipt of such report a certificate to the Applicable Rating Agencies and the Administrative Agent describing the nature and cause of any such discrepancies between such reports and setting forth the actions that the Servicer proposes to take with respect thereto. Notwithstanding anything contained herein to the contrary, the Administrative Agent shall have no obligation to confirm the accuracy of any of the information provided to it on the computer tapes or by it on the Settlement Statement generated by it, and shall have no liability to any Person in connection therewith.

          (d) NOTICE OF SELLER CHANGE EVENTS; SUPPLEMENTS TO SETTLEMENT STATEMENTS. SECTIONS 2.06 and 2.07 of the Purchase Agreement describe circumstances under which (i) Subsidiaries of Stone Container may be added to the Program as Sellers and/or any Seller may add or terminate certain classes of accounts receivable as Receivables to be sold to the Issuer and (ii) certain Sellers may terminate their status as Sellers under the Purchase Agreement (each event being herein called a "SELLER CHANGE EVENT"). Those Sections of the Purchase Agreement require Stone Container to give written notice to the Issuer and the Servicer (if other than Stone Container) of the occurrence of a Seller Change Event not less than 30 days prior to the occurrence thereof, and each of the Issuer and the Servicer (if other than Stone Container) hereby agrees to give prompt written notice of its receipt of any such notice to the Trustee, the Administrative Agent and the Applicable Rating Agencies. Within five Business Days after its giving any such notice to the Trustee and the Administrative Agent (or such later date, as specified in such notice, on which the applicable Seller Change Event shall become effective), the Servicer shall deliver to the Trustee and the Administrative Agent a supplement to the Settlement Statement then in effect, which supplement shall show (A) the calculation or recalculation of the Required Reserves and Subordination Deficits for each Series (together with all component ratios thereof) reflecting the addition of accounts receivable originated by any Seller or any such Subsidiary that is being added to the Purchase Agreement as a Seller, or the exclusion of any Receivables originated by any such Subsidiary that is terminating its status as a Seller or eliminating specified accounts receivable (as applicable), and (B) the calculation or recalculation of the Purchase Price Percentage (together with each component thereof) reflecting the addition of any such Subsidiary to the Program as a Seller or any class of accounts receivable being added to or eliminated from the Program. For purposes of all calculations hereunder and under the Purchase Agreement, the recalculated Required Reserves and Subordination Deficits for each Series and Purchase Price Percentage (together, in each case, with the recalculated components thereof) shall supersede and/or supplement the calculation of such items in the then outstanding Settlement Statement, effective as of the fifth Business Day following the Servicer's giving of such notice to the Trustee and the Administrative Agent (or such later date, as specified in such notice, on which the applicable Seller Change Event shall become effective).

          (e) NOTICES TO APPLICABLE RATING AGENCIES. The Servicer shall notify each of the Applicable Rating Agencies promptly after becoming aware of the occurrence of any Pay-Out Event, Liquidation Event, Event of Default, Unmatured Pay-Out Event, Unmatured Liquidation Event or Unmatured Event of Default.

          Section 3.05 MONTHLY SERVICER'S CERTIFICATE. On each Report Date, the Servicer shall deliver to the Trustee, the Administrative Agent, the Paying Agent, the Issuer and the Applicable Rating Agencies a certificate of an Authorized Officer of the Servicer substantially in the form of EXHIBIT C hereto, with such additions as may be required by any Supplement.

          Section 3.06 ANNUAL SERVICING REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS; FORMS 10-Q AND 10-K. (a) (i) On or before 180 days after the Closing Date and annually thereafter (on the anniversary of such date after the Closing Date, or if such date is not a Business Day, the next succeeding Business Day), the Servicer shall, as an expense of the Servicer paid out of the Servicing Fee, cause Price Waterhouse LLP or another firm of nationally recognized independent public accountants (which may also render other services to the Servicer, the Sellers or the Issuer) to furnish a report to the Trustee, the Administrative Agent, the Servicer, the Applicable Rating Agencies and the Issuer (which report shall be addressed to the Trustee and the Administrative Agent). The report to be furnished by such accountants shall set forth the results of such accountants' performance of certain procedures that have been substantially determined prior to the Closing Date with respect to the Settlement Statements and Daily Reports delivered to the Trustee and the Administrative Agent pursuant to SECTION 3.04 during the prior year (or, in the case of the first such report, such lesser period of time since the Closing
Date). Such procedures to be performed and reported upon will be substantially consistent with those set forth on EXHIBIT E.

          (ii) Each such accountants' report shall state that the accountants have compared the amounts contained in the

Settlement Statements and a sample randomly selected from all Daily Reports delivered to the Administrative Agent during the period covered by such report with the accounting records (including computer records) from which such amounts were derived and that the amounts are in agreement with such documents and records, except for such exceptions as shall be set forth in such report.

          (b) Within 30 days after the date such reports are required to be filed with the Commission under the Securities Exchange Act of 1934 (as amended) (which dates, as of the Closing Date, are 45 days after the end of each of the first three calendar quarters (in the case of Form 10-Q's) and 90 days after the end of the calendar year (in the case of Form 10-K's)), the Servicer shall provide the Trustee, the Administrative Agent, and each of the Applicable Rating Agencies with copies of each Quarterly Report on Form 10-Q and each Annual Report on Form 10-K of the Servicer.

          Section 3.07  RIGHTS OF THE TRUSTEE.

          (a) NOTICE TO ACCOUNT BANKS. The Trustee has (for the benefit of the Noteholders) an exclusive lien on and in the Bank Accounts, and the Issuer shall take any action that the Trustee may reasonably request to effect or evidence such lien. Neither the Issuer nor the Servicer shall have any authority to make withdrawals from, or to direct the Account Banks as to the disposition of any amounts on deposit in, the Bank Accounts except as otherwise expressly provided herein or in the Account Agreements. At any time following the occurrence of a Servicer Default, the Trustee is hereby authorized to give notice to the Account Banks, as provided in the Account Agreements, of the revocation of the Issuer's and the Servicer's authority to give instructions or take any other actions with respect to the Bank Accounts that the Issuer or the Servicer would otherwise be authorized to give or to take pursuant to SECTIONS 3.02 and 3.03.

          (b) RIGHTS UPON SERVICER DEFAULT. At any time following the designation of a Servicer other than Stone Container pursuant to SECTION 10.01 until such time as a Successor Servicer (other than the Administrative Agent) has been appointed pursuant to SECTION 10.02:

          (i) The Trustee may direct any Obligors of Receivables to pay all amounts payable under any Receivable or any Related Transferred Assets directly to the Trustee or its designee (including, without limitation, the Administrative Agent); PROVIDED, HOWEVER, that the Trustee shall provide the Issuer and each Seller with a copy of such notice at least one Business Day prior to sending it to any Obligor and consult in good faith with the Issuer and the Sellers as to the text of such notice.

          (ii) The Trustee may direct any Seller to make payment of all amounts payable to the Issuer under any Transaction Document to which such Seller is a party directly to the Trustee or its designee (including, without limitation, the Administrative Agent).

          (iii) The Issuer and the Servicer (if a Stone Person) shall, at their sole expense to be allocated between themselves as they deem appropriate, give notice of the Trustee's interest in the Receivables and the Related Transferred Assets to each Obligor and direct that payments be made directly to the Trustee or its designee (including, without limitation, the Administrative Agent).

          (iv) The Issuer shall, and shall cause each Seller to, at the Trustee's request and at such Seller's expense as provided in the Purchase Agreement, (A) assemble all of the Records which are necessary or appropriate to collect the Receivables and Related Transferred Assets, and shall make the same available to the Trustee at one or more places selected by the Trustee or its designee (including, without limitation, the Administrative Agent), (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Trustee and shall, promptly upon receipt (and, subject to SECTION 3.02(h), in no event later than the first Business Day following receipt), remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Trustee or its designee (including, without limitation, the Administrative Agent) and (C) permit, upon not less than two Business Days' prior written notice, the Administrative Agent or any such interim Servicer and, in either case, any of such Person's agents, employees and assignees access to the Issuer's and/or the Seller's respective facilities and their respective Records.

          (c) Each of the Issuer and the Servicer hereby authorizes the Trustee (and its designees, including, without limitation the Administrative Agent) for the benefit of the Noteholders, from time to time after the designation of a Servicer other than Stone Container pursuant to SECTION 10.01 (including, without limitation, the Administrative Agent), to take any and all steps in the Issuer's name and on behalf of the Issuer and the Servicer which are necessary or appropriate, in the reasonable determination of the Trustee or such designee to collect all amounts due under any and all Receivables or Related Transferred Assets, including endorsing the name of the Issuer or any of the Sellers on checks and other instruments representing Collections and enforcing such Receivables and the Related Transferred Assets.

          (d) The Issuer hereby irrevocably appoints the Trustee and its designees (including, without limitation, the Administrative Agent) to act as the Issuer's attorney-in-fact, with full authority in the place and stead of the Issuer and in the name of the Issuer or otherwise, from time to time after the designation of a Servicer other than Stone Container pursuant to SECTION 10.01, to take (subject to SECTION 11.18 hereof) any action and to execute any instrument or document that the Trustee or any such designee, in its reasonable determination, may deem necessary to accomplish the purposes of this Indenture, including:

          (i) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Receivable or any Related Transferred Asset;

          (ii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with CLAUSE (i) above;

          (iii) to file any claims or take any action or institute any proceedings which the Trustee or any such designee in its reasonable determination may deem necessary or appropriate for the collection of any of the Receivables or any Related Transferred Asset or otherwise to enforce the rights of the Trustee and the Noteholders with respect to any of the Receivables or any Related Transferred Asset; and

          (iv) to perform the affirmative obligations of the Issuer under any Transaction Document.

The Issuer hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this SECTION 3.07(d) is coupled with an interest and shall be irrevocable.

          (e) It is expressly understood and agreed that neither the Trustee nor the Administrative Agent shall be under any duty to exercise the rights, authorizations and powers vested in the Trustee (or its designees) under this
SECTION 3.07 absent the written direction of the Majority Noteholders and that the Trustee shall be entitled to refrain from such exercise to the extent provided in Article XI of this Indenture.

          Section 3.08 ONGOING RESPONSIBILITIES OF STONE CONTAINER. Anything herein to the contrary notwithstanding:

          (a) If at any time Stone Container shall not be the Servicer, Stone Container shall, and shall cause its Subsidiaries to, deliver all Collections received or deemed received by it or its Subsidiaries to the Successor Servicer will deposit such amounts into the Bank Accounts upon its receipt thereof no later than one Business Day after receipt or deemed receipt thereof and the Administrative Agent shall distribute such Collections in accordance with the terms and provisions of Article IV of this Indenture to the same extent as if such Collections had actually been received from the related Obligor on the applicable dates. So long as Stone Container or any of its Subsidiaries shall hold any Collections or deemed Collections, each of them shall hold such amounts in trust (and separate and apart from its own funds) and shall clearly mark its records to reflect that such assets belong to the Issuer and are subject to the collateral interest of the Trustee. Stone Container hereby grants to the Trustee or the Administrative Agent (in each case, for the benefit of the Noteholders) an irrevocable power of attorney, with full power of substitution, coupled with an interest, upon the occurrence of a Servicer Default at any time while Stone Container shall be acting as the Servicer hereunder, to take in the name of Stone Container, in its capacity as Servicer hereunder, all steps necessary or appropriate to endorse, negotiate or otherwise realize on any writing or other right of any kind held by or transmitted to Stone Container or transmitted to and received by the Trustee or the Administrative Agent (whether or not from Stone Container) in connection with any Receivable or Related Transferred Asset.

          (b) Stone Container hereby irrevocably agrees that, if at any time it shall cease to be the Servicer hereunder, it shall act (if the then current Servicer so requests) as the data processing agent of the Servicer and, in such capacity, Stone Container shall conduct (and shall cause any other necessary Persons to conduct) the data processing functions of the administration of the Receivables, the Related Transferred Assets and the Collections thereon in substantially the same way that Stone Container (or its Sub-Servicers) conducted such data processing functions while Stone Container acted as the Servicer. Stone Container and each such other Person shall be entitled to reasonable compensation for such service to be paid from the Servicing Fee.

          (c) Notwithstanding any termination of Stone Container as Servicer hereunder, Stone Container shall continue to indemnify the Trustee and the Administrative Agent on the terms set out in SECTION 11.09 with respect to any matters arising at a time when Stone Container was acting as Servicer hereunder.

          Section 3.09  FURTHER ACTION EVIDENCING TRANSFER AND GRANT.

          (a) Each of the Issuer and the Servicer agrees that from time to time, as an expense of the Servicer paid out of the Servicing Fee, it will promptly execute and deliver (or cause the relevant Sub-Servicer to execute and deliver) all further instruments and documents, and will promptly take all further action (or cause the relevant Seller or Sub-Servicer to take all further action) that may be reasonably required in order to perfect, protect or more fully evidence (x) the ownership interest of the Issuer in the Transferred Assets acquired pursuant to the Purchase Agreement and (y) the grant of security hereunder, or to enable the Trustee (or its designees) and the Noteholders to exercise or enforce any of their rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, each of the Issuer and the Servicer shall, and shall cause each of the applicable Sellers to:

               (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be required from time to time pursuant to SECTIONS 2.03(a)(ii)(A) and 7.02(c); and

              (ii) mark its master data processing records that evidence or list Receivables or Related Transferred Assets as described in
          SECTION 2.02(b).

     The Servicer shall cause all financing statements, continuation statements and all amendments and assignments relating thereto and any other necessary documents relating to the rights and interests of the Trustee for the benefit of the Noteholders in the Pledged Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the rights and interests of the Trustee hereunder for the benefit of the Noteholders in all property comprising the Pledged Assets. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Issuer shall, and shall cause each of the Sellers to, cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents which are reasonably required to fulfill the intent of this SECTION 3.09.

          (b) If (i) The Issuer or the Servicer fails to perform any of its agreements or obligations under any Transaction Document to which it is a party and does not remedy such failure within the applicable cure period, if any, and
(ii) the Trustee
in good faith reasonably believes that the performance of such agreements and obligations is necessary or appropriate to protect the interests of the Noteholders under this Indenture, then the Trustee or its designees may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Trustee or such designee incurred in connection therewith shall be payable by the Servicer (if a Stone Person) as provided in SECTION 11.09 and/or by the Issuer as provided in
SECTION 7.03, as applicable. If, at any time, the Issuer or the Servicer fails to file or cause to be filed any financing statement or continuation statement, or amendment thereto or assignment thereof, that is required to be filed pursuant to this Indenture or any of the other Transaction Documents, the Trustee may (but shall not be obligated to), and the Issuer and the Servicer hereby authorize the Trustee to, file such financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables or the Related Transferred Assets now existing or hereafter arising in the name of the Issuer, the Servicer or, to the extent permitted under the Purchase Agreement, any applicable Seller, in any case, at the expense of the Servicer to be paid out of the Servicing Fee.


                                      ARTICLE IV

                          RIGHTS OF NOTEHOLDERS; ALLOCATION
                            AND APPLICATION OF COLLECTIONS

          Section 4.01 ESTABLISHMENT OF TRUST ACCOUNTS. (a) The Administrative Agent shall establish and maintain in the name of the Trustee for the benefit of the Noteholders, the Master Collection Account and the other segregated trust accounts referred to in CLAUSES (b) and (c) below and, to the extent required, CLAUSES (e) and (f) below (and such additional accounts as may be required by any Supplement). Each of the Trust Accounts shall be established and maintained as a segregated trust account in the corporate trust department of the Administrative Agent (or in a segregated trust account with any other federal or state chartered depository institution subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. Section 9.10(b) or whose long-term unsecured senior debt obligations are rated, at the time of deposit, "AA" or better by S&P and "Aa2" or better by Moody's Investor Services, Inc. (or, if only rated by one such rating agency, either such rating by such rating agency). Each Trust Account shall bear a designation clearly indicating that funds deposited therein are held for the benefit of the Noteholders (or for any particular Noteholders as the case may be).

          (b) All Collections and all other Pledged Assets consisting of cash or cash equivalents shall be transferred from the Bank Accounts and deposited in a segregated trust account maintained by the Administrative Agent (the "MASTER COLLECTION ACCOUNT"). In addition, on the Liquidation Commencement Date, any funds in the Equalization Account will be transferred to the Master Collection Account. Funds on deposit in the Master Collection Account will be allocated as provided in SECTION 4.02. As described in SECTION 4.02(e), certain funds in the Master Collection Account shall be allocated from time to time prior to commencement of the Liquidation Period to an administrative sub-account of the Master Collection Account or to a separate trust account created by the Administrative Agent at the direction of the Issuer (such sub-account or separate account being referred to herein as the "CARRYING COST ACCOUNT"). Funds shall be withdrawn from the Carrying Cost Account to pay interest on the Notes and other Carrying Costs when due. If on any day funds allocated to the Carrying Cost Account are not sufficient to pay all Carrying Costs then due and there are any funds on deposit in the Equalization Account or the Defeasance Account, then such funds shall be withdrawn (in an amount equal to the lesser of the amount of the deficiency and the amount of such funds) and transferred to the Carrying Cost Account. On the Liquidation Commencement Date, the Carrying Cost Account shall be closed and all funds in the Carrying Cost Account shall be transferred to the Master Collection Account for disposition in the same manner as other funds in the Master Collection Account, as provided in
SECTION 4.02(f).
          (c) From time to time prior to the commencement of the Liquidation Period, funds will be withdrawn from the Master Collection Account for deposit into a segregated trust account maintained by the Administrative Agent (the "EQUALIZATION ACCOUNT") and withdrawn from the Equalization Account for deposit into the Master Collection Account, in either case, to compensate for fluctuations in the Base Amount, as provided in SECTIONS 4.02(c), 4.02(d) and 4.02(e). On the Liquidation Commencement Date, the Equalization Account shall be closed and all funds in the Equalization Account shall be transferred to the Master Collection Account for disposition in the same manner as other funds in the Master Collection Account, as provided in SECTION 4.02(f).

          (d) Any Trust Accounts established pursuant to any Supplement shall be maintained by the Administrative Agent in name of the Trustee in trust for the benefit of only the Noteholders of such Series of Notes as are indicated in such Supplement. Each of the Trust Accounts established pursuant to this Indenture shall be maintained by the Administrative Agent, as specified herein, in the name of the Trustee in trust for the benefit of all Noteholders, except to the extent indicated in any Supplement with respect to the Series of Notes issued pursuant to such Supplement.

          (e) At the times specified in SECTION 4.02(e), the Servicer shall allocate funds pursuant to CLAUSES SECOND, FIFTH and SIXTH of SECTION 4.02(e) an administrative sub-account of the Master Collection Account or to a separate trust account created by the Administrative Agent at the direction of the Issuer (such sub-account or separate account being herein called the "DEFEASANCE ACCOUNT"). Funds shall be withdrawn from the Defeasance Account to make the payments described in SECTION 4.02(e) to the Noteholders of the relevant Series of Notes. If the Liquidation Commencement Date occurs at any time when funds are being allocated to the Defeasance Account, the Servicer shall in the Daily Report reallocate all funds that are on deposit or would otherwise be allocated to the Defeasance Account to the Master Collection Account, within one Business Day after the occurrence of the Liquidation Commencement Date, for allocation therefrom pursuant to SECTION 4.02(f). On each Payment Date after the commencement and during the continuation of the Accumulation Period for a particular Series, the Administrative Agent (in accordance with the instructions set forth in the Settlement Statement relating thereto) shall withdraw from the Defeasance Account and deposit into a segregated trust account maintained by the Administrative Agent (the "PRINCIPAL FUNDING ACCOUNT") an amount equal to the lesser of (a) the applicable Principal Accumulation Amount for such Payment Date and (b) the applicable Controlled Deposit Amount, if any, for such Payment Date to be applied to the repayment of the Outstanding Principal Balance of such Series on the Expected Final Payment Date for such Series as provided in SECTION 4.02(e).

          (f) From time to time prior to the commencement of the Liquidation Period, funds will be allocated to an administrative sub-account of the Master Collection Account or to a separate trust account created by the Administrative Agent at the direction of the Issuer (such sub-account or separate account being herein called the "DEFERRED ALLOCATION ACCOUNT") for the purposes described in
SECTION 4.02(c)(iii).

          (g) The Trustee shall possess (for its benefit and for the benefit of the Noteholders) all right, title and interest in and to all funds on deposit from time to time in each of the Trust Accounts and in all proceeds thereof, PROVIDED, that the Administrative Agent shall be entitled to make withdrawals therefrom as set forth herein. The Trust Accounts shall be under the exclusive dominion and control of the Trustee and the Administrative Agent for the benefit of the applicable Noteholders. Each of the Issuer and the Servicer agrees that it shall have no right of setoff against, and no right otherwise to deduct from, any funds held in any of the Trust Accounts for any amount owed to it by each other or by the Trustee, the Administrative Agent or any Noteholder. Pursuant to the authority granted to the Issuer in SECTION 3.02, the Issuer shall have the power, revocable after the occurrence and during the continuance of a Servicer Default by the Trustee to instruct the Administrative Agent to make withdrawals and payments from the Trust Accounts for the purposes of carrying out the Issuer's, the Servicer's, the Trustee's or the Administrative Agent's duties hereunder in accordance with and subject to the terms hereof.

          Section 4.02  DAILY CALCULATIONS AND FUNDS ALLOCATIONS.

          (a) CALCULATION OF CARRYING COST RESERVE. On each Business Day prior to the Liquidation Commencement Date, the Servicer will calculate an amount equal to the Carrying Cost Reserve for such Business Day. The "CARRYING COST RESERVE" means an amount equal to the sum of the Accrued Carrying Costs (as defined below). As used herein, "ACCRUED CARRYING COSTS" means, at any time, the sum of (1) the then accrued and unpaid Carrying Costs, and (2) the amount of Carrying Costs that will, or are estimated to, have accrued by the next Payment Date.

          (b) CALCULATION OF THE BASE AMOUNT. On each Business Day prior to the Liquidation Commencement Date, the Servicer will calculate the Base Amount for such day. On any Business Day, the "BASE AMOUNT" will equal the result of
(i) the Net Eligible Receivables as reported in the Daily Report for that Business Day, MINUS (ii) the Aggregate Required Reserves as of that Business Day, MINUS (iii) the Discount Rate Reserve as of the opening of business on that Business Day.

          (c)  VARIABLE AMOUNT.

          (i) CALCULATION OF VARIABLE AMOUNT. On each Business Day prior to the Liquidation Commencement Date, the Servicer shall calculate an amount (whether positive or negative, the "VARIABLE AMOUNT") equal to (A) the Base Amount at the opening of business on such day, MINUS (B) the Aggregate Net Outstandings on such day. The Variable Amount on any Business Day, whether positive or negative, will be allocated in the manner described hereinafter and will be reported by the Servicer in the Daily Report for such day.

          (ii) ALLOCATION OF POSITIVE VARIABLE AMOUNT. On any Business Day occurring prior to the Liquidation Commencement Date when the Variable Amount is zero or a positive number, the Administrative Agent shall, if so directed by the Issuer, take one or more of the following actions:

               (A) If there are funds on deposit in the Deferred Allocation Account, then the Administrative Agent shall, before taking any of the other actions referred to below, transfer all such funds to the Master Collection Account for application along with other funds on deposit in the Master Collection Account on that day, PROVIDED that there would not be a negative

          Variable Amount after giving effect to such transfer and such application(s).

               (B) If the positive Variable Amount exceeds the amount on deposit in the Deferred Allocation Account (or there are no funds on deposit in the Deferred Allocation Account), the Issuer may direct the Administrative Agent to (1) transfer funds (if any) on deposit in the Equalization Account into the Master Collection Account for application along with other funds on deposit in the Master Collection Account on that day and/or (2) increase the principal amount of one or more of the Revolving Notes specified by the Issuer such that the sum of the amount of any such transfer and the amount(s) of any such increase(s) equals not more than the remaining (or total) positive Variable Amount and, after giving effect to any such transfer and/or increase, the Variable Amount would equal or exceed zero; PROVIDED, HOWEVER, that any such increase in any Revolving Note shall be subject to SECTION 6.08.

          (iii) ALLOCATION OF NEGATIVE VARIABLE AMOUNT. On any Business Day occurring prior to the Liquidation Commencement Date when the Variable Amount is a negative number, the Administrative Agent, at the direction of the Issuer, shall take one or more of the following actions with respect to Collections available in the Master Collection Account for applications on such day:

               (A) transfer a portion of such Collections to the Equalization Account, pursuant to clause Fourth of SECTION 4.02(e); and/or

               (B) allocate such Collections to one or more Revolving Notes in reduction of the respective Outstanding Principal Balances of such Revolving Notes or to the Defeasance Account in accordance with clause Second of SECTION 4.02(e);

     such that the aggregate amount of such transfer(s), such reduction(s) in the Revolving Notes and/or allocation(s) to the Defeasance Account equals the absolute value of the Variable Amount on such date; PROVIDED that if the amount of Collections available for such purposes on such day, after any required deposits to the Carrying Cost Account, is less than the absolute value of the Variable Amount, then (x) any such allocation to any Revolving Note or to the Defeasance Account shall not exceed an amount equal to the Allocable Daily Collections of the Series of any such affected Notes on such day and (y) if any allocation is made to any Revolving Note or to the Defeasance Account, then the remainder of such available Collections shall be transferred to the Deferred Allocation Account for the benefit of any holder who may be entitled to receive such Collections pursuant to SECTION 5.01(h).

          If, at any time when funds are being allocated to or are on deposit in the Deferred Allocation Account, the Liquidation Commencement Date occurs, all funds then allocated to or on deposit in the Deferred Allocation Account shall be paid to the holders of the then-issued and outstanding Notes on the next Payment Date in the manner described in SECTION 5.01(h).

          (d) WITHDRAWALS FROM EQUALIZATION ACCOUNT AND DEFERRED ALLOCATION ACCOUNT. On any Business Day prior to the Liquidation Commencement Date, the Issuer may instruct the Administrative Agent to withdraw funds from the Deferred Allocation Account and/or the Equalization Account and allocate such funds to:

          (i) the reduction of the respective Outstanding Principal Balances of one or more Revolving Notes (subject to the requirements of SECTION 6.08(b)); and/or

          (ii)  the Defeasance Account;

so long as (x) there would not be a negative Variable Amount after giving effect to such transfer and such application(s) and (y) in the case of any such withdrawal from the Equalization Account, (1) no funds are on deposit in the Deferred Allocation Account (including as a result of transfers made on that day), (2) any allocation of such funds from the Equalization Account to any Revolving Note shall not exceed an amount equal to the applicable Revolving Noteholder's pro rata share of such funds (prorating on the basis of such Revolving Noteholder's Outstanding Principal Balance as a percentage of the sum of the Outstanding Principal Balances of all then-outstanding Notes) and (3) if any such allocation is made to any Revolving Note, then the remainder of such funds in the Equalization Account shall be transferred to the Deferred Allocation Account.

          (e) DAILY ALLOCATION OF FUNDS IN THE MASTER COLLECTION ACCOUNT PRIOR TO THE LIQUIDATION COMMENCEMENT DATE. On each Business Day prior to the Liquidation Commencement Date, the Servicer shall allocate all collected funds (including Collections attributable to all Receivables, whether or not such Receivables are Eligible Receivables or constitute Excess Concentration Balances) then on deposit in the Master Collection Account (other than funds which are required to be returned to Stone Persons pursuant to SECTION 3.02(b) or are required by the terms of any Supplement to be dealt with in some other manner) to the following items, in the following order of priority, each of which (except as expressly provided otherwise below) shall be paid on the next Payment Date:

          FIRST, to the Carrying Cost Account until the amount allocated to the Carrying Cost Account equals the Carrying Cost Reserve calculated pursuant to SECTION 4.02(a);

          SECOND, to the Defeasance Account in respect of any Series of Notes as to which an Accumulation Period, Pay-Out Period or Prepayment Accumulation Period has commenced, an amount on each Business Day equal to the product of (i) the balance of collected funds on deposit in the Master Collection Account after allocation to CLAUSE FIRST above and (ii) the applicable Defeasance Allocation Percentage with respect to each such Series; until the amount on deposit therein or deposited therein in accordance with this CLAUSE SECOND in respect of each such Series equals:

               (x) in the case of any Series in an Accumulation Period, the Controlled Deposit Amount for such Series;

               (y) in the case of any Series in a Pay-Out Period, the aggregate Outstanding Principal Balance of such Series; and

               (z) in the case of any Series in a Prepayment Accumulation Period, the amount of principal to be prepaid with respect to such Series,

     PROVIDED, HOWEVER, that (1) funds deposited into the Defeasance Account shall be payable on account of such Series in accordance with the terms of the related Supplement and (2) any such allocation shall be subject to the provisions of SECTION 4.02(c)(iii) if, on any day, the Variable Amount is a negative number and the Collections to be deposited in the Defeasance Account are less than the absolute value of such Variable Amount;

          THIRD, to make payments on such Business Day (i) to the Revolving Noteholders in respect of one or more of the Revolving Notes to reduce the outstanding principal amount of such Revolving Notes, to the extent such reduction is required or permitted by SECTION 4.02(c) or (d), and (ii) under the circumstances described in SECTION 4.02(c) and (d), to the Deferred Allocation Account;

          FOURTH, to fund the Equalization Account, to the extent such funding is required or permitted by SECTION 4.02(c);

          FIFTH, to the Defeasance Account in respect of any repayment or prepayment of any Series of Notes which is to occur during an Accumulation Period, a Pay-Out Period or a

     Prepayment Accumulation Period in an amount equal to any amounts (other than in respect of Carrying Costs and principal and amounts assigned to the following CLAUSE SIXTH by the related Supplements) owed to the Noteholders of such Series in connection with the Program;

          SIXTH, to the Defeasance Account in respect of any other amounts that are required to be paid as a result of repayments or prepayments of any Series of Notes during an Accumulation Period, a Pay-Out Period or a Prepayment Accumulation Period in accordance with the related Supplements;

          SEVENTH, to the Carrying Cost Account for payment on the next succeeding Payment Date of (i) other accrued and unpaid expenses of the Program (including indemnification payments to be made pursuant to SECTION 7.03), and (ii) all other amounts payable to Noteholders pursuant to the related Supplements; and

          EIGHTH, with respect to any remaining amounts, to the Issuer on such Business Day; PROVIDED, HOWEVER, that the Issuer may, from time to time, direct the Administrative Agent to set aside all or any part of the funds to be paid to the Issuer pursuant to this CLAUSE EIGHTH in order to (i) pay all or part of such funds to one or more Revolving Noteholders, or (ii) hold such funds in the Master Collection Account until the Administrative Agent receives instructions from the Issuer concerning the application of such funds; and, PROVIDED, FURTHER, that, no such distribution to the Issuer will be made after a Liquidation Event described in CLAUSE (c) of
     SECTION 9.01 has occurred (and has continued for the five Business Days referred to in such clause).

If, on any day, the amount of Collections that is then allocated to the Carrying Cost Account exceeds the amount of Collections that are then required to be allocated to the Carrying Cost Account, the Servicer shall reallocate such Collections on such day to one or more of the obligations described above in CLAUSES SECOND through EIGHTH in that order of priority.

          Collections in the Master Collection Account that are allocated to the priority described above in CLAUSE SEVENTH shall be paid on the next Payment Date; PROVIDED, HOWEVER, that, if the Collections available on such Payment Date to pay the amount required to be paid pursuant to CLAUSE SEVENTH above are insufficient to pay the full amount thereof, the portion of such amount that is not paid on such Payment Date shall be paid on each Business Day following such Payment Date on which Collections are available to pay such remaining amount until it is paid in full.

          Payments to be made during a Pay-Out Period will commence on the Payment Date that occurs in the month following the month in which the Pay-Out Period Commencement Date occurs, and will be made on each Payment Date that occurs thereafter until the respective Outstanding Principal Balances of the Notes that are being paid during such Pay-Out Period have been paid in full. During a Pay-Out Period with respect to any Series of Notes, the respective Noteholders who are being paid out during such Pay-Out Period shall receive the amounts allocated to the Defeasance Account pursuant to CLAUSES SECOND, FIFTH and SIXTH above in payment of the amounts described in each such clause that are payable with respect to such Series.

          On the Expected Final Payment Date with respect to any Series, all funds which have been deposited in the Principal Funding Account pursuant to
SECTION 4.01(e) with respect to such Series prior to the end of the most recently ended Calculation Period shall be applied to the repayment of the Outstanding Principal Balances of the Notes of such Series.

          If, on any day prior to the Liquidation Commencement Date, funds on deposit in the Master Collection Account and available for allocation under any of CLAUSES FIRST through SEVENTH above are less than the amount of the obligations described in such CLAUSE, then the available Collections shall be allocated by the Servicer to the Persons designated in such CLAUSES with respect to such obligations PRO RATA according to the respective amounts of such obligations held by them. All other obligations in lower priority categories shall remain unsatisfied until the obligations in the preceding category have been satisfied.

          (f) ALLOCATION OF FUNDS IN THE MASTER COLLECTION ACCOUNT DURING LIQUIDATION. On the Liquidation Commencement Date, the Issuer shall no longer have the right to increase the outstanding principal balance of any of the Revolving Notes.

          On each Business Day on and after the Liquidation Commencement Date, the Servicer shall allocate to the Noteholders (i) all collected funds on deposit in the Defeasance Account, Equalization Account, Deferred Allocation Account and Carrying Cost Account as of the Liquidation Commencement Date and
(ii) all other collected funds (including Collections attributable to all Receivables whether or not such Receivables are Eligible Receivables or constitute Excess Concentration Balances) then on deposit in the Master Collection Account (other than funds which are required to be returned to Stone Persons or Lockbox Banks pursuant to SECTION 3.02(b) or are required by the terms of any Supplement to be dealt with in any other manner). All Collections which are allocated to the Noteholders as described in the immediately preceding sentence shall be held in trust by the Administrative Agent on behalf of the Trustee and, based upon
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

and in accordance with the related Settlement Statement, paid to the relevant Noteholders or other specified payees on the next Payment Date (commencing with the first Payment Date falling after the Calculation Period during which the Liquidation Period commences, except that distributions will be made pursuant to CLAUSE FIRST below on each Payment Date in the Liquidation Period):

          FIRST, to pay accrued Carrying Costs; PROVIDED, HOWEVER, that if any Stone Person is the Servicer, then the allocation to be made pursuant to this CLAUSE FIRST to pay the Servicing Fee shall equal only the portion of the Servicing Fee that is to be paid to Persons other than a Stone Person;

          SECOND, to make payments of the Principal Payment Amounts with respect to (x) each outstanding Senior Class until (and only until) the respective Outstanding Principal Balances thereof have been repaid in full and (y) thereafter to each outstanding Subordinated Class in the direct order of its relative priority (i.e., most to least prior) until the respective Outstanding Principal Balances thereof have been repaid in full;

          THIRD, to pay other Obligations owed to the Noteholders (as set forth in the related Supplement);

          FOURTH, to pay the accrued and unpaid Servicing Fee that has not been paid pursuant to CLAUSE FIRST above;

          FIFTH, to pay (i) all other accrued and unpaid expenses of the Program (including indemnification payments to be made pursuant to SECTION 7.03, but excluding any such expenses that have been paid pursuant to CLAUSE THIRD) and (ii) all other amounts payable to the Noteholders pursuant to the related Supplements; and

          SIXTH, with respect to any remaining amounts, to the Issuer.

          If, on any day during the Liquidation Period, the amount of funds on deposit in the Master Collection Account and available for allocation to a Series under any of CLAUSES FIRST, THIRD or FIFTH above is less than the amount of the obligations to such Series described in such CLAUSE, then the available Collections shall be allocated by the Servicer (1) to the holders of such obligations relating to any Senior Class until the same have been paid in full and (2) thereafter to the holders of such obligations relating to any Subordinated Class in the direct order of their relative priority (i.e., most to least senior) until the same have been paid in full. The allocation among holders within each such class shall be made PRO RATA according to the respective amounts of such obligations held by them. All other obligations in lower priority categories shall remain unsatisfied until the obligations in the preceding category have been satisfied.

          After the payment in full of all amounts described above in priority categories FIRST through FIFTH, this Indenture shall be satisfied and discharged in accordance with SECTION 13.01 and all remaining amounts in the Master Collection Account and/or any of the other Trust Accounts shall be remitted to the Issuer.

          Section 4.03 INVESTMENT OF FUNDS IN TRUST ACCOUNTS. On any day when funds on deposit in any Trust Account shall exceed $10,000 (after giving effect to the allocations of such funds required by this ARTICLE IV), and at such other times as investment is practicable, the Administrative Agent, at the direction of the Issuer (or, if the Issuer shall so request, at the direction of the Servicer on behalf of the Issuer), shall invest and reinvest monies on deposit in such Trust Account (in the name of the Administrative Agent on behalf of the Trustee for the benefit of the Noteholders) in such Eligible Investments as are specified in a notice from the Issuer (or the Servicer, as applicable), subject to the restrictions set forth hereinafter. The Administrative Agent shall, at the direction of the Issuer (or, if the Issuer shall so request, at the direction of the Servicer on behalf of the Issuer): (a) invest the funds in the Trust Accounts (other than the Carrying Cost Account) in Eligible Investments that mature not later than 30 days after the date of the initial investment therein by the Administrative Agent (or, if earlier, the Business Day next preceding the next Scheduled Accumulation Commencement Date or the next Expected Final Payment Date); and (b) invest funds in the Carrying Cost Account in Eligible Investments that mature not later than the earlier of (i) the 30th day after the date of the initial investment therein by the Administrative Agent and
(ii) the Business Day next preceding the next day on which any such Carrying Costs must be paid pursuant to SECTION 5.01. All Eligible Investments made from funds in any Trust Account, and the interest, dividends and income received thereon and therefrom and the net proceeds realized on the sale thereof, shall be deposited in such Trust Account. The Administrative Agent may liquidate an Eligible Investment prior to maturity if such liquidation would not result in a loss of all or part of the principal portion of such Eligible Investment or if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment. None of the Trustee, the Administrative Agent, or the Servicer shall have any liability in connection with investment losses incurred on Eligible Investments.

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


          Section 4.04 ATTACHMENT OF TRUST ACCOUNTS. If the Trustee or the Administrative Agent receives written notice that any account designated as a Trust Account has or will become subject to any writ, judgment, warrant of attachment, execution or similar process, the Trustee or the Administrative Agent shall (notwithstanding any other provision of the Transaction Documents) promptly notify the Issuer, the Servicer, the Noteholders, and the Applicable Rating Agencies and shall not deposit or transfer funds into such Trust Account but shall cause funds otherwise required to be deposited into such Trust Account to be held in another account pending distribution of such funds in the manner required hereunder.


                                      ARTICLE V

                             DISTRIBUTIONS AND REPORTS TO
                                     NOTEHOLDERS

          Payments on the Notes shall be made as provided in SECTIONS 5.01 and 5.02, except as otherwise provided in the applicable Supplement. All payments made by the Paying Agent pursuant to SECTIONS 5.01 and 5.02 shall be made based upon the information set forth in and pursuant to the applicable Daily Report or Settlement Statement relating to such date and delivered to the Administrative Agent and the Paying Agent (if different than the Administrative Agent).

          Section 5.01  DISTRIBUTIONS TO NOTEHOLDERS.

          (a) On each Payment Date and on each other day specified in any Supplement for the payment of Carrying Costs to the holders of the Notes issued thereunder, the Paying Agent shall distribute, in respect of the period from the preceding Payment Date to (but excluding) the then-current Payment Date, to each Noteholder of record on the Report Date immediately prior to the then-current Payment Date such Noteholder's PRO RATA share (based on the aggregate amount of accrued and unpaid Carrying Costs owed to such Noteholder) of the amounts that
(i) prior to the Liquidation Commencement Date, are allocated to the Carrying Cost Account with respect to accrued but unpaid interest and other Carrying Costs with respect to the Notes pursuant to CLAUSE FIRST of SECTION 4.02(e), and
(ii) on and after the Liquidation Commencement Date, are on deposit in the Master Collection Account and allocated to accrued but unpaid interest and other Carrying Costs with respect to the Notes pursuant to CLAUSE FIRST of (and subject to the limitations of the penultimate paragraph of) SECTION 4.02(f).

          (b) (i) On each Payment Date that occurs during a Pay-Out Period in which one or more Series of Fixed Principal Notes is being repaid or during the Liquidation Period (commenc ing with the first Payment Date falling after the Calculation Period during which the Pay-Out Period Commencement Date or Liquidation Period Commencement Date occurs), the Paying Agent shall distribute to each Noteholder of record of Fixed Principal Notes of such Series as of the Record Date in respect of such Payment Date such Noteholder's PRO RATA share (based on the respective aggregate Outstanding Principal Balances of the Fixed Principal Notes held by such Noteholder) of (A) in the case of Payment Dates that occur during a Pay-Out Period, the amounts on deposit in the Defeasance Account that are allocated to the Outstanding Principal Balance of the related Series pursuant to CLAUSE SECOND of SECTION 4.02(e) during the most recently ended Calculation Period, (B) in the case of Payment Dates that occur during the Liquidation Period, the amounts on deposit in the Master Collection Amount that are allocated to the Principal Payment Amount of the related Series pursuant to CLAUSE SECOND of (and subject to the limitations set forth in the penultimate paragraph of) SECTION 4.02(f) and (C) in the case of the first Payment Date on which such distributions are made in the Liquidation Period or any Pay-Out Period, in addition to the amount described in CLAUSE (A) or (B) above, as applicable, the amounts on deposit in the Principal Funding Account that are allocated to the principal of the Fixed Principal Notes of the related Series.

          (ii) On the Expected Final Payment Date with respect to any Series of Fixed Principal Notes, the Paying Agent shall distribute, to each Noteholder of record of Fixed Principal Notes of such Series as of the Record Date in respect of such Payment Date such Noteholder's PRO RATA share (based on the respective aggregate Outstanding Principal Balances of the Fixed Principal Notes held by such Noteholder) of the amounts on deposit in the Principal Funding Account that are allocated to the principal of the Fixed Principal Notes of the related Series.

          (iii) On each Payment Date during the Revolving Period for any Series of Fixed Principal Notes on which any full or partial prepayment of the principal amount of the Fixed Principal Notes of that Series is to be made in accordance with the related Supplement, the Paying Agent shall distribute, to each Noteholder of record of Fixed Principal Notes of such Series as of the Record Date in respect of such Payment Date such Noteholder's PRO RATA share (based on the respective aggregate Outstanding Principal Balances of the Fixed Principal Notes held by such Noteholder) of the amounts on deposit in the Defeasance Account that are allocated to the principal of such Fixed Principal Notes and any other amounts (including any Prepayment Premium) payable under the terms of the related Series.

          (c) On each Business Day prior to the Liquidation Commencement Date, the Paying Agent shall distribute to each Revolving Noteholder the amounts, if any, which are allocated to reduce the outstanding principal amount thereof pursuant to SECTION 4.02(c) OR
(d) and CLAUSE THIRD or EIGHTH of SECTION 4.02(e).

          (d) On each Business Day that occurs during a Pay-Out Period in which one or more Series of Revolving Notes is being repaid or during the Liquidation Period, the Paying Agent shall distribute to each Revolving Noteholder of record of such Series as of such Business Day such Revolving Noteholder's PRO RATA share (based on the respective aggregate Outstanding Principal Balances of the Revolving Notes held by such Noteholder) of (i) in the case of Business Days that occur during a Pay-Out Period, the amounts on deposit in the Defeasance Account that are allocated to principal of the Revolving Notes of the related Series pursuant to CLAUSE SECOND of SECTION 4.02(e) during the most recently ended Calculation Period and (ii) in the case of Business Days that occur during the Liquidation Period, the amounts on deposit in the Master Collection Account that are allocated to the principal of the Revolving Notes of the related Series pursuant to CLAUSE SECOND of (and subject to the limitations set forth in the penultimate paragraph of) SECTION 4.02(f). On each Business Day during such a Pay-Out Period, the Paying Agent shall distribute to each such Revolving Noteholder such amounts as shall be directed by the Servicer in the applicable Daily Report from amounts allocated to such Series as described in the preceding sentence.

          (e) On each Payment Date that occurs during a Pay-Out Period with respect to one or more Series of Notes, the Paying Agent shall distribute, in respect of the period from the preceding Payment Date to (but excluding) the then-current Payment Date, to each Noteholder of record of the Notes of such Series as of the Record Date in respect of such Payment Date such Noteholder's PRO RATA share (based on the aggregate outstanding amount of Obligations owed to such Noteholder, other than Obligations constituting the Outstanding Principal Balance of or interest on such Notes, but giving effect to the priorities set forth in CLAUSES FIFTH and SIXTH of SECTION 4.02(e)) of the amounts on deposit in the Defeasance Account allocable to such Obligations owed to such Noteholders pursuant to CLAUSES FIFTH and SIXTH of SECTION 4.02(e).

          (f) On each Payment Date that occurs during the Liquidation Period, the Paying Agent shall distribute, in respect of the period from the preceding Payment Date to (but excluding) the then-current Payment Date, to each Noteholder of record on the Record Date in respect of such Payment Date such Noteholder's PRO RATA share (based on the aggregate outstanding amount of Obligations owed to such Noteholder pursuant to CLAUSE THIRD of SECTION 4.02(f)) of the amounts on deposit in the Master Collection Account allocable to the Obligations owed to Noteholders pursuant to CLAUSE THIRD of (and subject to the limitations set forth in the penultimate paragraph of) SECTION 4.02(f).

          (g) Each distribution to the Noteholders hereunder shall be made by the Paying Agent (i) by wire transfer of immediately available funds on the date on which such distribution is required to be made, to an account at a bank or other entity having appropriate facilities therefor which the Person entitled thereto specifies in a written notice given to the Administrative Agent on or prior to the Record Date with respect to the Payment Date on which such payment is to be made, if such Person is the holder of Notes in an aggregate Stated Amount or original principal amount equal to or in excess of $1,000,000, and
(ii) in all other cases, by check mailed to each such other Noteholder at such Noteholder's address appearing in the Note Register, in either case without presentation or surrender of any Note held by such Noteholder or the making of any notation thereon; PROVIDED, HOWEVER, that, except as expressly provided otherwise in SECTION 6.06, the final principal payment to be made on any Note in connection with the retirement of a Series of Notes will be made to each Noteholder of such Series only upon presentation and surrender by such Noteholder of each of its Notes of such Series at the office or offices specified in a notice of such final principal payment that the Administrative Agent delivers or causes to be delivered to each such Noteholder not less than fifteen Business Days prior to such final principal payment date.
          (h)  Notwithstanding the provisions of the penultimate paragraph of
SECTION 4.02(f), on the first Payment Date that occurs after the Calculation Period during which the Liquidation Commencement Date occurs, the Paying Agent shall distribute to each Noteholder of record on the Record Date with respect to such Payment Date, such Noteholder's pro rata share (based on the respective aggregate Outstanding Principal Balance of such Noteholder's Notes) of amounts on deposit in the Deferred Allocation Account as of the Liquidation Commencement Date in repayment of the aggregate Outstanding Principal Balance owed to such Noteholder; PROVIDED, HOWEVER, that (i) such pro rata shares shall be calculated by including in the aggregate amount to be distributed amounts that were distributed to any Revolving Noteholder in connection with the deposit of such amounts into the Deferred Allocation Account and (ii) the amounts previously so distributed to such Noteholders shall be deducted from the amounts distributable to them pursuant to this CLAUSE (h).

          Section 5.02  DISTRIBUTIONS TO THE ISSUER.

          (a) On each Business Day prior to the Liquidation Commencement Date, the Paying Agent shall distribute to the Issuer the amounts payable to the Issuer pursuant to CLAUSE EIGHTH of SECTION 4.02(e) to the extent that funds are available to make such payments. On each Business Day after the occurrence of the Liquidation Commencement Date, the Paying Agent shall distribute to the Issuer all amounts not otherwise allocated to the Noteholders pursuant to
SECTION 4.02(f) and all other amounts payable to the Issuer pursuant to CLAUSE SIXTH of SECTION 4.02(f), in each case, only to the extent that funds are available therefor.

          (b) Distributions to the Issuer hereunder shall be made by the Paying Agent on the date on which such distribution is required to be made by wire transfer of immediately available funds, no later than 1:00 p.m., Chicago time (or later, to the extent delayed by any circumstance outside of the Paying Agent's reasonable control), on the date on which such distribution is required to be made, to an account at a bank or other entity having appropriate facilities therefor which the Issuer specifies in a written notice given to the Administrative Agent on or prior to the Record Date in respect of the Payment Date on which such payment is to be made.

          Section 5.03  INFORMATION TO NOTEHOLDERS.

          (a) SETTLEMENT STATEMENT. Within seven days after each Payment Date, the Administrative Agent shall send to each Noteholder, upon its request therefor made to the Administrative Agent, a copy of a monthly report prepared by the Servicer (but not verified by the Administrative Agent) substantially in the form of that attached hereto as EXHIBIT D summarizing certain of the information contained in the Settlement Statement, and shall send to the Applicable Rating Agencies without any request therefor by any of them, each Settlement Statement by first-class mail, postage prepaid, to the address of such Person as described in SECTION 16.03.

          (b) ANNUAL TAX INFORMATION. On or before February 15, of each calendar year, beginning with calendar year 1995, the Servicer (so long as it is a Stone Person, and thereafter the Issuer), on behalf of the Administrative Agent, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Noteholder such information for such preceding calendar year, or the applicable portion thereof during which such Person was a Noteholder of record, as is required to be provided by an issuer of indebtedness under the Internal Revenue Code (as from time to time in effect) to the holders of such issuer's indebtedness and such other customary information as is necessary to enable the Noteholders to prepare their federal income tax returns. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent to such Noteholder pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

          Section 5.04  NOTICE OF EARLY LIQUIDATION AT THE SELLERS' ELECTION.
If the Issuer shall receive a notice from the Sellers, pursuant to SECTION 8.09(a) or (b) of the Purchase Agreement, to the effect that the Sellers elect to terminate their agreement to sell Receivables to the Issuer, the Issuer shall deliver a copy of such notice to the Trustee and to the Administrative Agent whereupon the Administrative Agent shall (notwithstanding any other provision hereof to the contrary), within five Business Days after its receipt thereof, deliver a copy of such notice to each Noteholder and each of the Applicable Rating Agencies. Notwithstanding anything contained herein to the contrary, the Liquidation Commencement Date shall occur (x) in the case of any such termination by the Sellers pursuant to SECTION 8.09(a) of the Purchase Agreement, on the Business Day immediately after the first Payment Date occurring not less than 30 days after the Trustee's and the Administrative Agent's receipt of such notice thereof from the Sellers and (y) in the case of any such termination by the Sellers pursuant to SECTION 8.09(b) of the Purchase Agreement, on the Business Day immediately after the first Payment Date occurring at least 5 Business Days after the Trustee's and the Administrative Agent's receipt of notice thereof from the Sellers.


                                      ARTICLE VI

                                      THE NOTES

          Section 6.01 FORMS OF THE NOTES GENERALLY. The Notes of each Series shall be substantially in the forms set forth as an Exhibit to the Supplements pursuant to which such Notes are issued, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and/or the applicable Supplement, and such Notes may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or market, or as may, consistent herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.

          The Definitive Notes, if any, may be printed, lithographed, engraved or otherwise produced in any manner, all as determined by the officers of the Issuer executing such Notes, as evidenced by such officers' execution thereof.

          Section 6.02 FORM OF ADMINISTRATIVE AGENT'S CERTIFICATE OF AUTHENTICATION. The Administrative Agent's certificate of authentication on all Notes shall be in substantially the following form:

          "This is one of the Notes referred to in the within-mentioned
     Indenture.



                      [NAME OF ADMINISTRATIVE AGENT]
                       ----------------------------


                    BY
                      --------------------------
                           AUTHORIZED OFFICER";
                          ---------------------

PROVIDED, that, if at any time the Administrative Agent shall appoint an Authenticating Agent for any of the Notes or any Series of Notes, the Notes or the Notes of such Series may bear, in the place of the Administrative Agent's certificate of authentication, an alternate certificate of authentication which shall be in substantially the following form:

          "This is one of the Notes referred to in the within-mentioned
     Indenture.



                      [NAME OF ADMINISTRATIVE AGENT]
                       ----------------------------

                    By
                       -------------------------,
                       -------------------------
                       as Authenticating Agent


                    By
                       --------------------------
                       --------------------------
                       Authorized Officer".

          Section 6.03 AMOUNT; ISSUABLE IN SERIES. (a) Except as otherwise set forth in the applicable Supplement pursuant to which any Series of Notes shall be issued, the aggregate principal amount of the Notes which may be authenticated and delivered under this Indenture shall be unlimited.

          (b) The Notes may be issued in one or more Series. The Issuer may from time to time issue one or more new Series of Notes pursuant to a Supplement. Except as may otherwise be provided herein or in any Supplement pursuant to which any Series of Notes shall be issued, the Notes of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Indenture without preference, priority or distinction. All Notes of each Series shall be substantially identical, except as to denomination and except as may otherwise be provided by the applicable Supplement. All Notes of each Series shall be denominated in Dollars, and shall be issued in such minimum amounts and in such multiple integrals in excess of such amount or in such Stated Amounts as shall, in each case, be set forth in the applicable Supplement pursuant to which such Notes are to be issued. All Notes of Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if and to the extent so provided by or pursuant to the applicable Supplement.

          (c) On or before the Series Sale Date relating to any new Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such new Series. The terms of such Supplement may modify or amend the terms of this Indenture solely as applied to such new Series.

          The Trustee and the Administrative Agent may, but shall not be obligated to, enter into any such Supplement which affects the Trustee's or the Administrative Agent's respective rights, duties or immunities under this Indenture.

          Section 6.04 EXECUTION, AUTHENTICATION AND DELIVERY. The Notes shall be executed on behalf of the Issuer by any of the following officers of the
Issuer: its President, any of its Vice Presidents, its Treasurer or any of its Assistant Treasurers, or by any attorney-in-fact duly authorized to execute such Notes on behalf of the Issuer. The signature of any such officer on the Notes may be manual or facsimile. The seal of the Issuer may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Notes. Typographical and other minor errors or defects in any such reproduction of such seal or any such signature shall not affect the validity or enforceability of any Note which has been duly authenticated and delivered by the Administrative Agent.

          In case any officer of the Issuer who shall have so executed any of the Notes or of the Administrative Agent or any Authenticating Agent who shall have authenticated any of the Notes shall, in either case, cease to be a proper officer of such Person, such execution and/or authentication shall continue to be valid for all purposes hereunder; and any Note may be so executed and/or authenticated by such Persons as, at the actual date of such execution and/or authentication, shall be the proper officers of the Issuer, the Administrative Agent or any Authenticating Agent, although at the date of the execution and delivery of this Indenture such Person was not such a proper officer.

          At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes of any Series executed by the Issuer to the Administrative Agent for authentication, together with an Issuer Order for the authentication and delivery of such Notes and the other applicable documents referred to below in this Section, whereupon the Administrative Agent shall authenticate and deliver such Notes pursuant to such Issuer Order or pursuant to procedures acceptable to the Administrative Agent specified from time to time by an Issuer Order. The obligation of the Administrative Agent to authenticate the Notes of such Series and of the Administrative Agent and the Trustee to accept the additional responsibilities under this Indenture and the related Supplement in respect of such Notes shall be subject to the satisfaction of the following conditions (PROVIDED, that the conditions specified in clause (2)-(7) below need only be satisfied on the initial Series Sales Date of any Series of Notes; and PROVIDED, FURTHER, that the Trustee and the Administrative Agent, in accordance with SECTION 11.02(a), shall be entitled to conclusively rely on any of the following instruments, documents and agreements delivered to it pursuant to any of the following clauses until such time as the Trustee and the Administrative Agent shall have received written notice that any such instrument, document or agreement shall have been superseded or revoked):

               (1) On or before the 10th Business Day immediately preceding the proposed Series Sales Date (or, in the case of the initial Series Sales Date hereunder, no later than such initial Series Sale Date (but prior to such issuance)), the Issuer shall have delivered to the Trustee, the Administrative Agent, the Servicer, each Enhancement Provider, and each of the Applicable Rating Agencies an Issuer Order requesting such authentication of Notes and setting forth the proposed Series Sales Date and delivery instructions if the Notes of such Series are not to be delivered to the Issuer;

               (2) The Issuer shall have delivered to the Trustee and the Administrative Agent an executed Supplement referred to in SECTION 6.03 by or pursuant to which the form or forms and the Principal Terms of the Notes of such Series were established and an executed copy of any Enhancement Agreement relating to such Series, if any;

               (3) The Issuer shall have delivered to the Trustee, the Administrative Agent and each Enhancement Provider an Officers' Certificate
     (a) either setting forth the form or forms and the Principal Terms of the Notes of such Series or stating that such form or forms and Principal Terms have been established pursuant to SECTIONS 6.01 and 6.03 and comply with this Indenture and any applicable Supplement relating thereto, (b) certifying that all conditions to the issuance of such Notes as set forth in this SECTION 6.04 and in the applicable Supplement shall have been satisfied on and as of the Series Sales Date with respect to such Notes,
     (c) certifying that no Liquidation

Event, Unmatured Liquidation Event, Payout Event, Unmatured Payout Event, Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the issuance of such Notes and (d) covering such other matters as the Trustee or the Administrative Agent may reasonably request;

               (4) the Issuer shall have delivered to the Trustee and the Administrative Agent, at the option of the Issuer, either an Opinion of Counsel or a letter addressed to the Trustee and the Administrative Agent permitting it to rely on an existing Opinion of Counsel, which Opinion of Counsel shall be substantially to the effect that:

                    (A) the form or forms of the Notes of such Series have been duly authorized and established in conformity with the provisions of this Indenture;

                    (B) in the case of an underwritten offering, the terms of the Notes of such Series have been duly authorized and established in conformity with the provisions of this Indenture; and in the case of an offering which is not underwritten, certain terms of the Notes of such Series have been authorized and established pursuant to a Supplement in accordance with the provisions of this Indenture;

                    (C) when the Notes of such Series shall have been executed by the Issuer and authenticated by the Administrative Agent in accordance with the provisions of this Indenture and delivered to, and duly paid for by, the Noteholders thereof, such Notes will have been duly issued under this Indenture and will be valid and legally binding obligations of the Issuer, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and will be entitled to the benefits of this Indenture;

                    (D) (i) no consent, approval, authorization, order, registration or qualification of or with any Governmental Authority having jurisdiction over the Issuer is required for the execution and delivery of the Notes of such Series by the Issuer, except such as have been obtained, but no opinion need be expressed as to state securities or Blue Sky laws, and (ii) the execution, delivery and performance of the Notes will not violate (1) the Issuer's Certificate of Incorporation or By-Laws, (2) this Indenture, any Supplement, or to the best of such counsel's knowledge, any term of any other indenture, loan agreement, mortgage, deed of trust or other agreement, instrument or document to which the Issuer is a party or by which its property is bound, the violation of which would have a Material Adverse Effect, or (3) any law, rule, regulation or, to the best of such counsel's knowledge, any writ, order, judgment or decree of any court or governmental authority or agency applicable to the Issuer or any of its property, the violation of which would have a Material Adverse Effect; and

                    (E) that the issuance of such Notes will not cause the Issuer to become subject to registration as an "investment company" under and as defined in the Investment Company Act of 1940, as amended;

               (5) the Issuer shall have delivered to the Trustee, the Administrative Agent, each Applicable Rating Agency and each Enhancement Provider, a Tax Opinion dated as of the Series Sales Date;

               (6) the Rating Agency Condition shall have been satisfied with respect to such issuance; and

               (7) the Trustee and the Administrative Agent shall have received an Officer's Certificate to the effect that the issuance of the Notes of such Series or Class will not dilute the benefit of the Required Reserves to which any pre-existing Series is entitled prior to the effectiveness of such Supplement.

          Each Note shall be dated the date of its authentication.

          In connection with each issuance of a Series of Notes, the Issuer will determine whether such Notes may be purchased by employee benefit plans (as defined in ERISA) and shall cause the Notes evidencing such Series to bear a legend describing any restrictions on such purchases.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there shall appear on such Note a certificate of authentication substantially in the form and executed as hereinabove provided, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

          Section 6.05 REGISTRATION OF TRANSFER AND EXCHANGE OF THE NOTES. (a) The Administrative Agent, as agent for the

Issuer, shall keep, or shall cause to be kept, at the office or agency to be maintained by it in accordance with the provisions of SECTION 11.20, a register in written form or capable of being converted into written form within a reasonable time (the "NOTE REGISTER"), in which register, subject to such reasonable regulations as the Administrative Agent may prescribe, a transfer agent and registrar (which may be the Administrative Agent) (the "TRANSFER AGENT AND REGISTRAR") shall provide for the registration of the Notes and of transfers and exchanges of the Notes as herein provided. The Issuer hereby appoints the Administrative Agent as the initial Transfer Agent and Registrar.

          The Issuer may at any time revoke such appointment of any Person as Transfer Agent and Registrar and remove such Person as Transfer Agent and Registrar if the Issuer (as applicable) determines, in its respective sole discretion, that such Person has failed to perform its obligations as Transfer Agent and Registrar under this Indenture in any material respect. In the event of such removal, the Issuer shall appoint a successor Transfer Agent and Registrar. Until such time as such successor shall have accepted such appointment, the Administrative Agent shall act as the successor Transfer Agent and Registrar. The then-acting Transfer Agent and Registrar shall be permitted to resign as Transfer Agent and Registrar upon 30 days' prior written notice to the Trustee, the Administrative Agent, the Issuer and the Servicer; PROVIDED, HOWEVER, that such resignation shall not be effective and the then-acting Transfer Agent and Registrar shall continue to perform its duties as Transfer Agent and Registrar until the Issuer has appointed a successor Transfer Agent and Registrar and the Person so appointed has given the Administrative Agent and the Issuer written notice that it accepts the appointment. The provisions of SECTIONS 11.01 through 11.06 shall apply to the Transfer Agent and Registrar as if all references to "the Trustee" and "the Administrative Agent" in the applicable provisions of SECTIONS 11.01 through 11.06 were references to the Transfer Agent and Registrar.

          It is intended that the registration of Notes which is described in this SECTION 6.05(a) comply with the registration requirements contained in
Section 163 of the Internal Revenue Code.

          (b)  Subject to the requirements of the penultimate paragraph of
SECTION 6.04 and any restrictions on, or procedures for, the transfer of Notes of any Series set forth in the applicable Supplement relating thereto, upon surrender for registration of transfer of any Note at any office or agency of the Transfer Agent and Registrar maintained for such purpose, the Issuer shall execute, and the Administrative Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the appropriate Class and Series which (i) in the case of the Fixed

Principal Notes, are in authorized denominations of like tenor, terms and principal amount and (ii) in the case of the Revolving Notes, are in authorized denominations of like aggregate Stated Amount, tenor and terms, and, in the case of each Note, which bear numbers that are not contemporaneously outstanding.

          Except as expressly otherwise provided in the applicable Supplement relating to any Series or Class of Notes, at the option of the Noteholder, such Noteholder's Note may be exchanged for other Notes of the same Class and Series (and bearing the same interest rate as the Note surrendered for registration of exchange) of authorized denominations of like denomination (in the case of Fixed Principal Notes), Stated Amount (in the case of Revolving Notes), tenor and terms (as applicable) and bearing numbers that are not contemporaneously outstanding, upon surrender of the Notes to be exchanged at any such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Administrative Agent shall authenticate and deliver, the appropriate number of Notes of the Class and Series which the Noteholder making the exchange is entitled to receive. Every Note presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Administrative Agent or the Transfer Agent and Registrar duly executed by the Noteholder thereof or his attorney-in-fact duly authorized in a writing delivered to the Transfer Agent and Registrar.

          No service charge shall be made for any registration of transfer or exchange of Notes, but the Transfer Agent and Registrar or any co-transfer agent and co-registrar may require any Noteholder that is transferring or exchanging one or more Notes to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Notes.

          All Notes surrendered for registration of transfer and exchange shall be cancelled and disposed of in a manner satisfactory to the Administrative Agent.

          (d) The transfer and exchange of Global Notes or interests therein shall be effected through the applicable Clearing Agency in accordance with this Agreement, any applicable Supplement and the procedures of Clearing Agency therefor.

          (e) Notes may be surrendered for registration of transfer or exchange at the office of the Transfer Agent and Registrar designated in SECTION 16.03.

          Section 6.06 MUTILATED, DESTROYED, LOST OR STOLEN NOTES. If (a) any mutilated Note is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note and
(b) there is delivered to the Transfer Agent and Registrar, the Administrative Agent and the Trustee such security or indemnity as may be required by them and the Issuer to hold each of them and the Issuer harmless, then, in the absence of notice to the Trustee, the Administrative Agent or the Issuer that such Note has been acquired by a BONA FIDE purchaser, the Issuer shall execute and, upon the request of the Issuer, the Administrative Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like Class, Series, tenor, terms and principal amount or Stated Amount and bearing a number that is not contemporaneously outstanding.
In connection with the issuance of any new Note under this SECTION 6.06, the Trustee, the Administrative Agent or the Transfer Agent and Registrar may require the payment by the Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Trustee, the Administrative Agent and the Transfer Agent and Registrar) connected therewith. Any duplicate Note issued pursuant to this SECTION 6.06 shall be entitled to all the benefits of this Indenture equally and proportionately with any and all Notes of the same Class and Series that are duly issued hereunder.

          Section 6.07 AUTHENTICATING AGENT. (a) The Administrative Agent may appoint one or more authenticating agents (each an "AUTHENTICATING AGENT") with respect to the Notes which shall be authorized to act on behalf of the Administrative Agent in authenticating the Notes in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Notes. Either the Administrative Agent or the Authenticating Agent, if any, then appointed and acting on behalf of the Administrative Agent shall authenticate the Notes. Whenever reference is made in this Indenture to the authentication of Notes by the Administrative Agent or the Administrative Agent's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Administrative Agent by an Authenticating Agent and a certificate of authentication executed on behalf of the Administrative Agent by an Authenticating Agent. Each authenticating agent must be acceptable to the Issuer.

          (b) Any institution succeeding to the corporate agency business of an Authenticating Agent shall continue to be an Authenticating Agent without the execution or filing of any document or any further act on the part of the Administrative Agent, such Authenticating Agent or any other Person.

          (c) An Authenticating Agent may at any time resign by giving written notice of resignation to the Administrative Agent and to the Issuer. The Administrative Agent or the Issuer may at any time terminate the agency of an Authenticating Agent by giving notice of termination to such Authenticating Agent and to the Issuer (in the case of such termination by the Administrative Agent) or the Administrative Agent (in the case of such termination by the Issuer). Upon receiving such a notice of resignation or upon such a termination, the Administrative Agent may promptly appoint a successor Authenticating Agent acceptable to the Issuer, PROVIDED, that until a successor shall be so appointed, the duties of the Authenticating Agent shall be performed by the Administrative Agent. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.

          (d) The provisions of SECTIONS 11.01 through 11.06 shall be applicable to any Authenticating Agent as if the references in the applicable provisions thereof to "the Trustee" and the "Administrative Agent" were references to the Authenticating Agent.

          Section 6.08  CHANGES IN AMOUNT OF REVOLVING NOTES.
(a) The Outstanding Principal Balance under any Revolving Note shall at no time exceed the Stated Amount then applicable to such Note. The Stated Amount of a Revolving Note may be increased or decreased from time to time by the Issuer, with the prior written consent of the Noteholder holding such Revolving Note and, in the case of any increase thereof, if the following conditions shall have each been satisfied on or prior to the effective date of such proposed increase:

          (i) the Issuer shall have delivered to the Trustee and the Administrative Agent a Tax Opinion with respect to such proposed increase; and

          (ii) the Rating Agency Condition shall have been satisfied with respect to such proposed increase.

          (b) Notwithstanding the conditions precedent set forth in the immediately preceding sentence, the Issuer may, pursuant to the Supplement that applies to a particular Revolving Note, request the Noteholder of such Revolving Note to provide funds to the Administrative Agent in respect of such Revolving
Note in order to increase the then-Outstanding Principal Balance under such Note up to an amount not to exceed the Stated Amount thereof, which requested increase shall be subject to the further provisions of this SECTION 6.08(b) and to the provisions of such Supplement. Except as otherwise provided in the related Supplement, all such increases to be made on any day shall be in an aggregate amount not to exceed an amount which, after giving effect thereto, would reduce the Variable Amount to zero. The Issuer may make such a request at any time prior to the earlier of (x) the Liquidation Commencement Date and (y) the Pay-Out Period Commencement Date for such Revolving Note, and shall make any such request in a writing that is substantially in the form required by the applicable Supplement, appropriately completed, and that is delivered to the holder of such Revolving Note, the Trustee and the Administrative Agent at the time required by the applicable Supplement. On the Business Day on which such Revolving Noteholder provides the Administrative Agent, on behalf of the Issuer, immediately available funds in the amount of the requested increase, the Outstanding Principal Balance under such Noteholder's Revolving Note shall be increased by an amount equal to the amount of such funds so advanced by such Noteholder.

          Section 6.09 BOOK-ENTRY NOTES. If the Issuer shall establish pursuant to any Supplement that the Notes to be issued thereunder are to be issued in Book-Entry Form, then the Issuer shall execute and the Administrative Agent shall, in accordance with this Section and the Issuer Order with respect to such Series, authenticate and deliver one or more Global Notes, evidencing the Notes of such Series which (i) shall be an aggregate original principal amount equal to the aggregate original principal amount of such Notes to be issued pursuant to the applicable Issuer Order, (ii) shall be registered in the name of the Clearing Agency therefor or its nominee, which shall initially be Cede & Co., as nominee for The Depositary Trust Company, the initial Clearing Agency, (iii) shall be delivered by the Administrative Agent to such Clearing Agency or such nominee pursuant to such Clearing Agency's or such nominee's instructions, and (iv) shall bear a legend substantially to the following effect: "Transfers of this Global Note shall be limited to transfers in whole, but not in part, to the Clearing Agency or a nominee of the Clearing Agency or to a successor thereof or such successor's nominee and transfers of portions of this Global Note shall be limited to transfers made in accordance with the restrictions set forth in this Indenture."

          Each Clearing Agency designated pursuant to this SECTION 6.09 must, at the time of its designation and at all times while it serves as Clearing Agency hereunder, be a "clearing agency" registered under the Securities Exchange Act of 1934, as amended, and any other applicable statute or regulation.

          No Noteholder of any such Series of Notes issued in Book-Entry Form shall receive a Definitive Note representing such Noteholder's interest in any such Notes, except as provided in SECTION 6.11 or in the applicable Supplement relating to such Notes. Unless (and until) certificated, fully registered Notes of any Series (the "DEFINITIVE NOTES") have been issued to the Noteholders of such Series pursuant to SECTION 6.11 or pursuant to any applicable Supplement relating thereto:

          (a) the provisions of this SECTION 6.09 shall be in full force and effect;

          (b) the Issuer, the Servicer, the Paying Agent, the Transfer Agent and Registrar, the Administrative Agent and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Notes of such Series) as the authorized representatives of the Noteholders of such Series;

          (c) to the extent that the provisions of this SECTION 6.09 conflict with any other provisions of this Indenture, the provisions of this
     SECTION 6.09 shall control; and

          (d) the rights of Noteholders of such Series shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Noteholders and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Notes are issued pursuant to
     SECTION 6.11, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Book-Entry Notes to such Clearing Agency Participants.

          Section 6.10 NOTICES TO CLEARING AGENCY. Unless and until Definitive Notes shall have been issued to Noteholders of such Series pursuant to
SECTION 6.11 or the applicable Supplement relating to such Notes, whenever notice, payment, or other communication to the holders of Book-Entry Notes of any Series is required under this Indenture, the Trustee, the Administrative Agent, the Servicer and the Paying Agent shall give all such notices and communications specified herein to be given to Noteholders of such Series to the Clearing Agency.

          Section 6.11 DEFINITIVE NOTES. If (i)(A) the Issuer advises the Trustee and the Administrative Agent in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under any Letter of Representations and (B) the Issuer is unable to locate a qualified successor Clearing Agency, (ii) the Issuer, at its option, advises the Trustee and the Administrative Agent in writing that, with respect to any Series, it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of a Servicer Default, Noteholders holding Notes aggregating not less than 50% of the aggregate Outstanding Principal Balance of any Series of Notes maintained as Book-Entry Notes advise the Trustee, the Administrative Agent, and the Clearing Agency (through the Clearing Agency Participants) in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Note-holders of such Series, the Administrative Agent shall notify the Clearing Agency, the Trustee and all such Noteholders of such Series of the occurrence of any such event and of the availability of Definitive Notes of such Series to the Noteholders of such Series requesting the same. Upon surrender to the Administrative Agent of the Global Notes of such Series by the Clearing Agency accompanied by registration instructions from such Clearing Agency for registration, the Administrative Agent shall authenticate and deliver Definitive Notes of such Series. None of the Issuer, the Transfer Agent and Registrar, the Administrative Agent or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of any Series, all references herein to obligations with respect to such Series imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Administrative Agent, to the extent applicable with respect to such Definitive Notes and the Administrative Agent and the Trustee shall recognize the holders of the Definitive Notes as the Noteholders hereunder.

          Section 6.12 TEMPORARY NOTES. Pending the preparation of Definitive Notes of any Series to be issued in accordance with SECTION 6.11, the Issuer may execute and, upon its receipt of an Issuer Order to such effect, the Administrative Agent shall authenticate and deliver, temporary Notes for such Series which are printed, lithographed, typewritten or otherwise produced and are in any authorized denomination and substantially in the forms of the Definitive Notes of such Series, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer as evidenced by the execution thereof by the authorized officers of the Issuer. Temporary Notes may contain such references to any provisions of this Indenture as may be appropriate. Every temporary Note of any Series shall be executed by the Issuer and authenticated by the Administrative Agent upon the same conditions and in substantially the same manner, and with like effect, as the Definitive Notes of such Series. If temporary Notes are issued, the Issuer, without unreasonable delay, shall cause Definitive Notes to be executed and delivered to the Administrative Agent for authentication; and thereupon the temporary Notes of such Series shall be exchangeable for Definitive Notes without charge at each office or agency to be maintained for such purpose in accordance with SECTION 6.05. The Administrative Agent shall authenticate and deliver in exchange for temporary Notes of such Series so surrendered Definitive Notes of equal tenor, denomination (in the case of Fixed Principal Notes) and Stated Amount (in the case of Revolving Notes). Until so exchanged, the temporary Notes of any Series shall be entitled to the same benefits under this Indenture as the Definitive Notes of such Series.

          Section 6.13 CANCELLATION. All Notes surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Issuer, the Paying Agent, the Transfer Agent and Registrar or any other agent of the Issuer or any agent of the Administrative Agent, shall be delivered to the Administrative Agent for cancellation or, if surrendered to the Administrative Agent, shall be cancelled by it; and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Administrative Agent shall dispose of cancelled Notes held by it and deliver a certificate of disposition to the Issuer. If the Issuer or its agent shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Administrative Agent for cancellation. All cancelled Notes delivered to the Administrative Agent for cancellation shall be retained by the Administrative Agent unless the Issuer, by Issuer Order, shall direct the Administrative Agent that such cancelled Notes are to be returned to the Issuer.

          Section 6.14 CUSIP NUMBER. The Issuer in issuing any Note or Series of Notes may use a "CUSIP" number and, if so used, the Trustee and the Administrative Agent shall use the CUSIP number in any notices to the Noteholders thereof as a convenience to such Noteholders; PROVIDED, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee and the Administrative Agent of any change in the CUSIP number with respect to any Note.

          Section 6.15 LETTER OF REPRESENTATIONS. Notwithstanding anything to the contrary in this Indenture or any Supplement, the parties hereto shall comply with the terms of each Letter of Representations.

          Section 6.16 PERSONS DEEMED OWNERS. Prior to due presentation of a Note for registration of transfer, the Issuer, the Trustee, the Administrative Agent, the Paying Agent, the Transfer Agent and Registrar and any agent of any such Persons may treat the Person in whose name any Note is registered in the Note Register as the owner of such Note for the purpose of receiving distributions pursuant to SECTIONS 5.01 and 5.02 and for all other purposes whatsoever, and none of the Issuer, the Trustee, the Administrative Agent, the Paying Agent, the Transfer Agent and Registrar or any agent of any such Persons shall be affected by any notice to the contrary; PROVIDED, HOWEVER, that, in determining whether the Noteholders of the requisite principal amount or Stated Amount (as applicable) of Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer or any other Stone

Person shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee or the Administrative Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee or the Administrative Agent knows to be so owned shall be so disregarded.

          Section 6.17 APPOINTMENT OF PAYING AGENT. The Paying Agent shall initially be the Administrative Agent. The Issuer hereby appoints the Paying Agent as its agent to make distributions to Noteholders from the Master Collection Account pursuant to SECTIONS 5.01 and 5.02 and to report the amounts of such distributions to the Administrative Agent. Any Paying Agent shall have the revocable power to withdraw funds from the Master Collection Account for the purpose of making the distributions referred to above. The Issuer may revoke such power of the Paying Agent and remove the Paying Agent if the Issuer determines, in its sole discretion, that the Paying Agent shall have failed to perform its obligations under this Indenture in any material respect. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' prior written notice to the Administrative Agent (if not then the Paying Agent), the Trustee, the Issuer, the Servicer and the Applicable Rating Agencies. In the event that the Administrative Agent shall no longer be the Paying Agent, the Issuer shall appoint a successor Paying Agent (which shall be a bank or trust company) which appointment shall be effective on the date on which the Person so appointed gives the Issuer written notice that it accepts the appointment. The Administrative Agent shall cause such successor Paying Agent or any additional Paying Agent appointed by the Issuer to execute and deliver to the Administrative Agent and the Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall acknowledge and agree that, as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Noteholders in trust for the benefit of the Noteholders entitled thereto until such sums shall be paid to such Noteholders. The Paying Agent shall return all unclaimed funds to the Trustee (or its designee), and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the or the Trustee (or its designee). The provisions of SECTIONS 11.01 through 11.06 shall apply to the Paying Agent as if all references in the applicable provisions thereof to "the Trustee" and "the Administrative Agent" were references to the Paying Agent.


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


                                     ARTICLE VII

                                      THE ISSUER

          Section 7.01 REPRESENTATIONS AND WARRANTIES OF THE ISSUER RELATING TO THE ISSUER AND THE TRANSACTION DOCUMENTS. On the date hereof and on each Subsequent Issuance Date, the Issuer hereby represents and warrants that:

          (a) ORGANIZATION AND GOOD STANDING. The Issuer is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has full power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted. The Issuer had at all relevant times, and now has, all necessary power, authority, and legal right to acquire, own and grant a security interest in the Receivables and the Related Transferred Assets and to issue the Notes.

          (b) DUE QUALIFICATION. The Issuer is duly qualified to do business and is in good standing as a foreign corporation, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals and where the failure so to qualify, to obtain such licenses and approvals or to preserve and maintain such qualification, licenses or approvals would have a Material Adverse Effect.

          (c) POWER AND AUTHORITY; DUE AUTHORIZATION. The Issuer has (i) all necessary corporate power and authority to (A) execute and deliver this Indenture and the other Transaction Documents to which it is a party, (B) issue the Notes, (C) perform its obligations under this Indenture, the other Transaction Documents to which it is a party and the Notes, (D) convey, grant, transfer, assign, set-over, and pledge a security interest in all of its right, title and interest in, to and under the Receivables, the Related Transferred Assets and the funds in the Trust Accounts and the Bank Accounts on the terms and subject to the conditions herein and therein provided and (ii) duly authorized by all necessary corporate action such grant, transfer, assignment, set-over and pledge and the execution, delivery, and performance of this Indenture, the other Transaction Documents to which it is a party, the issuance and sale of the Notes, and the consummation of the transactions provided for in this Indenture, the Notes and the other Transaction Documents to which it is a party.

          (d) BINDING OBLIGATIONS. This Indenture and each other Transaction Document to which the Issuer is a party, when executed and delivered, and the Notes, when executed and delivered by the Issuer and authenticated by the Administrative Agent, will constitute, a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (e) NO CONFLICT OR VIOLATION. The execution, delivery and performance of this Indenture and the other Transaction Documents to which the Issuer is a party, the issuance and sale of the Notes by the Issuer, the consummation of the transactions contemplated by this Indenture, the other Transaction Documents to which the Issuer is a party and the Notes, and the fulfillment of the terms hereof and thereof will not (i) conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (A) the Certificate of Incorporation or the Bylaws of the Issuer or
     (B) any contract, indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which the Issuer is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim (other than a Permitted Adverse Claim) upon any of the Issuer's properties pursuant to the terms of any such contract, indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument, or (iii) conflict with or violate any federal, state, local or foreign law or any decision, decree, order, rule, or regulation applicable to the Issuer or any of its properties of any court or of any federal, state, local or foreign regulatory body, administrative agency, or other Governmental Authority having jurisdiction over the Issuer or any of its properties, which conflict, violation, breach, default or Adverse Claim, individually or in the aggregate, would have a Material Adverse Effect.

          (f) NO PROCEEDINGS. (i) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Issuer, threatened against the Issuer before any court, regulatory body, arbitrator, administrative agency, or other tribunal or Governmental Authority and (ii) the Issuer is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority, that, in the case of each of foregoing CLAUSES (i) and (ii), (A) asserts the invalidity of this Indenture, any other Transaction Document or any of the Notes, (B) seeks to prevent (x) the grant of security interests in any Receivables or Related Transferred Assets to the Trustee pursuant hereto, (y) the issuance and sale of the Notes or (z) the consummation of any of the transactions contemplated by this Indenture, any other Transaction Document to which the Issuer is a party or the Notes, (C) seeks any determination or ruling that would materially and adversely affect the performance by the Issuer of its obligations under this Indenture, any of the other Transaction Document to which the Issuer is a party, or the Notes or the validity or enforceability of this Indenture, any other Transaction Document to which the Issuer is a party or the Notes, (D) seeks to affect adversely the income tax attributes of the Notes as constituting anything other than indebtedness of the Issuer for purposes of United States federal income taxes or any state income taxes, or (E) individually or in the aggregate for all such actions, suits, proceedings and investigations, would have a Material Adverse Effect.

          (g) BULK SALES ACTS. No transaction contemplated by this Indenture or by any other Transaction Document requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.

          (h) GOVERNMENTAL APPROVALS. All authorizations, consents, orders and approvals of, or other action by, any Governmental Authority that are required to be obtained by the Issuer, and all notices to and filings with any Governmental Authority that are required to be made by the Issuer, in the case of each of the foregoing in connection with grant of a security interest in the Receivables and Related Transferred Assets to the Trustee, the execution, delivery and performance by the Issuer of this Indenture and any of the other Transaction Documents to which it is a party, the issuance and sale of the Notes and the consummation of the transactions contemplated by this Indenture, the other Transaction Documents to which the Issuer is a party and the Notes have, in each case, been obtained or made and are in full force and effect (including (i) the filing of the UCC financing statements referred to in SECTION 2.03(a)(ii)(A), all of which, at the time required in SECTION 2.03(a)(ii)(A), shall have been duly made and shall be in full force and effect and (ii) the registration of all Notes required to be registered under and in accordance with Section 5 of the Securities Act and all similar state securities or "Blue Sky Laws"), except where the failure to obtain or make any such authorization, consent, order, approval, notice or filing, individually or in the aggregate for all such failures, would not have a Material Adverse Effect.

          (i) OFFICES. The Issuer's principal place of business and chief executive office is located at the address set forth under the Issuer's signature hereto, and the offices where the Issuer, the Servicer and the Sellers keep all Records and all Contracts, purchase orders and agreements related to the Receivables and the Related Transferred Assets (and all original documents relating thereto) are located at the addresses specified in SCHEDULE 7.01(i) (or at such other locations, notified to the Servicer, the Trustee and the Administrative Agent in accordance with SECTION 7.02(d), in jurisdictions where all action required by SECTION 7.02(d) has been taken and completed).

          (j) ACCOUNT BANKS. The names and addresses of all of the Account Banks are specified in SCHEDULE 7.01(j) or, after the Closing Date, have been provided by the Servicer to the Trustee and the Administrative Agent pursuant to SECTION 3.03(c), and the account numbers of the Bank Accounts at such Account Banks have been specified in a letter provided on or prior to the Closing Date to the Trustee and the Administrative Agent or, after the Closing Date, have been provided by the Servicer to the Trustee and the Administrative Agent pursuant to SECTION 3.03(c). The Account Agreements to which the Issuer is a party constitute the legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their respective terms subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally and general equitable principles.

          (k) INVESTMENT COMPANY ACT. The Issuer is not, and is not controlled by, an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended.

          (l) SECURITY INTEREST. The grant of the security interest by the Issuer to the Trustee in all of the Issuer's Receivables, the Related Transferred Assets and the Collections pursuant to the Granting Clause hereof constitutes a valid grant, pledge and assignment to the Trustee of a security interest in all right, title and interest of the Issuer in, to and under such Receivables, the Related Transferred Assets and the Collections; and under the UCC (as in effect in Illinois) there exists a valid, subsisting and enforceable first priority and perfected security interest in all of the Issuer's now existing and hereafter acquired or arising Receivables (and, to the extent such security interest can be perfected by the filing of UCC financing statements in such jurisdictions, in the Related Transferred Assets and the Collections relating to such Receivables) in favor of the Trustee.

          (m) DISCLOSURE. Neither this Indenture, any of the other Transaction Documents to which the Issuer is a party, or any document, certificate or statement in writing furnished by or on behalf of the Issuer in connection with the offering for sale or sale of the Notes hereunder contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made.

          (n) REGULATION G. None of the proceeds of any of the sale of any Notes issued and sold hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying "margin stock" (as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System), or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently margin stock or for any other purpose which might constitute the transactions contemplated hereunder a "purpose credit" within the meaning of the above-described Regulation G.

          (o) FICTITIOUS NAMES. Except as set forth on SCHEDULE 7.01(o) hereto, neither the Issuer nor any of the Sellers has any tradenames, fictitious names, assumed names or "doing business as" names or, within the five years immediately prior to the Closing Date, (a) has been the subject of any merger or other corporate reorganization that resulted in a change of its name, identity or corporate structure or (b) had any other name.

          (p) PAYMENT OF TAXES. The Issuer and each of its Consolidated Affiliates with whom the Issuer shares consolidated tax liability has filed or caused to be filed when due (giving effect to any extensions therefor) all Federal, state and local tax returns which are reasonably believed to be required to be filed by it.

          (q) SOLVENCY. The Issuer, after giving effect to the initial Purchase under the Purchase Agreement on the Closing Date, and after giving effect to each subsequent Purchase under the Purchase Agreement, (i) is not "insolvent" (as such term is defined in Section 101(31)(A) of the Bankruptcy Code, (ii) is able to pay its debts as they mature, and (iii) does not have unreasonably small capital for the business in which it is engaged.

          (r)  NO SUBSIDIARIES.  The Issuer has no subsidiaries.

          (s) BUSINESS ACTIVITIES. Since its incorporation, the Issuer has conducted no business other than the execution and delivery of the Transaction Documents and the other

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

instruments, documents and agreements contemplated thereby (in each case, as constituted from time to time) and the performance of the Transactions contemplated thereunder or which are reasonably incidental thereto (including, without limitation, the Purchase and administration of Receivables and the issuance of Notes).

          (t) COMPLIANCE WITH LAWS, ETC. The Issuer is in compliance in all material respects with all applicable laws, rules, regulations, judgments, decrees and orders (including those relating to the Receivables, the Related Transferred Assets, the funds in the Trust Accounts and the related Contracts and any other agreements related thereto), except where the failure to so to comply, individually or in the aggregate for all such failures, would not have a Material Adverse Effect.

          The representations and warranties set forth in this SECTION 7.01 shall survive the date of the making or the remaking thereof in accordance with this Indenture and the grant and pledge of the Receivables and the other Pledged Assets to the Trustee in accordance with the Granting Clause of this Indenture. Upon discovery by the Issuer, the Servicer, the Trustee, or the Administrative Agent of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give written notice to the other parties to this Indenture within three Business Days following such discovery. The Trustee's and the Administrative Agent's obligations in respect of discovering any such breach are limited as provided in SECTION 11.02.

          Section 7.02 COVENANTS OF THE ISSUER. From the Closing Date until the date of the satisfaction and discharge of this Indenture, the Issuer hereby covenants that:

          (a) PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST. The Issuer covenants and agrees for the benefit of the Noteholders that it shall duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms thereof and this Indenture.

          (b) COMPLIANCE WITH LAWS, ETC. The Issuer shall comply in all material respects with all applicable laws, rules, regulations, judgments, decrees and orders (including those relating to the Receivables, the Related Transferred Assets, the funds in the Trust Accounts and the related Contracts and any other agreements related thereto), where the failure so to comply, individually or in the aggregate for all such failures, would have a Material Adverse Effect.

          (c) PRESERVATION OF CORPORATE EXISTENCE. Except as otherwise permitted pursuant to SECTION 7.02(i), the Issuer

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

shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would have a Material Adverse Effect.

          (d) LOCATION OF RECORDS AND OFFICES. The Issuer shall keep its principal place of business and chief executive office, and the Issuer shall cause the Servicer and the Sellers to keep substantially all Records, Contracts, and other agreements related to the Receivables and the Related Transferred Assets (and all original documents relating thereto), at the addresses referred to in SCHEDULE 7.01(i) or, upon not less than 30 days' prior written notice given by the Issuer to the Servicer, the Trustee, and the Administrative Agent at such other locations in jurisdictions where all action required pursuant to SECTION 3.09 shall have been taken and completed (except that purchase orders may be located at the specific plants where the goods giving rise to any Receivables were manufactured and/or processed). The Issuer shall at all times maintain its chief executive offices within the United States of America, and will cause the Servicer to maintain at all times each office from which the Servicer services, collects or administers Receivables and Related Transferred Assets and the Servicer's chief executive offices within the United States of America.

          (e) USE OF FUNDS. The Issuer shall apply all cash payments made to it hereunder to make payments in the order of priority set out in SECTIONS
     2.03 and 6.01 of the Purchase Agreement.

          (f) REPORTING REQUIREMENTS OF THE ISSUER. The Issuer shall furnish to the Trustee, the Administrative Agent, and the Applicable Rating
     Agencies:

               (i) LIQUIDATION EVENTS, ETC. As soon as possible, and in any event within five Business Days after an Authorized Officer of the Issuer has obtained knowledge of the occurrence of any Liquidation Event, Unmatured Liquidation Event, Pay-Out Event, Unmatured Pay-Out Event, Event of Default, or Unmatured Event of Default, a written statement of an Authorized Officer of the Issuer describing such event and the action that the Issuer proposes to take with respect thereto, in each case in reasonable detail;

               (ii) MATERIAL ADVERSE EFFECT. As soon as possible and in any event within five Business Days

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

after an Authorized Officer of the Issuer has knowledge thereof, written notice that describes in reasonable detail any Adverse Claim against the Pledged Assets (other than those created hereunder in favor of the Trustee) or any other event or occurrence which, individually or in the aggregate for all such events or occurrences, has had, or would have a substantial likelihood of having, in the reasonable, good faith judgment of the Issuer, a Material Adverse Effect;

               (iii) PROCEEDINGS. As soon as possible and in any event within five Business Days after an Authorized Officer of the Issuer has knowledge thereof, written notice of (A) any litigation, investigation or proceeding of the type described in SECTION 7.01(f) not previously disclosed to the Trustee and the Administrative Agent and (B) any material adverse development that has occurred with respect to any such previously disclosed litigation, investigation or proceeding;

               (iv) OPINIONS OF COUNSEL. (1) Promptly after the execution and delivery of this Indenture, an Opinion of Counsel either stating that in the opinion of such counsel this Indenture has been properly filed and recorded so as to make effective the lien on the Pledged Assets intended to be created hereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such lien effective and (2) on or prior to the date of each one year anniversary of the execution and delivery of this Indenture, an Opinion of Counsel either stating than in the opinion of such counsel such action has been taken with respect to the recording, filing, rerecording and refiling of this Indenture as is necessary to make effective the lien on the Pledged Assets intended to be created hereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such lien effective.

               (v) ANNUAL COMPLIANCE CERTIFICATE. Within 120 days after the end of each fiscal year of the Issuer (which on the date hereof is December 31), a certificate from the principal executive officer, principal financial officer or principal accounting officer of the Issuer, stating whether or not, to the best knowledge of such officer, the Issuer has complied with all conditions and covenants under this Indenture, and, if any Pay-Out Event, Unmatured Pay-Out Event, Liquidation Event, Unmatured Liquidation Event, Event of Default or Unmatured Event of Default shall have

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occurred and be continuing, specifying all such events and the nature thereof of which such officer may have knowledge. For the purposes of this clause (v), compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture or any applicable Supplement.

               (vi) REPORTS. The Issuer shall deliver to the Trustee and the Administrative Agent:

                    (1) promptly but in no event later than one hundred and twenty (120) days after the end of each fiscal year of the Issuer, a copy of the annual statement of operations, of cash flows and of stockholders' equity of the Issuer for such fiscal year, and the related balance sheet as at the end of such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, if any, and prepared in accordance with GAAP consistently applied (except for such changes in application disclosed by the Issuer therein), together with an opinion thereon by Price Waterhouse LLP or such other independent certified public accountants of recognized national standing selected by the Issuer, which opinion shall state that said financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Issuer as at the end of and for such fiscal year in accordance with GAAP, (it being expressly understood that this clause (1) may be satisfied by delivery to the above-named parties of an annual report of the Issuer on Form 10-K to the Commission for the appropriate fiscal year); and

                    (2) promptly but in no event later than fifty (50) days
               after the end of the first three fiscal quarters of each fiscal year of the Issuer, a copy of (A) the unaudited statement of operations and retained earnings of the Issuer for such fiscal quarter and for the period from the beginning of the respective fiscal year to the end of such fiscal quarter; (B) the unaudited statement of cash flows of the Issuer for such fiscal quarter, and (C) an unaudited balance sheet of the Issuer as at the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, if any, and all of the foregoing to be prepared in accordance with GAAP consistently applied (except for such changes in application which are disclosed by the Issuer therein) (it being expressly understood that this CLAUSE (2) may be satisfied by delivery to the above-named parties of a quarterly report of the Issuer on Form 10-Q to the Commission for the appropriate fiscal quarter);

               The Trustee shall have no duty with respect to the preparation, delivery or review of any such reports. The Administrative Agent's sole duty with respect to such reports shall be to maintain any such reports received by it and make such reports available to any Noteholder upon its request therefor.

               (vii) OTHER. Promptly, from time to time, such other information, documents, records or reports regarding the Receivables or the Related Transferred Assets or such other information regarding the condition or operations, financial or otherwise, of the Issuer, in each case as the Trustee or the Administrative Agent may from time to time reasonably request in order to protect the interests of the Trustee, the Administrative Agent or the Noteholders under or as contemplated by this Indenture.

          (g) SALES, LIENS, ETC. Except for the grants, pledges and conveyances hereunder and under the other Transaction Documents, the Issuer will not (i)(A) sell, assign (by operation of law or otherwise) or otherwise transfer to any Person, (B) pledge any interest in, (C) grant, create, incur or assume or permit to exist any Adverse Claim (other than a Permitted Adverse Claim) to or in favor of any Person upon or with respect to, or (D) cause to be filed any financing statement or equivalent document relating to perfection that covers any Receivable conveyed to the Issuer, any related Contract, Related Transferred Asset or other Pledged Asset, or any interest therein, or (ii) assign to any Person any right to receive income from or in respect of any of the foregoing. The Issuer shall defend the right, title and interest of the Trustee in, to and under the Pledged Assets, whether now existing or hereafter created, against all claims of third parties claiming through or under the Issuer.

          In the event that the Issuer fails to keep any Pledged Assets free and clear of any Adverse Claim (other than any Permitted Adverse Claim), the Trustee may (without limiting its other rights with respect to the Issuer's breach of its obligations hereunder) make reasonable expenditures necessary to release such Adverse Claim. The Trustee shall be entitled to indemnification for any such expenditures pursuant to the indemnification provisions of SECTION 7.03.

Alternatively, the Trustee may deduct such expenditures as an offset to any amounts owed to the Issuer hereunder.

          (h) EXTENSION OR AMENDMENT OF RECEIVABLES; CHANGE IN CREDIT AND COLLECTION POLICY OR CONTRACTS. The Issuer will not (i) extend, amend or otherwise modify the terms of any Receivable or Contract except as permitted by the Credit and Collection Policy and in a manner that would not have a material adverse effect on the Noteholders or (ii) permit the Sellers to make any change in their respective Credit and Collection Policies that would materially impair the collectibility of a significant portion of the Receivables or result in a material delay in the collection thereof or otherwise would have a material adverse effect on the Noteholders; PROVIDED, HOWEVER, that the Issuer or the Servicer, as applicable, may change the terms and provisions of the Credit and Collection Policy if (x) with respect to any material change of collection policies, the Rating Agency Condition is satisfied with respect thereto,
     (y) with respect to any material change of collection procedures, no material adverse effect on any Series of Notes would, in the reasonable, good faith judgment of the Issuer, result therefrom, as evidenced by an Officer's Certificate of the Issuer, and (z) with respect to any material change in accounting policies relating to Receivables that become Charged-Off Receivables, such change is made in accordance with GAAP.

          (i)  MERGERS, ACQUISITIONS, SALES, ETC.  The Issuer shall not:

               (i) (A) be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or (B) except pursuant to the Transaction Documents, directly or indirectly, sell, transfer, assign, convey or lease, whether in one transaction or in a series of transactions, all or substantially all of its assets, or sell or assign with or without recourse any Receivables or Related Transferred Assets (other than pursuant hereto) unless:

                    (x) (1) the corporation formed by such consolidation or into which the Issuer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Issuer substantially as an entirety shall be, if the Issuer is not the surviving entity, organized and existing under the laws of the United States of America or any state thereof or the District of

               Columbia, and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee and the Administrative Agent, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Issuer hereunder (including its obligations under SECTION 7.03) and under each Supplement; and (2) the Issuer has delivered to the Trustee and the Administrative Agent an Officer's Certificate and an Opinion of Counsel each stating that (A) such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section, (B) such supplemental agreement is a valid and binding obligation of such surviving entity, enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), (C) all actions necessary to maintain the perfection of the security interests of the Trustee in connection with such consolidation, merger, conveyance or transfer have been taken, and (D) all conditions precedent herein provided for relating to such transaction have been complied with;

                    (y) the Rating Agency Condition shall have been satisfied
               with respect to such consolidation, merger, conveyance or transfer; and

                    (z) the Issuer shall have delivered to the Trustee, the
               Administrative Agent, each Applicable Rating Agency and each Enhancement Provider, a Tax Opinion, dated the date of such consolidation, merger, conveyance or transfer, with respect thereto;

               (ii) except as contemplated in the Purchase Agreement in connection with the Issuer's purchases of Receivables and Related Assets from the Sellers, (A) make, incur or suffer to exist an investment in, equity contribution to, or payment obligation in respect of the deferred purchase price of property or services from, any Person; PROVIDED, that the Issuer may incur trade payables in respect of its reasonable and customary operating expenses and may defer the payment thereof in accordance with the terms of any such obligation, or (B) make any loan or advance to any

          Person other than for reasonable and customary operating expenses; or

               (iii) create any direct or indirect Subsidiary or otherwise acquire direct or indirect ownership of any equity interests in any other Person.

          (j) CHANGE IN NAME. The Issuer shall not change its corporate name or the name under or by which it does business, or permit any Seller to change its corporate name or the name under or by which it does business, unless the Issuer shall have given the Servicer, the Trustee and the Administrative Agent 30 days' prior written notice thereof and unless, prior to any such change in name, the Issuer shall have filed (or shall have caused to be filed) such financing statements or amendments as the Servicer, the Trustee, or the Administrative Agent determines may be necessary to continue the perfection of the Trustee's interest in the Receivables, the Related Transferred Assets and the proceeds thereof.

          (k) AMENDMENT OF CERTIFICATE OF INCORPORATION; CHANGE IN BUSINESS. The Issuer shall not amend its Certificate of Incorporation or Bylaws, or engage in any business other than as contemplated by the Transaction Documents, unless the Rating Agency Condition has been satisfied in connection with any such amendment or engagement in business.

          (l) AMENDMENTS TO PURCHASE AGREEMENT. Except as expressly provided otherwise in this Indenture, no amendment or modification shall be made to the Purchase Agreement nor shall any consent, approval or waiver be granted thereunder that, in any case, would adversely affect in any material respect the interests of the Noteholders or any Enhancement Provider.

          (m) ENFORCEMENT OF PURCHASE AGREEMENT. The Issuer shall perform all its obligations under, and otherwise comply with, the Purchase Agreement and, if requested by the Trustee, will enforce, for the benefit of the Trustee (on behalf of the Noteholders), the covenants and agreements of the Sellers in the Purchase Agreement and/or the rights and remedies of the Issuer thereunder.

          (n) OTHER INDEBTEDNESS. The Issuer shall not (i) create, incur or permit to exist any Indebtedness, Guaranty or liability or (ii) cause or permit to be issued for its account any letters of credit or bankers' acceptances, except for (A) Indebtedness incurred under the Notes and any Enhancement therefor, (B) other liabilities specifically permitted to be created, incurred or owed by the Issuer pursuant to or in connection with the Transaction Documents and (C) reasonable and customary operating expenses in an amount not to exceed $100,000 per month.

          (o) SEPARATE CORPORATE EXISTENCE. The Issuer hereby acknowledges that the Trustee, the Administrative Agent, and the Noteholders are, and will be, entering into the transactions contemplated by the Transaction Documents in reliance upon the Issuer's identity as a legal entity separate from the Sellers, the Servicer and any other Person. Therefore, the Issuer shall take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third Persons that the Issuer is an entity with assets and liabilities distinct from those of the Servicer, the Sellers and any other Person, and that the Issuer is not a division of the Servicer, any of the Sellers or any other Person. In that regard, and without limiting the foregoing in any manner, the Issuer shall (i) maintain its own board of directors, (ii) maintain at least two directors and one principal corporate officer who is not a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate, customer or supplier of any Stone Person nor a relative of any thereof, nor a trustee in bankruptcy for any other Stone Person, (iii) maintain separate and clearly delineated office space evidenced by a written lease, maintain its assets in a manner which facilitates their identification and segregation from those of any other Stone Person, and maintain a separate telephone number which will be answered only in its own name, (iv) conduct all intercompany transactions with other Stone Persons on terms which the Issuer reasonably believes to be on an arm's-length basis, (v) not guarantee any obligation of any other Stone Person, nor have any of its obligations guaranteed by any Stone Person or hold itself out as responsible for the debts of any Stone Person or for the decisions or actions with respect to the business and affairs of any other Stone Person,
     (vi) shall not, except as otherwise expressly acknowledged under the Transaction Documents, permit the commingling or pooling of its funds or other assets with the assets of any other Stone Person, (vii) maintain separate deposit and other bank accounts to which no other Stone Person (other than as Servicer) has any access, (viii) maintain financial records which are separate from those of any other Stone Person, (ix) compensate all employees, consultants and agents, or reimburse Stone, from the Issuer's own funds, for services provided to the Issuer by such employees, consultants and agents, (x) have agreed with Stone Container and the other Sellers to allocate among themselves shared corporate operating services and expenses which are not reflected in the Servicer Fee (including without limitation the services of shared employees, consultants and agents and reasonable legal and auditing expenses) on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to actual use or the value of services rendered, (xi) pay directly for its own account for accounting and payroll services, rent, lease and other expenses and not have such operating expenses paid by any other Stone Person, (xii) conduct all of its business (whether in writing or orally) solely in its own name, and (xiii) otherwise practice and adhere to corporate formalities such as complying with its By-laws and corporate resolutions and the holding of regularly scheduled board of directors meetings.

          (p) MAINTENANCE OF OFFICE OR AGENCY. The Issuer shall maintain in the City of Chicago, Illinois an office or agency where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee and the Administrative Agent of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Administrative Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Administrative Agent Corporate Trust Office. The Issuer hereby appoints the Administrative Agent as its agent to receive all presentations, surrenders, notices and demands.

          The Issuer may also from time to time designate one or more other offices or agencies (in or outside of the City of Chicago, Illinois) where the Notes may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the City of Chicago, Illinois, for such purposes. The Issuer shall give prompt written notice to the Trustee and the Administrative Agent of any such designation and any change in the location of any such other office or agency.

          (q) MONEY FOR THE PAYMENTS OF NOTES TO BE HELD IN TRUST. Whenever the Issuer shall have one or more Paying Agents with respect to the Notes, it shall cause all such Paying Agents to hold in trust all sums deposited with it for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee or the Administrative Agent) the Paying Agent shall promptly notify the Trustee and the Administrative Agent of its action or failure so to act.

          (r) REPORTING OF EXCESS CONCENTRATION BALANCES. On or before April 30, 1995, the Issuer shall implement such procedures as shall be necessary to enable it to calculate Excess Concentration Balances on a daily basis and shall thereafter report such amounts on each Daily Report.

          (s) PAYMENT OF TAXES, ETC. The Issuer will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon it, on any of the Receivables or on any of the other Pledged Assets, or in respect of its income or profits therefrom, and any and all other material claims of any kind (including, without limitation, claims for labor, materials and supplies), except that no such amount need be paid if (i) such nonpayment would not subject the Trustee, the Administrative Agent, any Noteholder or any Enhancement Provider to any civil or criminal penalty or liability or involve any risk of the sale, forfeiture or loss of any of the Pledged Assets hereunder or the Transferred Assets under the Purchase Agreement,
     (ii) the charge or levy is being contested in good faith and by proper proceedings and (iii) the obligations to pay such amount is adequately reserved against in accordance with and to the extent required by generally accepted accounting principles.

          (t) ACCOUNTING OF PURCHASES. The Issuer will not prepare any financial statements which shall account for the transactions contemplated by the Purchase Agreement in any manner other than as sales of the Receivables and the Related Assets thereunder (it being understood that non-recognition of sale due to the consolidated reporting of the Issuer and the Sellers for financial or tax purposes shall not be deemed a violation of this covenant).

          The covenants set forth in this SECTION 7.02 shall survive the execution hereof and the grant of security in the Receivables and the other Pledged Assets to the Trustee in accordance with the Granting Clause of this Indenture. Upon discovery by the Issuer, the Servicer, the Trustee or the Administrative Agent of a breach of any of the foregoing covenants, the party discovering such breach shall give written notice to the other parties to this Indenture within three Business Days following such discovery. The Trustee's and the Administrative Agent's obligations in respect of discovering any such breach are limited as provided in SECTION 11.02.

          Section 7.03 INDEMNIFICATION BY THE ISSUER. (a) Without limiting any other rights which any Indemnified Party (as hereinafter defined) may have hereunder or under applicable law, the Issuer hereby agrees to indemnify the Trustee, the Administrative Agent, each Noteholder and each of the successors, permitted transferees and assigns of any such Person and all officers, directors, shareholders, controlling Persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an "INDEMNIFIED PARTY"), from and against any and all damages, losses, claims (whether on account of settlements or otherwise, and whether or not the relevant Indemnified Party is a party to any action or proceeding that gives rise to any Indemnified Losses (as defined below)), judgments, liabilities and related reasonable costs and expenses (including reasonable attorneys' fees and disbursements) (all of the foregoing being collectively called "INDEMNIFIED LOSSES") awarded against or incurred by any of them that arise out of or relate to any of the following:

          (i) reliance on any representation or warranty made by the Issuer (or any of its officers) in writing under or in connection with this Indenture, or reliance on any other information or report (including any Daily Report, Settlement Statement or certificate of the Servicer described in SECTION 3.05) delivered pursuant hereto containing an untrue fact or a materially misleading omission;

          (ii) the failure by the Issuer to comply with any term, provision or covenant contained in this Indenture, any other
     Transaction Document or with any applicable law, rule or regulation with respect to any Receivable or Related Transferred Assets, or the nonconformity of any Receivable or Related Transferred Asset with any such applicable law, rule or regulation;

          (iii) the failure to vest and maintain vested in the Issuer, legal and equitable title to and ownership of the Receivables and other Transferred Assets which are, or are purported to be, sold or otherwise transferred by the Sellers to the Issuer under the Purchase Agreement, and the failure by the Issuer to vest in the Trustee a first priority security interest in all of the Pledged Assets, in each of the above cases, free and clear of any Adverse Claim (other than Adverse Claims created under the Transaction Documents in favor of the Issuer and/or the Trustee);

          (iv) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables and other Pledged Assets in which a security interest is, or is purported to be, granted by the Issuer hereunder;

          (v) the failure by the Issuer to be duly qualified to do business, to be in good standing or to have filed appropriate fictitious or assumed name registration documents in any jurisdiction;

          (vi) any dispute, claim, offset or defense of an Obligor (other than discharge in bankruptcy) to the payment of any Receivable included in the Pledged Assets (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise related to such Receivable;

          (vii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever nature arising out of or in connection with the goods and/or merchandise or services that are the subject of any Receivable or related Contract included in the Pledged Assets;

          (viii)  the failure of the Issuer or any Seller to pay when due
     (A) any taxes or charges imposed on the Issuer or such Seller or (B) any sales taxes or other governmental fees or charges imposed in connection with the transfer of the Transferred Assets under the Purchase Agreement or the grant of security under this Indenture;

          (ix) the failure of the Issuer or any of its agents or representatives (including, without limitation, agents, representatives and employees of the Servicer acting pursuant to authority granted under SECTION 6.02 of the Purchase Agreement) to remit to the Trustee or the Administrative Agent any Collections of Pledged Assets as required under this Indenture; and

          (x) the performance by any such Indemnified Party of its duties under (and in accordance with the terms of) the Indenture, any Supplement or any other Transaction Document.

           Any Indemnified Losses shall be paid by the Issuer to the applicable Indemnified Party within 5 Business Days following such Indemnified Party's written demand therefor, setting forth, in reasonable detail, the calculation of such amount and the basis of such demand. Payments to be made pursuant to this
SECTION 7.03 shall be paid to the extent that funds are available to make such payments after all other amounts to be paid to the Noteholders pursuant to
SECTION 4.02(e) or (f) (as applicable) shall have been paid, and there shall be no recourse to, and the Indemnified Party shall have no Claim against, the Issuer for all or any part of any amounts payable pursuant to this SECTION 7.03 if such funds are at any time insufficient to make all or part of any such payments.

          Notwithstanding the foregoing (and, with respect to CLAUSE (B) below, without prejudice to the rights that the Trustee or the Administrative Agent may have pursuant to the other provisions of this Indenture or the provisions of any of the other Transaction Documents), in no event shall any Indemnified Party be indemnified for any Indemnified Losses (A) resulting from the gross negligence or wilful misconduct on the part of such Indemnified Party (or the gross negligence or wilful misconduct on the part of any of such Indemnified Party's officers, directors, employees or agents), (B) to the extent the same includes Indemnified Losses in respect of Receivables and reimbursement therefor that would constitute credit recourse to the Issuer for the amount of any Receivable or Related Transferred Asset not paid by the related Obligor, (C) to the extent such Indemnified Losses represent, or result from, lost profits, (D) to the extent such Indemnified Losses are or result from taxes (including interest and penalties thereon) asserted with respect to (1) payments of principal of, interest on, or other amounts owed with respect to, the Notes, (2) franchise or withholding taxes imposed on or payable by any Indemnified Party, or (3) Federal, state, local or other income taxes on or measured by the gross or net income or receipts of such Indemnified Party and costs and expenses in defending against the same, or (e) to the extent such Indemnified Losses constitute consequential, special or punitive damages.

          (b) The agreements contained in this SECTION 7.03 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee or the Administrative Agent, as the case may be.


                                     ARTICLE VIII

                                     THE SERVICER

          Section 8.01  REPRESENTATIONS AND WARRANTIES OF THE SERVICER.   On the
date hereof and on each Subsequent Issuance Date, the Servicer hereby makes, and any Successor Servicer also shall be deemed to make by its acceptance of its appointment hereunder, the following representations and warranties for the benefit of the Trustee, the Administrative Agent, and the Noteholders:

          (a) ORGANIZATION AND GOOD STANDING. The Servicer is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation and has full power and authority to own its properties and to conduct its business as such properties are presently owned and as such business is presently conducted.

          (b) DUE QUALIFICATION. The Servicer is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in all jurisdictions in which the servicing of the Receivables and the Related Transferred Assets as required by this Indenture requires such qualification, licenses or approvals and where the failure so to qualify, to obtain such licenses and approvals or to preserve and maintain such qualification, licenses or approvals would have a Material Adverse Effect.

          (c) POWER AND AUTHORITY; DUE AUTHORIZATION. The Servicer has (i) all necessary power and authority to (A) execute and deliver this Indenture and the other Transaction Documents to which it is a party, and (B) perform its obligations under this Indenture and the other Transaction Documents to which it is a party, and (ii) duly authorized by all necessary action the execution, delivery, and performance of this Indenture and the other Transaction Documents to which it is a party and the consummation of the transactions provided for in this Indenture and the other Transaction Documents to which it is a party.

          (d) BINDING OBLIGATIONS. This Indenture constitutes, and each other Transaction Document to which the Servicer is party when executed and delivered will constitute, a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (e) NO CONFLICT OR VIOLATION. The execution and delivery by the Servicer of this Indenture and the other Transaction Documents to which it is a party, the performance by the Servicer of its obligations hereunder and thereunder and the fulfillment by the Servicer of the terms hereof and thereof that are applicable to it will not (i) conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (A) the Certificate of Incorporation or the Bylaws of the Servicer or (B) any indenture, loan agreement, mortgage, deed of trust, or other material agreement or instrument to which the Servicer is a party or by which it or any of its properties is bound or (ii) conflict with or violate any federal, state, local or foreign law or any decision, decree, order, rule, or regulation applicable to the Servicer or any of its properties of any court or of any federal, state, local or foreign regulatory body, administrative agency, or other Governmental
     Authority having jurisdiction over the Servicer or any of its properties, which conflict, violation, breach or default described in CLAUSE (i) or CLAUSE (ii) immediately above, individually or in the aggregate, would have a Material Adverse Effect.

          (f) GOVERNMENTAL APPROVALS. All authorizations, consents, orders and approvals of, or other action by, any Governmental Authority that are required to be obtained by the Servicer, and all notices to and filings with any Governmental Authority that are required to be made by the Servicer, in the case of each of the foregoing in connection with the execution, delivery and performance by the Servicer of this Indenture and any other Transaction Documents to which it is a party and the consummation of the transactions contemplated by this Indenture and such other Transaction Documents, have been obtained or made and are in full force and effect (other than the filing of the UCC financing statements referred to in SECTION 2.03(a)(ii)(A), all of which, at the time required in SECTION 2.03(a)(ii)(A), will be duly made), except where the failure to obtain or make such authorization, consent, order, approval, notice or filing would not have a Material Adverse Effect.

          (g) NO PROCEEDINGS. (i) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, arbitrator, administrative agency, or other tribunal or governmental instrumentality and (ii) the Servicer is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority, that, in the case of foregoing CLAUSES (i) and
     (ii), (A) seeks to affect adversely the income tax attributes of the Notes under the United States federal income tax system or any state income tax system, or (B) individually or in the aggregate for all such actions, suits, proceedings and investigations, would have a Material Adverse Effect.

The representations and warranties set forth in this SECTION 8.01 shall survive the date of the making thereof by the Servicer and the grant of the Receivables and the other Pledged Assets to the Trustee in accordance with the Granting Clause of this Indenture. Upon discovery by the Issuer, the Servicer, the Trustee, or the Administrative Agent of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give written notice to the other parties to this Indenture within three Business Days following such discovery. The

Trustee's and the Administrative Agent's obligations in respect of discovering any such breach are limited as provided in SECTION 11.02.

          Section 8.02 COVENANTS OF THE SERVICER. From the Closing Date until the date of the satisfaction and discharge of this Indenture, the Servicer hereby covenants and agrees, and any Successor Servicer by its acceptance of its appointment hereunder shall be deemed to covenant and agree, as follows for the benefit of the Trustee, the Administrative Agent, and the Noteholders:

          (a) COMPLIANCE WITH LAWS, ETC. The Servicer shall maintain in effect all qualifications required under applicable law in order to service properly the Receivables and shall comply in all material respects with all applicable laws, rules, regulations, judgments, decrees and orders, in each case to the extent the failure to comply with which, individually or in the aggregate for all such failures, would have a Material Adverse Effect.

          (b) PRESERVATION OF CORPORATE EXISTENCE. Except as otherwise permitted pursuant to SECTION 8.03, the Servicer shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would have a Material Adverse Effect.

          (c) COMPLIANCE WITH TRANSACTION DOCUMENTS. The Servicer will comply with the terms and provisions of each of the Transaction Documents to which it is a party.

The covenants set forth in this SECTION 8.02 shall survive the date of the making thereof by the Servicer and the grant of security in the Receivables and the other Pledged Assets to the Trustee in accordance with the Granting Clause of this Indenture. Upon discovery by the Issuer, the Servicer, the Trustee, or the Administrative Agent of a breach of any of the foregoing covenants, the party discovering such breach shall give written notice to the other parties to this Indenture within three Business Days following such discovery. The Trustee's and the Administrative Agent's obligations in respect of discovering any such breach are limited as provided in SECTION 11.02.

          Section 8.03 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE SERVICER. The Servicer shall not consolidate with or merge into any other Person or convey, transfer or sell all or substantially all of its properties and assets to any Person, unless:

          (a) (i) the Servicer is the surviving entity thereof or, if the Servicer is not the surviving entity thereof, the Person formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance, transfer or sale all or substantially all of the properties and assets of the Servicer shall, in any such case, be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and, if the Servicer is not the surviving entity, such corporation shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee and the Administrative Agent and in form and substance satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder and under the other Transaction Documents to which the Servicer is a party; and (ii) the Servicer shall have delivered to the Trustee and the Administrative Agent an Officer's Certificate and an Opinion of Counsel for the Servicer each stating that such consolidation, merger, conveyance, transfer or sale and such supplemental agreement comply with this SECTION 8.03(a), that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity, and that all conditions precedent in this SECTION 8.03(a) that relate to such transaction have been complied with; and

          (b) the Rating Agency Condition shall have been satisfied in connection with such merger, consolidation or succession;

IT BEING ACKNOWLEDGED AND AGREED, that the foregoing restrictions shall not apply to any merger of any subsidiary of the Servicer which was existing and was wholly-owned by the Servicer as of the Closing Date with and into the Servicer, which mergers shall be permitted hereunder without notice or consent so long as the Servicer shall be the surviving entity thereof.

          Section 8.04 INDEMNIFICATION BY THE SERVICER. Without limiting any other rights which any Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify the Trustee, the Administrative Agent, and the other Indemnified Parties from and against any and all Indemnified Losses awarded against or incurred by any of them that arise out of or relate to the Servicer's performance of, or failure to perform, any of its obligations under or in connection with any Transaction Document while it was acting as Servicer hereunder; PROVIDED, HOWEVER, that no Successor Servicer (if other than a Stone Person) shall have any liability hereunder for any such

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Indemnified Loss except to the extent such loss was caused by such Successor
Servicer's own negligence or wilful misconduct in the performance of, or failure to perform, its obligations under the Transaction Documents. Any Indemnified Losses shall be paid by the Servicer to the applicable Indemnified Party within 5 Business Days following such Indemnified Party's written demand therefor, setting forth, in reasonable detail, the calculation of such amount and the basis of such demand.

          Notwithstanding the foregoing (and, with respect to CLAUSE (b) below, without prejudice to the rights that such Indemnified Party may have pursuant to the other provisions of this Indenture or the provisions of any of the other Transaction Documents), in no event shall any Indemnified Party be indemnified against any Indemnified Losses (a) resulting from gross negligence or wilful misconduct on the part of such Indemnified Party (or the gross negligence or wilful misconduct on the part of any of such Indemnified Party's officers, directors, employees or agents), (b) to the extent the same includes Indemnified Losses in respect of Receivables and reimbursement therefore that would constitute credit recourse to the Servicer for the amount of any Receivable or Related Transferred Asset not paid by the related Obligor, (c) to the extent such Indemnified Losses represent or result from lost profits, (d) to the extent such Indemnified Losses are or result from taxes (including interest and penalties thereon) asserted with respect to (i) payments of principal of, interest on, or other amounts owed with respect to, the Notes, (ii) franchise or withholding taxes imposed on or payable by any Indemnified Party or (iii) Federal, state, local or other income taxes on or measured by the gross or net income or receipts of such Indemnified Party and costs and expenses in defending against the same, or (e) to the extent that such Indemnified Losses constitute consequential, special or punitive damages.

          The agreements of the Servicer contained in this SECTION 8.04 shall survive (i) the replacement or termination of any Person acting as Servicer hereunder with respect to any Indemnified Losses arising in connection with such Person's acting as Servicer, (ii) the satisfaction and discharge of this Indenture and (iii) the resignation or removal of the Trustee or the Administrative Agent, as the case may be.

          Section 8.05 SERVICER LIABILITY. The Servicer shall be liable in accordance with this Indenture only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein and as set forth herein.

          The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Indenture, any Supplement or any of the other

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

Transaction Documents to which it is a party, which in its reasonable opinion may involve it in any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action relating to the servicing, collection or administration of Receivables and Related Transferred Assets that it may reasonably deem necessary or appropriate for the benefit of the Noteholders with respect to this Indenture or any of the other Transaction Documents to which it is a party, and the rights and duties of the parties hereto and thereto and the interests of the Noteholders hereunder and thereunder.


                                      ARTICLE IX

                        LIQUIDATION EVENTS; EVENTS OF DEFAULT

          Section 9.01 LIQUIDATION EVENTS. Any of the following events shall constitute a "LIQUIDATION EVENT":

          (a) an Event of Bankruptcy shall occur with respect to the Issuer or any Seller, or any Seller shall become unable for any reason to, or shall for any other reason cease to, transfer interests in the Receivables or Related Transferred Assets to the Issuer in accordance with the Purchase Agreement; PROVIDED, HOWEVER, that if, at any time prior to the Liquidation Commencement Date, a Liquidation Event occurs pursuant to this SECTION 9.01(a) as a result of a bankruptcy proceeding being filed by or against the Issuer or any Seller, then, notwithstanding anything to the contrary in this SECTION 9.01(a) or in the definition of "LIQUIDATION COMMENCEMENT DATE," on and after the day on which such a bankruptcy proceeding is filed, the Issuer shall cease to purchase Receivables and the Related Purchased Assets from all of the Sellers and the Purchase Termination Date shall be deemed to have automatically occurred;

          (b) the Issuer shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

          (c) the Aggregate Net Outstandings shall exceed the Base Amount for a period of five or more consecutive Business Days;

          (d)  the occurrence and continuance of a Servicer Default; or

          (e) any failure by the Issuer to make any payment, transfer or deposit required by this Indenture or any Supplement to be made by it or to give instructions or to give notice to the Trustee, the Administrative Agent or the Paying Agent (if other than the Administrative Agent) to

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

     make such payment, transfer or deposit, which failure continues unremedied (A) in the case of payments of interest on the Notes, for five Business Days and (B) in the case of all payments not included in CLAUSE (A) above, for seven Business Days after the date on which an Authorized Officer of the Issuer has actual knowledge of such failure.

Upon the occurrence of any event described in SUBSECTION (a) or (b) above, the Liquidation Commencement Date and the Purchase Termination Date shall occur without any notice or other action on the part of the Trustee or the Noteholders, immediately upon the occurrence of such Liquidation Event. On the tenth day after the Issuer receives notice of or becomes aware of (as evidenced by the Daily Reports for the Business Days in question), the occurrence of the event described in SUBSECTION (c) above, the Liquidation Commencement Date shall occur without any notice or other action on the part of the Trustee or the Noteholders. Upon the occurrence and during the continuance of any event described in SUBSECTION (d) or (e) above, after the applicable grace period, if any, set forth in such subsection, the Majority Noteholders may (or the Trustee, at the direction of the Majority Noteholders, shall) by notice then given in writing to the Issuer, the Administrative Agent, and the Servicer, declare that the Liquidation Commencement Date and the Purchase Termination Date shall have occurred as of the date of Issuer's receipt of such notice.

          Notwithstanding the foregoing, a delay in or failure in performance referred to in SUBSECTION (e) above for a period of 10 Business Days after the applicable grace period shall not (unless such delay or failure continues after such 10 Business Day period) constitute a Liquidation Event if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Issuer and such delay or failure was caused by an act of God or the public enemy, riots, acts of war, acts of terrorism, epidemics, flood, embargoes, weather, landslides, fire, earthquakes or similar causes. The preceding sentence shall not relieve the Issuer from using its best efforts to perform its obligations in a timely manner in accordance with the terms hereof and of the other Transaction Documents, and the Issuer shall promptly give the Trustee and the Administrative Agent an Officer's Certificate notifying them of such failure or delay by it.

          Section 9.02 EVENTS OF DEFAULT. Any of the following events shall constitute an "EVENT OF DEFAULT":

          (a) an Event of Bankruptcy shall occur with respect to the Issuer;

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

          (b) a Liquidation Event described in SECTION 9.01(e) shall have occurred and been continuing for thirty consecutive days;

          (c) the Issuer shall have failed, as of any Payment Date and for any reason, to have paid all accrued interest on the Notes, and such failure shall not have been cured by the next succeeding Payment Date; and

          (d) the Issuer shall have failed to pay in full the entire Outstanding Principal Balance of any Note on or prior to the respective Maturity Date therefor.

Upon the occurrence and during the continuance of an Event of Default, after the applicable grace period, if any, set forth above in this SECTION 9.02, the Trustee may (and, at the direction of the Required Noteholders, shall) by notice then given in writing to the Issuer and the Servicer (with a copy thereof to the Administrative Agent), declare that the Notes and all other obligations owed hereunder to the Noteholders have become immediately due and payable, in the event of which declaration the Purchase Termination Date and the Liquidation Commencement Date shall occur as of the date of Issuer's receipt of such notice; PROVIDED, however, that if an Event of Bankruptcy occurs with respect to the Issuer, the Notes and all other obligations owed hereunder to the Noteholders shall immediately and automatically become due and payable upon the occurrence of such Event of Bankruptcy and the Purchase Termination Date and Liquidation Commencement Date shall each occur, in each case without any notice or other action on the part of the Trustee, the Administrative Agent or the Noteholders; and PROVIDED, FURTHER, that, subject to the limitations on recourse set forth herein, all unpaid principal and interest owing with respect to any Note shall be due and payable on the Stated Maturity Date therefor without any notice or action on the part of the Trustee, the Administrative Agent or the Noteholders (other than the surrender of such Note by the holder thereof to the Paying Agent).

          Section 9.03 REMEDIES. Upon the occurrence of an Event of Default, the Trustee shall have, in addition to all other rights and remedies available to the Trustee under this Indenture or otherwise, (a) the right to apply Collections to the payment of the Obligations of the Issuer and the Servicer under this Indenture or under any of the other Transaction Documents, as provided herein, and (b) all rights and remedies of a secured party under the UCC and all other rights and remedies provided under any and all other applicable laws, which rights, in the case of each and all of the foregoing, shall be cumulative. The Trustee shall exercise such rights at the direction of the Noteholders pursuant to (and subject to the limitations specified in)
SECTION 11.18; PROVIDED, that without the consent of all of

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

the Noteholders, the Trustee shall not be permitted to sell, transfer or otherwise convey the Pledged Assets to any third-party for an amount less than the aggregate Outstanding Principal Balance of all of the Notes, together with all accrued but unpaid interest thereon.


                                      ARTICLE X

                                  SERVICER DEFAULTS

          Section 10.01 SERVICER DEFAULTS. Any of the following events shall constitute a "SERVICER DEFAULT":

          (a) any failure by the Servicer (in its capacity as Servicer) to make any payment, transfer or deposit required by this Indenture or any of the other Transaction Document to be made by it or to give instructions or to give notice to the Trustee, the Administrative Agent, or the Paying Agent (if other than the Administrative Agent) to make such payment, transfer or deposit, which failure continues unremedied (A) in the case of payments of interest on the Notes, for five Business Days and (B) in the case of all payments not included in CLAUSE (A) above, for seven Business Days after the date on which an Authorized Officer of the Servicer has actual knowledge of such failure;

          (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Indenture or any other Transaction Document, which failure has a material adverse effect on the Noteholders of any Series of Notes and continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Administrative Agent, or to the Servicer, the Trustee, and the Administrative Agent by any Noteholder;

          (c) the Servicer shall assign its duties under this Indenture, except for delegations to Sub-Servicers contemplated under the Purchase Agreement or as permitted by SECTIONS 3.01(c) and 8.03;

          (d) any representation, warranty or certification made by the Servicer hereunder or under any of the other Transaction Document or in any certificate or other document or instrument delivered pursuant to this Indenture or any of the other Transaction Document shall prove to have been incorrect in any material respect when made or delivered and which has a material adverse effect on the Noteholders of any Series of Notes which material adverse effect continues unremedied for a period of 30 days after the date on which written notice of such circumstance, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Administrative Agent, or to the Servicer, the Trustee, and the Administrative Agent by any Noteholder; or

          (e)  any Event of Bankruptcy shall occur with respect to the Servicer.

Upon the occurrence and during the continuance of any Servicer Default or any Event of Default, the Trustee, at the direction of the Majority Noteholders, shall, by notice then given in writing to the Servicer (a "TERMINATION NOTICE"), terminate all (but not less than all) the rights and obligations of the Servicer as Servicer under this Indenture and in and to the Receivables, the Related Transferred Assets and the proceeds thereof.

          As soon as possible, and in any event within five Business Days, after an Authorized Officer of the Servicer has obtained knowledge of the occurrence of any Servicer Default, the Servicer shall furnish notice thereof to the Trustee, the Administrative Agent, and the Applicable Rating Agencies, and the Issuer and the Administrative Agent shall promptly upon receipt of such notice furnish notice thereof to each Noteholder.

          Notwithstanding the foregoing, a delay in or failure in performance referred to in SUBSECTION (a) above for a period of 10 Business Days after the applicable grace period, or in SUBSECTION (b) or (d) above for a period of 30 Business Days after the applicable grace period, shall not (unless such delay or failure continues after such 10 or 30 Business Day period, as applicable) constitute a Servicer Default if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, riots, acts of war, acts of terrorism, epidemics, flood, embargoes, weather, landslides, fire, earthquakes or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms hereof and of the other Transaction Documents, and the Servicer shall promptly give the Trustee, the Administrative Agent, and the Issuer an Officer's Certificate notifying them of such failure or delay by it.

          Section 10.02  ADMINISTRATIVE AGENT TO ACT; APPOINTMENT OF SUCCESSOR.
(a)  On and after the Servicer's receipt of a Termination Notice pursuant to
SECTION 10.01, the Servicer shall continue to perform all servicing functions under this Indenture until the date specified in the Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Trustee, until a date mutually agreed upon by the Servicer

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

and the Trustee. The Trustee shall, as promptly as possible after the giving of a Termination Notice, nominate an Eligible Servicer as successor servicer (the "SUCCESSOR SERVICER"). Any Person who is nominated to be a Successor Servicer shall accept its appointment by a written assumption in form and substance acceptable to the Trustee and which satisfies the Rating Agency Condition. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Administrative Agent without further action shall automatically, upon its receipt of notice thereof from the Trustee, be appointed the Successor Servicer. If the Administrative Agent is prohibited by applicable law from performing the duties of the Servicer hereunder or is unwilling or otherwise unable to act as such, the Trustee may act as Servicer or may appoint, or petition a court of competent jurisdiction to appoint, a Successor Servicer hereunder. The Administrative Agent, or the Trustee, as applicable, may delegate any of its servicing obligations to an affiliate or agent in accordance with SECTION 6.02(b) of the Purchase Agreement. The Trustee shall give prompt notice to the Administrative Agent, the Issuer, the Applicable Rating Agencies and each Noteholder upon the appointment of a Successor Servicer.

          (b) After the Servicer's receipt of a Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee and shall have accepted such appointment pursuant to SECTION 10.02(a), all authority and power of the Servicer under this Indenture shall pass to and be vested in the Successor Servicer (a "SERVICE TRANSFER"); and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and instruments, and to do and accomplish all other acts or things that the Trustee reasonably determines are necessary or appropriate to effect the purposes of such Service Transfer. Upon the appointment of such Successor Servicer and its acceptance thereof, the departing Servicer agrees that it will terminate its activities as Servicer hereunder in a manner that the Trustee indicates will facilitate the transition of the performance of such activities to the Successor Servicer. The departing Servicer agrees that it shall use reasonable efforts to assist the Successor Servicer in assuming the obligations to service and administer the Receivables and the Related Transferred Assets, on the terms and subject to the conditions set forth herein, and to effect the termination of the responsibilities and rights of the departing Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of the departing Servicer to service the Receivables and Related Transferred Assets provided for under this Indenture and all authority over all cash amounts which shall thereafter be received with respect to the Receivables or the Related Transferred Assets. The departing Servicer shall, within five Business Days after the designation of a Successor

Servicer, transfer its electronic records (including software) relating to the Receivables, the related Contracts and the Related Transferred Assets to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables and the Related Transferred Assets in the manner and at such times as the Successor Servicer shall request. To the extent that compliance with this SECTION 10.02(b) shall require the departing Servicer to disclose to the Successor Servicer information of any kind which the departing Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the departing Servicer shall reasonably deem necessary to protect its interest prior to the transfer contemplated by the preceding sentence. All reasonable costs and expenses (including attorneys' fees and disbursements) incurred in connection with transferring the Receivables, the Related Transferred Assets and all related Records (including the related Contracts) to the Successor Servicer and amending this Indenture and the other Transaction Documents to reflect such succession as Servicer pursuant to this SECTION 10.02(b) shall be paid by the departing Servicer (or, if the Administrative Agent or the Trustee serves as Successor Servicer on an interim basis, the departing Servicer in whose place the Administrative Agent or the Trustee was then acting) within 15 days after presentation of reasonable documentation of such costs and expenses.

          (c) Upon its appointment and acceptance thereof, the Successor Servicer shall be the successor in all respects to the departing Servicer with respect to servicing functions under this Indenture and shall be subject to all the responsibilities and duties relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Indenture to the Servicer shall be deemed to refer to the Successor Servicer.

          (d) All authority and power granted to the Servicer under this Indenture shall automatically cease and terminate upon satisfaction and discharge of this Indenture pursuant to SECTION 13.01, and shall pass to and be vested in the Issuer and, without limitation, the Issuer is hereby authorized and empowered, on and after the effective date of such termination, to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments and to do and accomplish all other acts or things that the Issuer reasonably determines are necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Issuer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing of the Receivables and the Related Transferred Assets. The Servicer (if other than Stone Container) shall, within five Business Days after such termination, transfer its electronic records relating to the Receivables and the Related Transferred Assets to the Issuer in such electronic form as the Issuer may reasonably request and shall transfer all other records, correspondence and documents relating to the Receivables and the Related Transferred Assets to the Issuer in the manner and at such times as the Issuer shall reasonably request. To the extent that compliance with this SECTION 10.02(d) shall require the Servicer (if other than Stone Container) to disclose to the Issuer information of any kind which the Servicer deems to be confidential, the Issuer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall reasonably deem necessary to protect its interests. All reasonable costs and expenses (including attorneys' fees and disbursements) incurred by the Administrative Agent, if any, in its capacity as a Successor Servicer, in connection with such termination shall be paid by the Issuer within 15 days after presentation of reasonable documentation of such costs and expenses.


                                      ARTICLE XI

                       THE TRUSTEE AND THE ADMINISTRATIVE AGENT

          Section 11.01 DUTIES OF TRUSTEE AND THE ADMINISTRATIVE AGENT. (a) Except after the occurrence of a Servicer Default or an Event of Default, each of the Trustee and the Administrative Agent undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and/or the other Transaction Documents, and no implied covenants, obligations or duties shall be read in to this Indenture or any of the other Transaction Documents as against such Person. The provisions of this ARTICLE XI shall apply to the Administrative Agent solely in its capacity as Administrative Agent, and not in its capacity as a Successor Servicer to the extent it acts as such in accordance with SECTION 10.02. Following the occurrence of a Servicer Default or an Event of Default of which a Responsible Officer of the Trustee has received written notice, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs; PROVIDED, FURTHER, that if the Administrative Agent shall assume the duties of the Servicer pursuant to SECTION 10.02, the Administrative Agent in performing such duties shall use the degree of skill and attention customarily exercised by a servicer with respect to trade receivables that it services for itself or others. Neither the Trustee nor the Administrative Agent shall have any power to create, assume or incur indebtedness or other liabilities in the name of the Issuer or the Noteholders, other than as contemplated in, or incidental to the performance of its duties under, this Indenture.

          (b) Each of the Trustee or the Administrative Agent, upon its receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to it pursuant to any provision of this Indenture or any of the other Transaction Documents, shall examine them to determine whether they are complete and in the form required by this Indenture or such other Transaction Document. The Trustee or the Administrative Agent, as the case may be, shall give prompt written notice to the Person who furnished any item of the type listed in the preceding sentence of any lack of completeness or conformity of any such item to the applicable requirements of this Indenture or such other Transaction Document.
In addition, the Trustee or the Administrative Agent, as the case may be, shall give prompt written notice to the Noteholders of any material lack of completeness or conformity of any such instrument to the applicable requirements of this Indenture or any of the other Transaction Documents discovered by the Trustee or the Administrative Agent, as the case may be, if such lack of completeness or non-conformity would entitle all or a specified percentage of the Noteholders of all or any Series of Notes to take any action pursuant to this Indenture.

          (c) Subject to SECTION 11.01(a), no provision of this Indenture shall be construed to relieve the Trustee or the Administrative Agent from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct; PROVIDED, HOWEVER, that:

          (i) neither the Trustee nor the Administrative Agent shall be liable for an error of judgment made in good faith by Responsible Officers of the Trustee or the Administrative Agent, as the case may be, unless it shall be proved that the Trustee or the Administrative Agent, as applicable, was negligent in ascertaining the pertinent facts;

         (ii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction (as applicable) of the Majority Noteholders, the Required Noteholders, all Noteholders, or the Required Series Holders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture or any of the other Transaction Documents;

          (iii) neither the Trustee nor the Administrative Agent shall be charged with knowledge of (A) any failure by the Servicer (if other than the Trustee or the Administrative Agent) to comply with the obligations of the Servicer referred to in SUBSECTIONS (a), (b) or (c) of SECTION 10.01,
     (B) any breach of the representations and warranties of the

     Issuer set forth in SECTION 2.03 or 7.01 or the representations and warranties of the Servicer set forth in SECTION 8.01, (C) any breach of the covenants of the Issuer set forth in SECTION 7.02 or the covenants of the Servicer set forth in SECTION 8.02, (D) the ownership of any Note for purposes of SECTION 6.16, or (E) the occurrence of any Liquidation Event, Unmatured Liquidation Event, Pay- Out Event, Unmatured Pay-Out Event, Event of Default, Unmatured Event of Default or Servicer Default, in each case unless a Responsible Officer of the Trustee or the Administrative Agent, as the case may be, receives written notice of such matter from the Servicer, the Issuer or any Noteholder;

          (iv) in the absence of bad faith on the part of the Trustee or the Administrative Agent, the Trustee or the Administrative Agent, as the case may be, may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions that are furnished to the Trustee or the Administrative Agent, as applicable, and that conform to the requirements of this Indenture or the other applicable Transaction Documents; and

          (v) without limiting the generality of this SECTION 11.01 or SECTION 11.02, neither the Trustee nor the Administrative Agent shall have any duty
     (A) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Receivables or the Related Transferred Assets, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to the payment or discharge of any tax, assessment, or other governmental charge or any Adverse Claim or encumbrance of any kind owing with respect to, assessed or levied against, all or any of the Pledged Assets, (C) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee or the Administrative Agent, as applicable, pursuant to this Indenture that are believed by the Trustee or the Administrative Agent, as applicable, to be genuine and to have been signed or presented by the proper party or parties or (D) to ascertain or inquire as to the performance or observance of any of the Issuer's or the Servicer's representations, warranties or covenants or the Servicer's duties and obligations as Servicer.

          (d) Neither the Trustee nor the Administrative Agent shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if the Trustee or the Administrative Agent, as the case may be, reasonably believes that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture or any of the other Transaction Documents shall in any event require the Trustee or the Administrative Agent to perform, or be responsible for the manner of performance of, any obligations of the Servicer under this Indenture or any of the other Transaction Documents, except during such times, if any, as the Administrative Agent or the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Indenture.

          (e) Except for actions expressly authorized by this Indenture, neither the Trustee nor the Administrative Agent shall take any action reasonably likely to impair its or the Noteholders' interests in any of the Pledged Assets which are now existing or hereafter created or to impair the value of any Pledged Asset which are now existing or hereafter created.

          (f) Except to the extent expressly otherwise provided in this Indenture, the Trustee shall have no right to release its lien (for the benefit of the Noteholders) on any of the Pledged Assets, to accept any other obligation or property for any Pledged Assets, or to withdraw any Pledged Asset, except, in each case, upon the satisfaction and discharge of this Indenture or with the consent of each of the Noteholders.

          (g) In the event that the Paying Agent or the Transfer Agent and Registrar (in either case, if other than the Administrative Agent) shall fail to perform any obligation, duty or agreement in the manner or on the day on which such obligation, duty or agreement is required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Indenture, the Administrative Agent shall be obligated, promptly upon receipt by a Responsible Officer of the Administrative Agent of written notice thereof, to perform such obligation, duty or agreement in the manner so required.

          (h) The Administrative Agent shall transmit by mail notice of any Pay-Out Event, Liquidation Event or Event of Default with respect to the Notes of any Series (i) within 10 Business Days after any Responsible Officer of the Administrative Agent shall have received written notice of the occurrence thereof, to all affected Noteholders, as their names and addresses appear in the Note Register, unless such event shall have been cured or waived prior to such time and (ii) within 5 Business Days after any Responsible Officer of the Administrative Agent receives written notice of the occurrence thereof, to each of the Applicable Rating Agencies.

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

          Section 11.02 CERTAIN MATTERS AFFECTING THE TRUSTEE AND THE ADMINISTRATIVE AGENT. Except as otherwise provided in SECTION 11.01:

          (a) each of the Trustee and the Administrative Agent may rely on and shall be protected in acting on, or in refraining from acting in accordance with, any resolution, Officer's Certificate, Opinion of Counsel, certificate of auditors or any other certificate, statement, instrument, instruction, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document and any information contained therein believed by it to be genuine and to have been signed or presented to it pursuant to this Indenture or any of the other Transaction Documents by the proper party or parties including, but not limited to, reports and records required by ARTICLE III;

          (b) each of the Trustee and the Administrative Agent may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or permitted or omitted by it hereunder or under any of the other Transaction Documents in good faith and in accordance with such advice or Opinion of Counsel;

          (c) neither the Trustee nor the Administrative Agent (including the Administrative Agent in its role as Successor Servicer, to the extent that it ever acts in such capacity) shall be under any obligation to exercise any of the rights or powers vested in it by this Indenture, or to institute, conduct or defend any litigation or other proceeding hereunder or thereunder or in relation hereto or thereto, at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture or any of the other Transaction Documents, unless such Noteholders shall have offered to the Trustee and/or the Administrative Agent, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; PROVIDED, HOWEVER, that nothing contained herein shall relieve the Trustee of the obligation, upon the occurrence and continuance of a Servicer Default which has not been cured, to exercise such of the rights and powers vested in it by this Indenture and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

          (d) neither the Trustee nor the Administrative Agent shall be personally liable for any action taken, permitted or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture or by any of the other Transaction Documents;

          (e) neither the Trustee nor the Administrative Agent shall be bound to (but may in its sole discretion) make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Required Noteholders; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee or the Administrative Agent of the costs, expenses, or liabilities likely to be incurred by it in connection with making such investigation shall, in the opinion of the Trustee or the Administrative Agent, not be reasonably assured to the Trustee or the Administrative Agent, as the case may be, by the security afforded to it by the terms of this Indenture, the Trustee or the Administrative Agent, as the case may be, may require reasonable indemnity against such costs, expenses, or liabilities as a condition to proceeding with such investigation. The reasonable expense of every such examination shall be paid by the Issuer;

          (f) the Trustee or the Administrative Agent may execute any of the trusts, powers or rights hereunder or under any of the other Transaction Documents or perform any duties hereunder or thereunder either directly or by or through agents, representatives, attorneys or a custodian, and neither the Trustee nor the Administrative Agent shall be responsible for any misconduct or negligence on the part of any such agent, representative, attorney or custodian appointed with due care by it hereunder;

          (g) except as may be required by SECTION 11.01(b) hereof, neither the Trustee nor the Administrative Agent shall be required to make any initial or periodic examination of any documents or records related to the Pledged Assets for the purpose of establishing the presence or absence of defects or for any other purpose;

          (h) whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee or the Administrative Agent shall be subject to the provisions of SECTION 11.01 and this SECTION 11.02;

          (i) neither the Trustee nor the Administrative Agent shall have any liability with respect to the acts or omissions of the Servicer (except and to the extent the Administrative Agent or the Trustee is the Servicer), including, but not limited to, acts or omissions in connection with: the servicing, management or administration of the Receivables or the Related Transferred Assets; calculations made by the Servicer, whether or not reported to the Trustee or the Administrative Agent; and deposits into or withdrawals from any Bank Accounts or Trust Accounts established pursuant to the terms of this Indenture;

          (j) in the event that either of the Trustee or the Administrative Agent is also acting as Paying Agent or Transfer Agent and Registrar hereunder, the rights and protections afforded to the Trustee and the Administrative Agent pursuant to this ARTICLE XI shall also be afforded to the Trustee or the Administrative Agent, as the case may be, so acting as Paying Agent or as Transfer Agent and Registrar; and

          (k) whenever in the administration of this Indenture or any of the other Transaction Documents the Trustee or the Administrative Agent shall deem it desirable that a matter be proved or established prior to the Trustee's or the Administrative Agent's taking, suffering or omitting any action hereunder or thereunder, the Trustee or the Administrative Agent, as the case may be, (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

          Section 11.03 MAY HOLD NOTES. The Trustee, the Administrative Agent, any Paying Agent, the Transfer Agent and Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of the Notes and, subject to SECTIONS 11.05 through (and including) 11.07, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Administrative Agent, Paying Agent, Transfer Agent and Registrar or such other agent.

          Section 11.04 MONEY HELD IN TRUST. Money held by the Trustee or the Administrative Agent in trust hereunder need not be segregated from other funds of such Person, except to the extent required by law or this Indenture. Neither the Trustee nor the Administrative Agent shall be under any liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

          Section 11.05 DISQUALIFICATION; CONFLICTING INTERESTS. If, at any time after this Indenture has been qualified under the Trust Indenture Act, the Trustee has or shall acquire any "conflicting interest" within the meaning of
Section 310(b) of the Trust Indenture Act, the Trustee and the Issuer shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act. Without limiting the foregoing, if a conflicting interest is deemed to arise under said Section 310(b)

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

by virtue of the fact that the Trustee is acting as Trustee for more than one Series of Notes outstanding concurrently, and such conflicting interest is not, or is not reasonably expected to be, cured within ninety (90) days of its occurrence, then, in such event, the Trustee may resign or assign to a separate trustee such of its duties under the Transaction Documents as may be necessary to eliminate any such conflicting interest in accordance with SECTION 11.14 hereof.

          Section 11.06 PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER. At all times after this Indenture becomes qualified under the Trust Indenture Act, The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act, and a Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

          Section 11.07 LIMITATION ON LIABILITY OF TRUSTEE AND ADMINISTRATIVE AGENT; ADMINISTRATIVE AGENT NOT A FIDUCIARY. Neither the Trustee nor the Administrative Agent shall at any time have any responsibility or liability for or with respect to the correctness of the recitals contained herein, in any of the other Transaction Documents, or in the Notes (other than the certificate of authentication of the Administrative Agent on the Notes). Except as set forth in SECTION 11.19, neither the Trustee nor the Administrative Agent makes any representations as to the validity or sufficiency of this Indenture, any of the other Transaction Documents, the Notes (other than the certificate of authentication of the Administrative Agent on the Notes), any other Transaction Document or any Pledged Asset or related document. Neither the Trustee nor the Administrative Agent shall be accountable for the use or application by the Issuer of any of the Notes, or of the proceeds of such Notes, or for the use or application of any funds paid to the Issuer or the Servicer in respect of the Pledged Assets or deposited by the Servicer in, or withdrawn by the Servicer from, the Bank Accounts, the Trust Accounts or any other accounts hereafter established to effectuate the transactions contemplated herein or in the other Transaction Documents in accordance with the terms hereof or thereof.

          Neither the Trustee nor the Administrative Agent shall at any time have any responsibility or liability for or with respect to (A) the legality, validity, or enforceability of any ownership or security interest in any Pledged Asset, (B) the perfection or priority of such a security interest, (C) the maintenance of any such perfection or priority, (D) the efficacy of the Granting Clause hereunder, (E) the ability of the Pledged Assets to generate the payments to be distributed to Noteholders under this Indenture, (F) the existence and substance of any Pledged Asset or any related Record or any computer or other

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

record thereof; (G) the validity of the grant of security in any Pledged Asset to the Trustee as contemplated pursuant to the Granting Clause hereunder or of any preceding or intervening grant pursuant thereto; (H) the performance or enforcement of any Pledged Asset; (I) the compliance by the Issuer or the Servicer with any warranty or representation made under this Indenture or in any other Transaction Document and the accuracy of any such warranty or representation prior to the Trustee's and the Administrative Agent's receipt of actual notice of any noncompliance therewith or any breach thereof; (J) any investment of monies pursuant to SECTION 4.03 or any loss resulting therefrom;
(K) the acts or omissions of the Issuer, the Servicer, or any Obligor; (L) any action of the Servicer taken in the name of the Trustee or the Administrative Agent; or (M) any action by the Trustee or the Administrative Agent taken at the instruction of the Servicer; PROVIDED, HOWEVER, that the foregoing shall not relieve either of the Trustee or the Administrative Agent of its obligation to perform its duties under this Indenture and the other Transaction Documents in accordance with the terms hereof and thereof.

          Except with respect to a claim based on the failure of either of the Trustee or the Administrative Agent to perform its respective duties under this Indenture or under any of the other Transaction Documents or based on the Trustee's or the Administrative Agent's negligence or wilful misconduct, no recourse shall be had against the Trustee or the Administrative Agent in its individual capacity for any claim based on any provision of this Indenture, any other Transaction Document, the Notes, any Pledged Asset or any assignment thereof. Neither the Trustee nor the Administrative Agent shall have any personal obligation, liability, or duty whatsoever to any Noteholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Pledged Assets, the Issuer or any indemnitor who shall furnish indemnity to the Trustee or the Administrative Agent, as the case may be, as provided in this Indenture. Any obligation of the Trustee or the Administrative Agent to give any notice or statement to any rating agency hereunder shall constitute only a best efforts obligation and such notice or statement shall be so provided only as a matter of courtesy and accommodation. Neither the Trustee nor the Administrative Agent shall have any liability to any rating agency or any other Person for any failure to so provide such notice or statement.

          The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Indenture or in the other Transaction Documents. The duties of the Administrative Agent shall be mechanical and administrative in nature. Notwithstanding anything contained herein to the contrary, the Administrative Agent shall not be deemed to have, by reason of this Indenture or any of the other Transaction

     Documents to which it is a party thereto, a fiduciary relationship in respect of any Noteholder. Nothing in this Indenture or any of the other Transaction Documents, expressed or implied, is intended to or shall be construed to impose upon the Administrative Agent any obligations in respect of this Indenture or any of the other Transaction Documents, except as expressly set forth herein or therein.

          The provisions of this SECTION 11.07 shall survive and continue to inure to the benefit of each of the Trustee and the Administrative Agent notwithstanding the termination of this Indenture or the removal or resignation of the Trustee or the Administrative Agent, as applicable.

          Section 11.08 TRUSTEE AND ADMINISTRATIVE AGENT MAY DEAL WITH OTHER PARTIES. Subject to any restrictions that may otherwise be imposed by
Section 406 of ERISA or Section 4975(e) of the Internal Revenue Code and/or the Trust Indenture Act (if applicable), each of the Trustee and the Administrative Agent, in its individual or any other capacity, may deal with the other parties hereto (other than the Issuer) and their respective affiliates, with the same rights as it would have if it were not the Trustee or the Administrative Agent.

          Section 11.09 SERVICER TO PAY TRUSTEE'S AND THE ADMINISTRATIVE AGENT'S FEES AND EXPENSES. (a) To the extent not paid by the Servicer to the Trustee or the Administrative Agent from funds constituting the Servicing Fee, the Servicer covenants and agrees to pay to each of the Trustee and the Administrative Agent from time to time, and each of the Trustee and the Administrative Agent shall be entitled to receive, such reasonable compensation as is agreed upon in writing between the Trustee and the Servicer, in the case of any such fees payable to the Trustee, and between the Administrative Agent and the Servicer, in the case of any such fees payable to the Administrative Agent (which amount shall not, in either case, be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trustee or the Administrative Agent, as applicable, hereunder and under the other Transaction Documents, and the Servicer will pay or reimburse each of the Trustee and the Administrative Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Administrative Agent, as the case may be, in accordance with any of the provisions of this Indenture and the other Transaction Documents to which it is a party (including the reasonable fees and expenses of its agents, any co-trustee and counsel), except any such expense, disbursement or advance as may arise from the Trustee's or the Administrative Agent's own negligence or wilful misconduct and except as otherwise provided in the following subsection.

          (b) In addition, the Servicer (if other than the Administrative Agent or the Trustee) agrees to indemnify each of the Trustee and the Administrative Agent from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including, without limitation, the reasonable fees and expenses of counsel) incurred by the Trustee or the Administrative Agent in the exercise or performance of any of its powers or duties hereunder and the other Transaction Documents or as a result of the Trustee's action as Trustee or the Administrative Agent's action as Administrative Agent hereunder and/or thereunder, in each case, other than those resulting from the gross negligence or wilful misconduct of the Trustee or the Administrative Agent.

          (c) If the Administrative Agent or the Trustee is appointed Successor Servicer pursuant to SECTION 10.02, the provisions of this SECTION 11.09 shall not apply to expenses, disbursements and advances made or incurred by the Administrative Agent or the Trustee, as the case may be, in its capacity as Successor Servicer, which accounts shall be paid out of the Servicing Fee. The Servicer's covenant to pay the fees, expenses, disbursements and advances provided for in this SECTION 11.09 shall survive the resignation or removal of the Trustee or the Administrative Agent and the satisfaction and discharge of this Indenture.

          Section 11.10 CORPORATE TRUSTEE REQUIRED; ELIGIBILITY. There shall at all times be a Trustee hereunder which shall:

          (a) be a corporation organized and doing business under the laws of the United States of America, any State or Territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority; (b) not be an Enhancement Provider; (c) have, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, a combined capital and surplus of at least $50,000,000; and (d) with respect to any successor Trustee, have a long-term unsecured senior debt rating of "BBB" or better from S&P and "Baa2" or better from Moody's
Investors Service, Inc. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purpose of this
SECTION 11.10, the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this SECTION 11.10, the Trustee shall resign immediately in the manner and with the effect specified in SECTION 11.11.

          Section 11.11 RESIGNATION OR REMOVAL OF TRUSTEE OR ADMINISTRATIVE AGENT. (a)(i) The Trustee may at any time resign and be discharged from the trust hereby created by giving at least 30 days' prior written notice thereof to the Issuer, the Servicer, the Administrative Agent, the Applicable Rating Agencies and the Noteholders. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee who meets the eligibility requirements set forth in SECTION 11.10 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and shall have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may, upon notice to the Issuer, petition any court of competent jurisdiction to appoint a successor trustee who meets the eligibility requirements set forth in SECTION 11.10.

          (ii)  If at any time:

          (1) after this Indenture is qualified or required to be qualified under the Trust Indenture Act, the Trustee shall fail to comply with
     Section 310(b) of the Trust Indenture Act pursuant to SECTION 11.05 hereof after written request therefor by the Issuer, the Servicer or any Noteholder (unless the Trustee's duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act); or

          (2)  the Trustee shall otherwise cease to be eligible under SECTION
     11.10 hereof and shall fail to resign after written request therefor by the Servicer, the Issuer or the Majority Noteholders; or

          (3) the Trustee shall become incapable of acting or shall become the subject of an Event of Bankruptcy,

then, in any such case, the Servicer may (or, at the request of the Issuer or any Noteholder, shall) remove the Trustee and, promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee being so removed (who shall send a copy thereof to each of the Applicable Rating Agencies) and the other copy thereof shall be delivered to the successor Trustee. If no successor trustee shall have been appointed and shall have accepted such appointment within 30 days after the Issuer's or any such Noteholder's giving of any such notice, the Issuer or any such

Noteholder may petition any court of competent jurisdiction to appoint a successor trustee meeting the eligibility requirements set forth in SECTION 11.10.

          (iii) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this SECTION 11.11 shall not become effective until acceptance of appointment by the successor trustee as provided in SECTION 11.12 hereof.

          (b)(i) The Administrative Agent may at any time resign hereunder by giving at least 30 days' prior written notice thereof to the Issuer, the Servicer, the Trustee and the Applicable Rating Agencies. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor Administrative Agent who meets the eligibility requirements set forth in clauses
(a) and (c) of SECTION 11.10 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Administrative Agent and one copy to the successor Administrative Agent. Until such time as a successor Administrative Agent shall be so appointed and shall have accepted such appointment, the Trustee shall act as the Administrative Agent. If no such successor Administrative Agent shall have been appointed and shall have accepted its appointment within 30 days after the giving of such notice of resignation, the Trustee may (but shall have no obligation to), petition any court of competent jurisdiction to appoint a successor Administrative Agent which meets such eligibility requirements.

          (ii) If at any time the Administrative Agent shall become incapable of acting or shall become the subject of an Event of Bankruptcy, then, in any such case, the Servicer may (or, at the request of the Issuer or any Noteholder, shall) remove the Administrative Agent. In addition, if the Administrative Agent shall fail to perform any of its duties hereunder and such failure shall remain unremedied for 60 days after its receipt of notice of such failure given by any Noteholder, the Trustee, the Issuer or the Servicer in writing (with a copy thereof to the Trustee), then the Servicer at the direction of the Issuer or the Required Noteholders, shall remove the Administrative Agent. In either of the foregoing cases, the Issuer shall promptly appoint a successor Administrative Agent who meets the eligibility requirements set forth in clauses
(a) and (c) of SECTION 11.10 by written instrument, in duplicate, one copy of which instrument shall be delivered to the terminated Administrative Agent and one copy to the successor Administrative Agent. Until such time as a successor Administrative Agent shall be so appointed and shall have accepted such appointment, the Trustee shall act as the Administrative Agent. If no such successor Administrative Agent shall have been appointed and accepted its appointment within 30 days after the giving of such notice of resignation or removal, the Trustee may (but shall have no obligation to), petition any court of competent jurisdiction to appoint a successor Administrative Agent which meets such eligibility requirements.

          (iii) Any resignation or removal of the Administrative Agent and appointment of a successor Administrative Agent pursuant to any of the provisions of this SECTION 11.11(b) shall not become effective until acceptance of appointment by the successor Administrative Agent as provided in SECTION
11.12 hereof.

          Section 11.12 SUCCESSOR TRUSTEE OR ADMINISTRATIVE AGENT. (a) Any successor Trustee or Administrative Agent appointed as provided in SECTION 11.11 hereof shall execute, acknowledge and deliver to the Issuer, the Servicer, the Noteholders and the predecessor Trustee or Administrative Agent, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Administrative Agent shall, upon payment of its fees and expenses and other amounts owed to it pursuant to
SECTION 11.09, become effective and such successor Trustee or Administrative Agent, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named herein as Trustee or the Administrative Agent, as the case may be. The predecessor Trustee or Administrative Agent shall deliver to the successor Trustee or Administrative Agent, as the case may be, at the expense of the Servicer, all documents or copies thereof and statements held by it hereunder; and the Issuer and the predecessor Trustee or Administrative Agent, as the case may be, shall execute and deliver such instruments and do such other things as may reasonably be required for fully vesting and confirming in the successor Trustee or Administrative Agent, as the case may be, all such rights, powers, duties and obligations.

          (b)  No successor Trustee shall accept appointment as provided in this
SECTION 11.12 unless at the time of such acceptance such successor Trustee shall be eligible to become the Trustee under the provisions of this Indenture.

          (c) Upon acceptance of appointment by a successor Trustee or Administrative Agent as provided in this SECTION 11.12, such successor Trustee or Administrative Agent, as the case may be, shall mail notice of such succession hereunder to each of the Applicable Rating Agencies, the Issuer, the Servicer, the Trustee, the Administrative Agent and each of the Noteholders.

          Section 11.13 MERGER OR CONSOLIDATION OF TRUSTEE OR ADMINISTRATIVE AGENT. Any Person into which the Trustee or Administrative Agent may be merged or converted or with which it

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

may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or Administrative Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee or Administrative Agent, shall be the successor of the Trustee or Administrative Agent hereunder, provided such Person meets the requirements of this Indenture, without the execution or filing of any paper or any further act on the part of any of the parties hereto. The Trustee or the Administrative Agent, as the case may be, shall promptly give notice to the Applicable Rating Agencies, the Issuer, the Servicer, the Trustee (in the case of a notice to be delivered by the Administrative Agent), the Administrative Agent (in the case of a notice to be delivered by the Trustee) and the Noteholders upon any such merger or consolidation of the Trustee or the Administrative Agent, as the case may be.

          Section 11.14 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Pledged Assets may at the time be located, or for the purpose of compliance with the Trust Indenture Act (to the extent applicable), the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons (which may be an employee or employees of the Trustee) to act as a co-trustee or co-trustees, or separate trustee or separate trustees, with respect to all or any part of its duties hereunder or with respect to the Pledged Assets, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, subject to the other provisions of this SECTION 11.14, such powers, duties, obligations, rights and trusts and with respect to the Pledged Assets, or any part thereof, as the Trustee may consider necessary or appropriate. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility of a successor trustee under SECTION 11.10 and no notice to the Noteholders or the Applicable Rating Agencies of the appointment of any such co-trustee or separate trustee shall be required under
SECTION 11.12; PROVIDED, HOWEVER, that, in the event this Indenture is qualified under the Trust Indenture Act, each separate "indenture trustee" must qualify under the Trust Indenture Act. The Trustee shall give the Servicer and the Issuer notice of any such appointment as promptly as practicable.

          (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i)  except for any appointment of a separate Trustee pursuant to
     SECTION 11.05 hereof, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly and such separate trustee or co-trustee shall not be authorized to act separately without the Trustee joining in any such act, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as the Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Trustee may at any time accept the resignation of or (except with respect to a separate trustee appointed pursuant to SECTION
     11.05 hereof) remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this ARTICLE XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or indemnity to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

          (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Indenture or any other Transaction Document on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          Section 11.15 TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES. All rights of action and claims under this Indenture, the Notes and/or any of the other Transaction Documents may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be distributed to the Noteholders in respect of which such judgment has been obtained in the manner specified in SECTION 4.02(e) or 4.02(f), as applicable.

          Section 11.16 TRUSTEE MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings, or any voluntary or involuntary case under the Bankruptcy Code or any similar state bankruptcy or insolvency laws, in each case, as now or hereafter constituted, relative to the Issuer, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole Outstanding Principal Balance (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under SECTION 11.09.

          Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or of any Note holder, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

          Section 11.17 SUITS FOR ENFORCEMENT. If a Liquidation Event, Event of Default or a Servicer Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of SECTIONS 11.01 and 11.18, proceed to protect and enforce its rights and the rights of the Noteholders under this Indenture and/or the other Transaction Documents by suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Indenture or any other Transaction Document or in aid of the execution of any power granted in this Indenture or any other Transaction Document or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Noteholders.

          Section 11.18 RIGHTS OF REQUIRED NOTEHOLDERS TO DIRECT TRUSTEE. The Required Noteholders shall have the right to direct the Trustee to perform any of its duties as Trustee hereunder (including, without limitation, directing the time, method and location for conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee); PROVIDED, HOWEVER, that if any provision of this Indenture or any Supplement requires the approval or other action of Noteholders holding a specified percentage of any Class or Series of Notes, then the Trustee shall perform such duty only at the direction of such requisite percentage of Noteholders as is specified in such provision; and PROVIDED, FURTHER, that, subject to SECTION 11.01, the Trustee may decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken, or if a Responsible Officer or Responsible Officers of the Trustee shall determine, in good faith, that the proceedings so directed would be illegal or involve the Trustee in personal liability or be unduly prejudicial to the rights of the Noteholders not giving such direction; and, PROVIDED, FURTHER that nothing in this Indenture shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of the Required Noteholders or such other required percentage of Noteholders, as applicable.

          Section 11.19 REPRESENTATIONS AND WARRANTIES OF TRUSTEE AND THE ADMINISTRATIVE AGENT. (a) The Trustee represents and warrants that:

          (i) the Trustee is a New York banking corporation and trust company organized, existing and in good standing under the laws of the State of New York;

          (ii) the Trustee has full power, authority and right to execute, deliver and perform this Indenture and each of the Supplements executed by it on the date hereof, and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and such Supplements;

          (iii) this Indenture and each of the Supplements executed by it on the date hereof have been duly executed and delivered by the Trustee and are legal, valid and binding obligations of the Trustee, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

          (iv)  until notified to the contrary by the Trustee in accordance with
     SECTION 11.10, the Trustee satisfies the eligibility requirements set forth in such Section.

          (b)  The Administrative Agent represents and warrants that:

          (i) the Administrative Agent is a New York banking corporation organized, existing and in good standing under the laws of the jurisdiction of its incorporation;

          (ii)  the Administrative Agent has full power, authority and right to
     (x) execute, deliver and perform this Indenture and each of the Supplements executed by it on the date hereof, and (y) to authenticate and deliver each of the Notes authenticated and delivered by it on the date hereof and has taken all necessary action to authorize the execution, delivery, performance and/or authentication, as applicable, by it of this Indenture, such Supplements and such Notes; and

          (iii) this Indenture, each of the Supplements and each of the Notes executed or authenticated by it on the date hereof have been duly executed and delivered by the Administrative Agent and, in the case of the Indenture and each such Supplement, are legal, valid and binding obligations of the Administrative Agent, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          Section 11.20 MAINTENANCE OF OFFICE OR AGENCY. Each of the Trustee and the Administrative Agent will maintain, at its address designated pursuant to SECTION 16.03, an office or offices or agency or agencies where notices and demands to or upon the Trustee or the Administrative Agent in respect of the Notes, this Indenture and the other Transaction Documents to which it is a party may be served. Each of the Trustee and the Administrative Agent will give prompt written notice to the Servicer, the Administrative Agent (in the case of a notice to be delivered by the Trustee), the Trustee (in the case of a notice to be delivered by the Administrative Agent), the Issuer, and to the Noteholders of any change in the location of the Note Register or any such office or agency.


                                     ARTICLE XII

                                 LISTS OF NOTEHOLDERS

          Section 12.01 ACCESS TO LIST OF NOTEHOLDERS. (a) The Administrative Agent will furnish or cause to be furnished to the Trustee, the Issuer, the Servicer, the Sellers or the Paying Agent, within ten (10) Business Days after receipt by the Administrative Agent of a request therefor from the Trustee, the Issuer, the Servicer or the Paying Agent, respectively, in writing, a list in such form as the Trustee, the Issuer, the Servicer or the Paying Agent, as applicable, may reasonably require, of the names and addresses of the Noteholders as of the most recent Record Date.

          (b) If at any time the Administrative Agent shall cease to be the Transfer Agent and Registrar for the Notes, the Issuer shall furnish or cause to be furnished to the Administrative Agent.

          (i) monthly at least 5 days prior to the Payment Date during such month, a list, in such form as the Administrative Agent may reasonably require, of the names and addresses of the Noteholders as of the immediately preceding Record Date, and

          (ii) at such other times as the Administrative Agent may request in writing, within 5 days after the receipt by the Issuer of any such request, a list of similar form and content as of the Record Date immediately preceding the date upon which such list is to be provided.

Notwithstanding the requirements of the immediately preceding CLAUSE (a), the obligation of the Administrative Agent to furnish the list of Noteholders pursuant to such clause at any time when it is no longer acting as the Transfer Agent and Registrar for the Notes shall be subject to its receipt of any such list pursuant to this CLAUSE (b). The Administrative Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Noteholders contained in the most recent list furnished to the Administrative Agent as provided above, and the names and addresses of Noteholder received by the Administrative Agent in its capacity as Transfer Agent and Registrar, if so acting. The Administrative Agent may destroy any list furnished to it as provided above upon receipt of a new list so furnished.

          (c) The Noteholders may communicate as provided in Section 312(b) of the Trust Indenture Act (without regard as to whether this Indenture has been or at such time remains qualified under the Trust Indenture Act) with all other Noteholders with respect to their rights under this Indenture, the other Transaction Documents or under the Notes; PROVIDED, that application by the Noteholders under such Section of such Act shall be made to the Administrative Agent in lieu of the Trustee as provided under such Act. The Administrative Agent shall comply in all material respects with the provisions of such Act to facilitate such communications by and among Noteholders.

          (d) Every Noteholder by receiving and holding a Note, agrees with the Trustee, the Administrative Agent, and the Issuer that neither the Trustee, the Administrative Agent, the Transfer Agent and Registrar, the Issuer, the Servicer, the Sellers nor any of their respective agents, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders in accordance with Section 312(b) of the Trust Indenture Act, regardless of the sources from which such information was derived, and that neither the Trustee nor the Administrative Agent shall be held accountable by reason of mailing any material pursuant to a request made under
Section 312(b) of the Trust Indenture Act.


                                     ARTICLE XIII

                              SATISFACTION AND DISCHARGE

          Section 13.01 SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture and all obligations of the Issuer hereunder and under the other Transaction Documents shall (except to the extent expressly otherwise provided herein or therein with respect to certain provisions hereof or thereof which shall survive the satisfaction and discharge hereof) cease to be of further effect at such time (i) after the Liquidation Commencement Date as the entire Outstanding Principal Balance of all outstanding Notes and all other Obligations owing by the Issuer hereunder and under the other Transaction Documents have been reduced to zero or (ii) such earlier time as all outstanding Notes theretofore authenticated and issued hereunder have been delivered (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in SECTION 6.06) to the Administrative Agent for cancellation and the Issuer has paid all sums payable hereunder, under the other Transaction Documents and under the Notes; PROVIDED, HOWEVER, that this Indenture and the trusts created hereby shall earlier terminate and this Indenture be satisfied and discharged upon any sale or final disposition by the Trustee of all property constituting the Pledged Assets from and after an Event of Default and the final distribution by the Trustee of all proceeds thereof in accordance with ARTICLE IV hereof.

          Section 13.02 DEPOSITED MONEYS, U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST. All moneys and U.S. Government Obligations deposited with the Trustee or the Administrative Agent, as the case may be, in respect of the Notes shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture to the payment, either directly or through any Paying Agent (including the Issuer or the Servicer acting as Paying Agent), to the Noteholders of all sums due and to become due thereon for principal, premium, if any, and interest.

          Section 13.03 REPAYMENT TO THE ISSUER. The Trustee, the Administrative Agent, and any Paying Agent shall promptly pay or return to the Issuer, upon the Issuer's request, any money or securities held by them at any time that are not required for the payment of the principal of (and premium, if any) and interest on the Notes and for other payments provided for in this Indenture or the other Transaction Documents.

          Any money deposited with the Trustee, the Administrative Agent, or any Paying Agent in trust for the payment of the principal of (or premium, if any) or interest on any Notes and remaining unclaimed for two years after the date upon which such payment shall have become due, shall be paid to the Issuer, upon the Issuer's request; PROVIDED, HOWEVER, that the Issuer shall cause to be published at least once in a newspaper of general circulation in New York, New York and Chicago, Illinois or mailed to each Noteholder entitled to such unclaimed money, notice that such money remains unclaimed and that, after a date specified therein, which date shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money remaining shall be repaid to the Issuer. After repayment to the Issuer, any Noteholder entitled to such money shall thereafter, as an unsecured general creditor, look (unless an applicable law designates another Person) only to the Issuer for payment, and all liability of the
                                        -107-

Trustee, the Administrative Agent, or such Paying Agent with respect to such trust money, shall thereupon cease.

          Section 13.04 RELEASE OF LIENS. Upon the satisfaction and discharge of this Indenture pursuant to SECTION 13.01, the Trustee, at the request of the Issuer, shall release (and shall, at the expense of the Issuer, execute and deliver to the Issuer all necessary UCC releases and other releases in respect thereof) the Pledged Assets from the lien of the Trustee effected pursuant to the Granting Clause hereof.


                                     ARTICLE XIV

                       SUPPLEMENTS AND AMENDMENTS TO INDENTURE

          Section 14.01 SUPPLEMENTS AND AMENDMENTS TO INDENTURE WITHOUT CONSENT OF NOTEHOLDERS. Without the consent of any of the Noteholders (unless otherwise required pursuant to any Supplement), the Issuer, when authorized by its Board of Directors, the Servicer, the Trustee, and the Administrative Agent at any time and from time to time, may enter into one or more Supplements hereto or one or more amendments to this Indenture or any Supplement to:

          (1) evidence the succession of another Person to the Issuer and the assumption by such successor of the covenants of the Issuer herein, under any Supplement or under the Notes, in each case, to the extent permitted pursuant to SECTION 7.02(i) hereof; or

          (2) add to the covenants of the Issuer, for the benefit of the Noteholders of all of the Notes, or to surrender any right or power conferred upon the Issuer hereby, or by any Supplement or the Notes; or

          (3) add any additional Liquidation Events or Events of Default or to further secure the Notes; or

          (4) provide for certificated Notes in addition to or in place of uncertificated Notes; or

          (5) change or eliminate any of the provisions of this Indenture or any Supplement, PROVIDED that any such change or elimination shall not adversely affect in any material respect the interests of any Noteholder; or

          (6) evidence and provide for the acceptance of appointment hereunder by a successor Trustee or Co-Trustee or successor Administrative Agent and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee or Administrative Agent, pursuant to the requirements of SECTION 11.14; or

          (7) cure any ambiguity, to correct or supplement any provision herein or in any Supplement which may be inconsistent with any other provision herein or therein or to make any other provisions with respect to matters or questions arising under this Indenture or any of the other Transaction Documents, PROVIDED such actions shall not materially and adversely affect the interests of any Noteholder; or

          (8) comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

          (9) issue additional Notes and/or Series of Notes in accordance with the provisions of SECTIONS 6.03 and 6.04; or

          (10) upon the request of the Issuer and subject to the limitations imposed by the Applicable Rating Agencies with respect thereto, provide for the inclusion in the Program of those receivables which, but for the fact that they are owing from a Foreign Obligor, would otherwise constitute "Receivables" for purposes of this Indenture and the other Transaction Documents.

          No such Supplement or amendment to this Indenture or any Supplement pursuant to this SECTION 14.01 shall become effective unless a copy thereof shall have been sent to each of the Applicable Rating Agencies and the Rating Agency Condition shall have been satisfied with respect thereto.

          Section 14.02 SUPPLEMENTS AND AMENDMENTS TO INDENTURE WITH CONSENT OF THE NOTEHOLDERS. Except as otherwise permitted by SECTIONS 6.03 and 14.01 and this SECTION 14.02, and with the consent of the Noteholders of not less than the Required Series Holders of all Series of Notes affected thereby (and any other holders of Notes from whom consent may be required in accordance with the terms of the applicable Supplement pursuant to which such Notes were issued), by Act of said Noteholders delivered to the Issuer, the Trustee, and the Administrative Agent, the Issuer, when authorized by its Board of Directors, the Servicer, the Trustee, and the Administrative Agent may enter into one or more Supplements or one or more amendments to this Indenture, any Supplement or any Series of Notes to which it is a party, grant one or more consents or waivers hereto or thereto, or execute one or more instructions or other documents pursuant hereto or thereto, in each case, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, any Supplement or any Series of Notes, or for the purpose of waiving or modifying in any manner the rights of the Noteholders or the rights or obligations of the parties to this Indenture or any Supplement or taking any actions pursuant hereto or thereto; PROVIDED, HOWEVER, that no such Supplement, amendment, consent or waiver to, or instruction or other document in respect of, this Indenture or any Supplement shall, without the consent of the Noteholder of each outstanding Note which is affected thereby (and any other holders of Notes from whom consent may be required in accordance with the terms of the applicable Supplement pursuant to which such Notes were issued):

          (1) change the Stated Maturity Date or the time for payment of the principal of, or any installment of interest on, any such outstanding Note (including, without limitation, any redemption or required repurchase provisions); or reduce the principal amount of any outstanding Note (or any premium, if any) or the interest thereon, that would be due and payable thereon, or change the place of payment where, or the coin or currency in which, any Note or any interest thereon is payable, or impair any rights hereunder or under any of the other Transaction Documents to institute suit for the enforcement of any such payment on or after the respective Stated Maturity Date or specified time for payment thereof, or

          (2) reduce the percentage in principal amount of the outstanding Notes the consent of which is required for any such Supplement or amendment, or the consent of which is required for any waiver of compliance with certain provisions of this Indenture or any applicable Supplement, or certain Liquidation Events or Events of Default hereunder and their respective consequences, provided for in this Indenture, or

          (3) modify any of the provisions of this SECTION 14.02, except (x) to increase any percentage required to approve any amendment, modification or waiver to this Indenture or any applicable Supplement or (y) to provide that certain other provisions of this Indenture or any applicable Supplement cannot be modified or waived without the consent of each Noteholder which is affected thereby.

          No such Supplement or amendment to this Indenture or any Supplement pursuant to this Section shall become effective unless a copy thereof shall have been sent to each of the Applicable Rating Agencies and either (i) the Rating Agency Condition shall have been satisfied with respect thereto or (ii) if the Rating Agency Condition is not so satisfied, the Noteholders of not less than 66-2/3% of the respective Outstanding Principal Balance of any Series or Class of Notes whose rating is or would be adversely affected thereby shall have consented thereto in writing.

          Section 14.03  CERTAIN MATTERS RELATING TO SUPPLEMENTS AND AMENDMENTS.
(a) The Issuer, the Trustee, and the Administrative Agent shall establish a record date in accordance with SECTION 1.05(e) hereof for determining which Noteholders may give any waivers or consents.

          (b) Notwithstanding anything contained in SECTIONS 14.01 or 14.02 to the contrary, no Supplement, amendment, waiver or consent which adversely affects in any material respect the rights, duties or immunities of any Enhancement Provider under this Indenture or any Supplement or any other Transaction Document shall be effective without the consent of such affected Enhancement Provider.

          (c) It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any such proposed Supplement, amendment, consent or waiver, but it shall be sufficient if such Act shall approve the substance thereof. Promptly after the execution of any Supplement, amendment, consent or waiver described in SECTION 14.01 or SECTION 14.02, the Administrative Agent shall furnish written notification of the substance thereof to each affected Noteholder and Enhancement Provider, if any, and to each of the Applicable Rating Agencies.

          (d) In executing or accepting the additional trusts created by any Supplement or any amendment to this Indenture or any of the other Transaction Documents permitted by this Article or the modifications thereby of the trusts created by this Indenture and the other Transaction Documents, the Trustee and the Administrative Agent shall be entitled to receive, and (subject to SECTION 11.02(a)) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such Supplement or amendment is authorized or permitted by this Indenture and/or the other applicable Transaction Documents and that all conditions precedent to the execution and delivery thereof shall have been satisfied. Each of the Trustee, the Administrative Agent, and the Servicer may, but shall not be obligated to, enter into any such Supplement or amendment which affects the Trustee's, the Administrative Agent's, or the Servicer's own rights, duties or immunities under this Indenture or the other Transaction Documents to which it is a party or otherwise.

          (e)  Any Supplement executed in accordance with the provisions of
SECTION 6.03, shall not be deemed to be transactions subject to the requirements of SECTION 14.02.

          Section 14.04 EFFECT OF SUPPLEMENTS. Upon the execution of any Supplement under this Article, this Indenture shall be modified in accordance therewith, and such Supplement shall form a part of this Indenture for all purposes; and all affected Noteholders, the Trustee, the Administrative Agent, the Servicer, and the Issuer shall be bound thereby.

          Section 14.05 CONFORMITY WITH TRUST INDENTURE ACT. In the event this Indenture shall become qualified under the Trust Indenture Act, every Supplement executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          Section 14.06 REFERENCE IN NOTES TO SUPPLEMENTS. Notes authenticated and delivered after the execution of any Supplement pursuant to this Article may, and shall if required by the Trustee, the Issuer or the Administrative Agent, bear a notation in form approved by such Person as to any matter provided for in such Supplement. If the Issuer shall so determine, new Notes so modified as to conform to any such Supplement may be prepared and executed by the Issuer and authenticated and delivered by the Administrative Agent in exchange for any outstanding Notes.


                                      ARTICLE XV

                                     REDEMPTIONS

          Section 15.01 REDEMPTION ALLOWED. The Issuer may at its option redeem the Notes of any Series which are redeemable before their Stated Maturity Date in accordance with the terms of such Series of Notes and this Article.

          Section 15.02 ELECTION TO REDEEM; NOTICE TO TRUSTEE AND ADMINISTRATIVE AGENT. The election of the Issuer to redeem any Notes shall be evidenced by a resolution of the Board of Directors of the Issuer. In case of any such redemption at the election of the Issuer, the Issuer shall, at least 35 Business Days prior to the redemption date (the "REDEMPTION DATE") fixed by the Issuer (unless a shorter notice shall be acceptable to the Trustee and the Administrative Agent), notify the Trustee and the Administrative Agent of such Redemption Date and of the principal amount of the Notes of such Series to be redeemed. In the case of any redemption of the Notes of any Series prior to the expiration of any restriction on such redemption provided in the terms of such Series of Notes or elsewhere in this Indenture, the Issuer shall furnish the Trustee and the Administrative Agent with an Officers' Certificate evidencing compliance with such restriction.

          Section 15.03 SELECTION OF SECURITIES TO BE REDEEMED. If less than all the Notes of any Series or Class are to be redeemed, the particular Notes of such Series to be redeemed shall be selected, not less than 30 days prior to the Redemption Date, by the Trustee from among the outstanding Notes of such

Series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate in accordance with the terms of any applicable Supplement and which may provide for the selection for redemption of portions of the principal amount of the Notes of such Series of a denomination larger than the minimum authorized denomination for the Notes of such Series; PROVIDED, HOWEVER, that in case the Notes of such Series have different terms and/or Stated Maturity Dates, the Notes of such Series to be redeemed shall be selected by the Issuer in accordance with the terms of this Indenture, and the Issuer shall give notice thereof to the Trustee and the Administrative Agent.

          The Administrative Agent shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

          Section 15.04 NOTICE OF REDEMPTION. Unless otherwise provided in any applicable Supplement pursuant to which Notes are issued, at least 30 but not more than 60 days before a Redemption Date, the Issuer shall mail a notice of redemption by first-class mail to each Noteholder whose Notes are to be redeemed, at the addresses of such Noteholders as they appear in the Note Register. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Noteholder actually receives such notice. Failure to give notice by mail, or any defect in the notice to the Noteholder of any Note of any Series designated for redemption in whole or in part, shall not affect the validity of the proceedings for the redemption of any other Notes of such Series.

          The notice of redemption shall identify the Notes to be redeemed and shall also state:

          (1)  the Redemption Date;

          (2) the redemption price (including the amount of accrued and unpaid interest to be paid and any premium payable in connection therewith) (the "REDEMPTION PRICE");

          (3)  the name and address of the Paying Agent;

          (4) the place or places where such Notes are to be surrendered for payment of the Redemption Price; and

          (5) that, unless the Issuer defaults in making the redemption payment, interest on the Notes or any portion thereof called for redemption ceases to accrue on and after the specified Redemption Date and the only remaining right of the Noteholders thereof will be to receive payment of the Redemption Price upon surrender to the Administrative Agent or the Paying Agent (if other than the Administrative Agent) of the Notes;

          (6) if less than all of the outstanding Notes of any Series are to be redeemed, the identification of the particular Notes to be redeemed, in whole or in part; and

          (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, on or after the Redemption Date, upon surrender of such Note, a new Note or Notes in an aggregate principal amount equal to the unredeemed portion thereof will be issued.

          At the Issuer's request, the Administrative Agent shall give the notice of redemption in the Issuer's name and at its expense. In such event the Issuer will provide the Trustee and the Administrative Agent with the information required by clauses (1), (2), (3), (4), (6) and (7) above.

          Section 15.05 DEPOSIT OF REDEMPTION PRICE. On or prior to any Redemption Date, the Issuer shall deposit with the Administrative Agent or (if other than the Administrative Agent) the Paying Agent an amount of money sufficient to pay the Redemption Price of, and accrued interest on (unless such interest has otherwise been paid on such date), all of the Notes which are to be redeemed on the Redemption Date.

          So long as the Issuer complies with the preceding paragraph and the other provisions of this Article, interest on the Notes (or portion thereof) to be redeemed on the applicable Redemption Date shall cease to accrue from and after such date and such Notes (or portions thereof) shall be deemed not to be entitled to any benefit under this Indenture or the related Supplement except to receive payment of the Redemption Price on the Redemption Date.

          The provisions of the second paragraph of SECTION 13.03 shall apply to any money held by the Trustee, the Administrative Agent or any Paying Agent under this Article that remains unclaimed for two years after the Redemption Date for any Notes called for redemption pursuant to the provisions of this Article.

          Section 15.06 NOTES PAYABLE ON REDEMPTION DATE. Notice of redemption having been given as aforesaid, the Notes (or portions thereof) to be so redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified. Upon surrender of any such Note for redemption in accordance with such notice, such Notes (or portions thereof) shall be paid at the Redemption Price, together with accrued interest to the Redemption Date.

          If any Note (or portion thereof) called for redemption shall not be so paid upon surrender for redemption, then, from the Redemption Date until such principal is paid, interest shall be paid on the unpaid principal and, to the extent permitted by law, on any accrued but unpaid interest thereon, in each case at the rate prescribed therefor by such Notes.

          Section 15.07 NOTES REDEEMED IN PART. Upon surrender of a Note that is redeemed in part, the Issuer shall issue and the Administrative Agent shall authenticate a new Note or Notes equal in aggregate principal amount to the unredeemed portion of the Note so surrendered.


                                     ARTICLE XVI

                               MISCELLANEOUS PROVISIONS

          Section 16.01  LIMITATION ON RIGHTS OF NOTEHOLDERS.   (a)  No
Noteholder shall have any right by virtue of any provisions of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, unless such Noteholder shall have previously given the Trustee, and unless the majority of the Noteholders of the affected Notes or Series of Notes shall have made, a written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Noteholder with every other Noteholder and the Trustee, that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing itself or themselves of, any provisions of this Indenture to affect, disturb or prejudice the rights of any other Noteholder or any Noteholder of any other Series of Notes, or to obtain or seek to obtain priority over or preference to any such other Noteholder or any such Noteholder of any other Series of Notes, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of, in the case of actions affecting the Noteholders as a class, all Noteholders or, in the case of actions affecting the Noteholders of any Series of Notes, all Noteholders of such Series. For the protection and enforcement of the provisions of this SECTION 16.01, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          (b) By their acceptance of Notes pursuant to this Indenture and the applicable Supplement, the Noteholders agree to the provisions of this SECTION 16.01.

          Section 16.02 GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES EXCEPT AS CONTEMPLATED IN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          Section 16.03 NOTICES. All demands, notices, instructions and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, four Business Days after mailing if mailed by registered mail, return receipt requested, or the day on which the notice is sent by facsimile transmission or, if such day is not a Business Day, then the first Business Day after such transmission (a) in the case of the Issuer, to its address set forth below its signature hereto; (b) in the case of Stone Container, to its address set forth below its signature hereto; (c) in the case of the Trustee, to the address of the Trustee set forth on the signature pages hereof; and (d) in the case of the Administrative Agent, the Paying Agent or the Transfer Agent and Registrar, to the address of the Administrative Agent set forth on the signature pages hereof; or, as to each party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party given in accordance with this SECTION 16.03. Except to the extent expressly provided otherwise in an applicable Supplement, any notice required or permitted to be mailed to a Noteholder shall be sent by first-class mail, postage prepaid, to the address of such Noteholder as shown in the Note Register. Except to the extent expressly provided otherwise in an applicable Supplement, any notice so mailed within the time prescribed in this Indenture shall be conclusively presumed to have been duly given on the fourth Business Day after such notice is so mailed, whether or not the Noteholder receives such notice. Each certificate and report required to be prepared, forwarded or delivered to any of the Applicable Rating Agencies pursuant to SECTION 3.04 (excluding the Daily Reports) or 3.05 and a copy of any amendment, notice, request, consent or waiver to or with respect to this Indenture, as required pursuant hereto, in each case, required to be delivered thereto pursuant to this Indenture or any of the other Transaction Documents, shall, in each case, be sent to the address of such Applicable Rating Agency as shall be designated by such Applicable Rating Agency from time to time in a written notice to the Servicer.

          Where this Indenture or any of the other Transaction Documents provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Noteholders, or any of them, shall be filed with the Trustee and the Administrative Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In the event that, by reason of the suspension of regular mail service as a result of a strike, work stoppage, riot, war, act of god or similar event, it shall become impracticable to give notice of any event to any Person hereunder in the manner provided in this SECTION 16.03 when such notice is required to be given, then any manner of giving notice as shall be acceptable to the Trustee or the Administrative Agent, as applicable, shall be deemed sufficient giving of any such notice.

          Section 16.04 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Indenture or any of the other Transaction Documents shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture or such other Transaction Document (as applicable) and shall in no way affect the validity or enforceability of the other provisions of this Indenture, the Notes or any of the other Transaction Documents or the rights of the Noteholders.

          Section 16.05 FURTHER ASSURANCES. The Issuer and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee or the Administrative Agent more fully to effect the purposes of this Indenture and the other Transaction Documents, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC or other applicable law of any applicable jurisdiction.

          Section 16.06 NONPETITION COVENANT. Notwithstanding any prior termination of this Indenture, each of the Trustee, the Administrative Agent, the Servicer, the Issuer, the Paying Agent, the Authenticating Agent and the Transfer Agent and Registrar (but not any Noteholder) agrees that it shall not institute or join any other Person in instituting against, or with respect to, the Issuer any proceeding of a type referred to in the definition of "EVENT OF BANKRUPTCY" so long as any of the Notes issued by the Issuer shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Notes shall have been outstanding. The foregoing shall not limit the right of the Servicer, the Issuer, the Trustee, the Administrative Agent, the Paying Agent, the Authenticating Agent and the Transfer Agent and Registrar to file any claim in or otherwise take any action with respect to any such insolvency proceeding that was instituted against the Issuer by any Person other than the Servicer, the Issuer, the Trustee, the Administrative Agent, the Paying Agent, the Authenticating Agent or the Transfer Agent and Registrar. In addition, each of the Noteholders, the Servicer, the Trustee, the Administrative Agent, the Paying Agent, the Authenticating Agent, and the Transfer Agent and Registrar agree that all amounts owed to them by the Issuer shall be payable solely from amounts from the allocable share of the Pledged Assets available for the payment therefor pursuant to and in accordance with the priorities set forth in this Indenture and the Purchase Agreement, and no such unpaid amounts shall constitute a Claim against the Issuer or any of its other assets or properties (including, without limitation, any other Pledged Assets allocable to the payment of any other amounts owing hereunder, under the Notes or under any of the other Transaction Documents) to the extent that they are in excess of the amounts available for their payment. The provisions of this SECTION 16.06 shall survive the satisfaction and discharge of this Indenture.

          Section 16.07 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Trustee, the Administrative Agent, or the Noteholders any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and are not exhaustive of any rights, remedies, powers and privileges provided by law.

          Section 16.08 COUNTERPARTS. This Indenture may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

          Section 16.09 THIRD-PARTY BENEFICIARIES. This Indenture will inure to the benefit of and be binding upon the parties hereto and the Noteholders and their respective successors and permitted assigns; PROVIDED HOWEVER, that the Issuer shall not delegate or assign any of such Noteholders' duties or obligations hereunder. Except as otherwise expressly provided in this Indenture, nothing contained in this Indenture shall confer any rights upon any Person which is not a party to, or a permitted assignee of a party to, this Indenture.

          Section 16.10 INTEGRATION. This Indenture and the other Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and thereof and shall together constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.

          Section 16.11 SURVIVAL OF PROVISIONS. This Indenture shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the satisfaction and discharge hereof pursuant to ARTICLE XIII. The rights and remedies with respect to (a) any breach of any representation and warranty made by the Issuer in SECTION 2.03 or SECTION 7.01, (b) any breach of any representation and warranty made by the Servicer in SECTION 8.01 and (c) the indemnification and payment provisions in SECTIONS 3.08, 7.03, 8.04, and 11.09 shall be continuing and shall survive the satisfaction and discharge of this Indenture.

          Section 16.12 LIMITATION ON LIABILITY OF THE ISSUER AND THE SERVICER. No recourse under or upon any obligation or covenant of the Issuer and/or the Servicer, as applicable, under this Indenture, any Supplement, any Note or any other Transaction Document, or for any claim based thereon or otherwise in respect thereof shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer and/or Servicer, as applicable; it being expressly understood that this Indenture, any Supplement, the Notes and all other relevant Transaction Documents and the obligations incurred by the Issuer and/or the Servicer hereunder or thereunder are solely corporate obligations, and that no such personal liability whatsoever shall attach to, or is or shall be incurred by the incorporators, shareholders, employees, officers or directors, as such, of the Issuer or Servicer or of any successor corporation and that any and all such personal liability of, either at common law or in equity or by constitution or statute, and any and all such rights and claims against, every such incorporator, shareholder, employee, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations or covenants contained in this Indenture, any Supplement, any of the Notes or any other Transaction Documents, or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and any Supplement. Each of the Issuer and the Servicer and any director, officer, incorporator, shareholder, employee or agent of either of them may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any other Person respecting any matters arising hereunder.

          Section 16.13 SUBMISSION TO JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR ANY OTHER TRANSACTION DOCUMENT, AND HEREBY (A) IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR FEDERAL COURT; AND (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE ISSUER AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGES HERETO. NOTHING IN THIS SECTION 16.13 SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY PARTY HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OR ALL OF THE OTHER PARTIES HERETO OR ANY OF THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

          Section 16.14 WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS INDENTURE, ANY OTHER TRANSACTION DOCUMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OF ANY OF THE PARTIES HERETO OR ANY OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS INDENTURE OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          Section 16.15 CERTAIN PARTIAL RELEASES. (a) In the event that the Sellers exercise their rights under SECTION 2.07 of the Purchase Agreement to terminate the sale of any or all of the categories of Receivables, the Trustee shall, upon the request (and at the expense) of the Sellers, execute and deliver to the Sellers such statements of partial release relating to the UCC-1 financing statements filed pursuant to the Purchase Agreement as shall be prepared by the Sellers and provided to the Trustee to evidence such termination; PROVIDED, HOWEVER, that the Trustee shall have received an Officer's Certificate of the Servicer to the effect that all conditions to such termination specified in such SECTION 2.07 have been satisfied (and shall not have received notice from any Noteholder to the contrary), together with such other certificates as the Trustee may reasonably request.

          (b) In the event that any Seller (other than Stone Container) is discontinued as a Seller pursuant to SECTION 2.07 of the Purchase Agreement, the Trustee shall, upon the request (and at the expense) of such Seller, execute and deliver to such Seller such statements of partial release and/or amendment relating to the UCC-1 financing statements filed against such Seller pursuant to the Purchase Agreement as shall be prepared by such Seller or the Servicer and provided to the Trustee to evidence such termination; PROVIDED, HOWEVER, that the Trustee shall have received (i) an Officer's Certificate of the Servicer to the effect that all conditions to such termination specified in such SECTION
2.07 have been satisfied (and shall not have received notice from any Noteholder to the contrary); (ii) an Opinion of Counsel to the effect that the filing of such statements of partial release and/or amendment will not impair the validity, perfection or priority of the Issuer's or the Trustee's rights in and to (A) any Receivables or Related Assets conveyed prior to the effective date of such termination or (B) any Receivables or Related Assets generated by any of the other Sellers on or after the effective date of such termination; and (iii) such other certificates as the Trustee may reasonably request. In addition, after such a termination that complies with the requirements set out in the preceding sentence, the Trustee shall, upon the request (and at the expense) of such Sellers, execute and deliver to such Sellers such termination statements relating to the UCC-1 financing statements filed against such Seller pursuant to the Purchase Agreement as shall be prepared by such Seller or the Servicer and provided to the Trustee to evidence such termination; PROVIDED, HOWEVER, that the Trustee shall have received an Officer's Certificate of the Servicer to the effect that the Trustee no longer holds any interest in any Receivables generated by such terminated Seller.

          Section 16.16 UNDERTAKING FOR COSTS. Except as expressly otherwise provided in any applicable Supplement, all parties to this Indenture agree, and each Noteholder by its acceptance of any Note shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or any of the other Transaction Documents, or in any suit against the Trustee or the Administrative Agent for any action taken, suffered or omitted by it as Trustee or Administrative Agent, respectively, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this
SECTION 16.16 shall not apply to any suit instituted by the Trustee or the Administrative Agent, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% of the aggregate principal amount of the outstanding Notes, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after its Maturity Date.




              [THE REMAINDER OF THIS PAGE WAS LEFT BLANK INTENTIONALLY]

          IN WITNESS WHEREOF, the Issuer, the initial Servicer, the Trustee and the Administrative Agent have caused this Indenture to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                         STONE RECEIVABLES CORPORATION,
                           as the Issuer



                         By
                           ----------------------------------
                           Name:  Leslie T. Lederer
                           Title: Vice President and Secretary

                         Address:  150 North Michigan Avenue,
                                   17th Floor,
                                   Chicago, Illinois  60601-7568

                         Attention:  Assistant Treasurer
                         Telephone:  (312) 553-1123
                         Facsimile:  (312) 553-0238


                         STONE CONTAINER CORPORATION
                           as initial Servicer



                         By
                           -----------------------------------
                           Name:  Michael B. Wheeler
                           Title: Vice President and Treasurer

                         Address:  150 North Michigan Avenue
                                   Chicago, Illinois  60601-7568

                         Attention:  Legal Department
                         Telephone:  (312) 346-6600
                         Facsimile:  (312) 580-2299

                     MARINE MIDLAND BANK,
                     as the Trustee



                     By
                        --------------------------------
                        Name:  BarbaraJean McCauley
                        Title: Assistant Vice President

                     Address: 140 Broadway, 12th Floor
                              New York, New York  10005-1180
                     Attention:  Corporate Trust Services
                     Telephone:  (212) 658-6084
                     Facsimile:  (212) 658-6425


                     BANKERS TRUST COMPANY,
                       as the Administrative Agent



                     By
                       ---------------------------------
                       Name:  Melissa J. Kaye
                       Title: Vice President

                     Address:  Four Albany Street
                               10th Floor
                               New York, New York  10006
                     Attention:  Corporate Trust and Agency
                                 Group, Structured Finance
                                 Team, Attention: Kevin Healey
                     Telephone:  (212) 250-8360
                     Facsimile:  (212) 250-6439

STATE OF ILLINOIS        )
                         )  SS
COUNTY OF COOK           )


          On the __th day of March, 1995 before me personally came Leslie T. Lederer to me known, who, being by me duly sworn, did depose and say that he is the Vice President and Secretary of Stone Receivables Corporation, a Delaware corporation, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.

          Given under my hand and notarial seal, this __th day of March, 1995.

                                   -----------------------------
                                   Notary Public


                                   Name:
                                         -------------------
                                   Commission expires:

STATE OF ILLINOIS        )
                         )  SS
COUNTY OF COOK           )


          On the __th day of March, 1995 before me personally came Michael B. Wheeler to me known, who, being by me duly sworn, did depose and say that he is a Vice President and Treasurer of Stone Container Corporation, a Delaware corporation, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.

          Given under my hand and notarial seal, this __th day of March, 1995.


                                   -----------------------------
                                   Notary Public



                                   Name:
                                         -------------------
                                   Commission expires:

STATE OF ILLINOIS        )
                         )  SS
COUNTY OF COOK           )


          On the __th day of March, 1995 before me personally came BarbaraJean McCauley to me known, who, being by me duly sworn, did depose and say that she is an Assistant Vice President of Marine Midland Bank, a New York banking corporation and trust company, which executed the foregoing instrument; and that she signed her name thereto by order of the board of directors of said bank.

          Given under my hand and notarial seal, this __th day of March, 1995.

                                   ----------------------------
                                   Notary Public


                                   Name:
                                         --------------------
                                   Commission expires:

STATE OF ILLINOIS        )
                         )  SS
COUNTY OF COOK           )


          On the __th day of March, 1995 before me personally came Melissa J. Kaye to me known, who, being by me duly sworn, did depose and say that she is a Vice President of Bankers Trust Company which executed the foregoing instrument; and that she signed her name thereto by order of the board of directors of said bank.

          Given under my hand and notarial seal, this __th day of March, 1995.

                                   -----------------------------
                                   Notary Public


                                   Name:
                                         -------------------
                                   Commission expires:

                                                                     S&A DRAFT
                                                                     3/13/95-A


                                      APPENDIX A

                                     DEFINITIONS

          This is APPENDIX A to (a) the Purchase Agreement (as hereinafter defined) and (b) the Indenture (as hereinafter defined).

          A. DEFINED TERMS. As used in the Purchase Agreement, the Indenture or any Supplement, as the case may be (unless the context requires a different meaning), the following terms have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

          "ACCOUNT AGREEMENTS" means the Concentration Account Agreements and the Lockbox Agreements, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Indenture.

          "ACCOUNT BANKS" means the Concentration Account Banks and the Lockbox Banks.

          "ACCRUED CARRYING COSTS" is defined in SECTION 4.02(a) of the Indenture.

          "ACCUMULATION PERIOD" means, with respect to any Series of Notes, the period commencing on the Scheduled Accumulation Commencement Date with respect to such Series of Notes and ending on the earliest to occur of (i) the Liquidation Commencement Date, (ii) the Pay-Out Period Commencement Date for such Series or (iii) the Expected Final Payment Date for such Series.

          "ACT" is defined in SECTION 1.05 of the Indenture.

          "ADMINISTRATIVE AGENT" means Bankers Trust Company, in its capacity as Administrative Agent under the Indenture, or its successor-in-interest or any successor Administrative Agent appointed as provided in the Indenture.

          "ADMINISTRATIVE AGENT CORPORATE TRUST OFFICE" means the principal office of the Administrative Agent in New York City, New York, which office on the Closing Date is located at Four Albany Street, 10th Floor, New York, New York 10006.

          "ADVERSE CLAIM" means any ownership interest or any security interest, mortgage, deed of trust, lien (statutory or otherwise), charge, pledge, equity, hypothecation, assignment, deposit arrangement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing.

          "AFFILIATE" when used with respect to a Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. As used in this definition of "AFFILIATE," the term "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether through the ownership of such Person's voting securities, by contract or otherwise, and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the term "control."

          "AGED RECEIVABLES RATIO" means, as calculated in each Settlement Statement as of the Cut-Off Date for the related Calculation Period, a fraction (expressed as a percentage) having (a) a numerator which is the sum of (i) the aggregate Unpaid Balance of Receivables that were 121 to 150 days past invoice date, as determined as of the Cut-Off Date for the most recently ended Calculation Period, and (ii) the aggregate Unpaid Balance of Receivables that were written off as uncollectible during the most recently ended Calculation Period and that were not more than 150 days past invoice date as of that Cut-Off Date (and PROVIDED that the amount added pursuant to this CLAUSE (ii) on account of Receivables of any Obligor (or affiliated group of Obligors) shall in no event exceed the aggregate Unpaid Balance of Receivables owed by such Obligor (or group) MINUS the Excess Concentration Balance for such Obligor (or group), in each case, as determined as of such Cut-Off Date) and (b) a denominator which is the aggregate amount payable pursuant to invoices giving rise to Receivables that were generated by the Sellers during the Calculation Period that occurred four Calculation Periods prior to the most recently ended Calculation Period, as determined as of the Cut-Off Date for such fourth prior Calculation Period.

          "AGGREGATE NET OUTSTANDINGS" means, as of any date, (i) the sum of the Outstanding Principal Balances of all Series of Notes as of the opening of business on such date MINUS (ii) any funds which, as of such date, are on deposit in the Equalization Account, the Deferred Allocation Account, the Defeasance Account or the Principal Funding Account (or, during the Liquidation Period, in the Master Collection Account) for repayment or prepayment of the principal amount of one or more Series of Notes.

          "AGGREGATE REQUIRED RESERVES" means, at any time with respect to all Notes, the sum of (i) the aggregate sum of the Required Reserves for the Subordinated Class or Classes of Notes ranking most junior in priority as among all other Classes outstanding at such time, (ii) the sum of the Subordination Deficits, if any, for all Classes of Notes outstanding at such time which are senior in priority to the Notes described in the immediately preceding clause (i), and (iii) the sum of any other additional amounts (without duplication) specifically required pursuant to the terms of any Supplement to be deducted from Net Eligible Receivables in the calculation of the Base Amount in accordance with SECTION 4.02(b) of the Indenture.

          "ALLOCABLE DAILY COLLECTIONS" means, with respect to any payment in respect of any Series on any day, an amount equal to the product of:

          (a) a fraction, (i) the numerator of which is the Outstanding Principal Balance of such Series and (ii) the denominator of which is the sum of the Outstanding Principal Balances of all then-outstanding Notes; and

          (b) the amount of collected funds on deposit in the Master Collection Account on that day and available for such payment.

          "ALTERNATIVE DILUTION RESERVE RATIO" means, as calculated in each Settlement Statement for any Class or Series of Notes, the result (expressed as a percentage), calculated as of the most recent Cut-Off Date, equal to the product of:

          (a) the sum of

               (i) the product of (A) the Applicable Ratings Factor, multiplied by (B) the average of the Dilution Ratios for the 12 consecutive Calculation Periods ending on the most recent Cut-Off Date, plus

               (ii) the product of (A) the statistical standard deviation of the
                    Dilution Ratios for the 12 consecutive Calculation Periods ending on the most recent Cut-Off Date, multiplied by (B) the Applicable Z-Value for such Series or Class, and

          (b) the product of

               (i) a fraction, having (A) a numerator equal to the sum of the aggregate amounts payable pursuant to invoices giving rise to Receivables generated by the Sellers during the Calculation Period ending on the most recent Cut-Off Date (as calculated on such Cut-Off Date) and (B) a denominator equal to the aggregate Unpaid Balance of all Eligible Receivables, as calculated on the most recent Cut-Off Date, multiplied by

               (ii) 1.15.

          "ALTERNATIVE LOSS RESERVE RATIO" means, as calculated for any Class or Series of Notes in each Settlement Statement, the sum of (i) the applicable Loss Reserve Ratio for such Class or Series plus (ii) the product of (a) the statistical standard deviation of the Aged Receivables Ratios for the twelve consecutive Calculation Periods ending on the most recent Cut-Off Date, multiplied by (b) the Applicable Z-Value for such Class or Series.

          "APPLICABLE RATING AGENCIES" means each of the nationally recognized statistical rating agencies that, at the request of the Sellers or the Issuer, has rated any then-outstanding Series of Notes.

          "APPLICABLE RATINGS FACTOR" with respect to any Class or Series of Notes, the amounts specified as such in the applicable Supplement pursuant to which such Class or Series of Notes was issued.

          "APPLICABLE RESERVE RATIO" means, at any time with respect to any Class or Series of Notes, the ratio specified as such in the applicable Supplement pursuant to which such Class or Series of Notes was issued.

          "APPLICABLE Z-VALUE" means, at any time with respect to any Class or Series of Notes, the amount specified as such in the applicable Supplement pursuant to which such Class or Series of Notes was issued.

          "AUTHENTICATING AGENT" means any authenticating agent appointed pursuant to SECTION 6.07 of the Indenture.

          "AUTHORIZED OFFICER" means, (a) with respect to the Issuer, the President, the Chief Financial Officer and any Vice President of the Issuer, (b) with respect to each of the Sellers, the President, the Chief Financial Officer and any Vice President of such Seller, and (c) with respect to the Servicer, the President, the Chief Financial Officer and any Vice President of the Servicer.

          "BAG RECEIVABLE" means the right to payment from, or other indebtedness of, an Obligor under a Contract (including all interest or finance charges and other obligations of such Obligor with respect thereto) (i) arising prior to the Consolidation from the sale of goods, merchandise or services by Stone Bag or Stone Packaging or (ii) arising from the sale of paper bags, plastic bags, paper sacks or services relating thereto by any of the other Sellers; excluding, however any such rights to payment or other indebtedness owing from an Obligor which is either (a) a Consolidated Affiliate of Stone Container or (b) a Foreign Obligor.

          "BANK ACCOUNTS" means the Lockbox Accounts and the Concentration Accounts.

          "BANKRUPTCY CODE" means the Bankruptcy Code of 1978 (11 U.S.C.
Section 101 ET SEQ.), as amended.

          "BASE AMOUNT" is defined in SECTION 4.02(b) of the Indenture.

          "BOOK-ENTRY FORM" means, with respect to any Note or Series of Notes, that such Notes or Series are not certificated and the ownership and transfers thereof shall be made through the book entries by a Clearing Agency as described in SECTION 6.09 of the Indenture and the applicable Supplement pursuant to which such Notes were issued.

          "BOOK-ENTRY NOTES" means any Note or Notes issued in Book-Entry Form, PROVIDED, HOWEVER, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are to be issued to the holder of such Notes, such Notes shall no longer be "Book-Entry Notes".

          "BOX PLANT" means, with respect to any Box Receivable, the plant of the applicable Seller from which the sale giving rise to such Receivable was made.

          "BOX RECEIVABLE" means the right to payment from, or other indebtedness of, an Obligor under a Contract (including all interest or finance charges and other obligations of such Obligor with respect thereto) (i) arising prior to the Consolidation from the sale of goods, merchandise or services by Stone Corrugated or (ii) arising from the sale of corrugated boxes, containers or services relating thereto by any of the other Sellers, excluding, however any such rights to payment or other indebtedness owing from an Obligor which is either (a) a Consolidated Affiliate of Stone Container or (b) a Foreign Obligor.

          "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which commercial banks in Chicago, Illinois or New York, New York are not authorized or required to be closed for business; PROVIDED, HOWEVER, that the term "BUSINESS DAY" shall not include any other day on which the Servicer, with not less than ten days' prior written notice to the Issuer, the Administrative Agent and the Trustee, closes its corporate headquarters, so long as the Servicer does not so close its headquarters for more than five additional days in any one calendar year and no more than two of such additional days are consecutive.

          "CALCULATION PERIOD" means each period commencing on the first day of a calendar month and ending on the last day of such calendar month.

          "CARRYING COST ACCOUNT" is defined in SECTION 4.01(b) of the Indenture.

          "CARRYING COST RESERVE" is defined in SECTION 4.02(a) of the Indenture.

          "CARRYING COSTS" means, for any period, (a) accrued but unpaid interest on the Notes, (b) the Servicing Fee for such period, (c) the operating expenses described in SECTION 7.02(n)(ii)(C) of the Indenture for such period, and (d) other fees (including, without limitation, any commitment fees, non-usage fees, facility fees or other similar fees), costs and expenses incurred by the Issuer for such period and paid to third Persons who are not Stone Persons and fees, costs and expenses incurred by the Trustee and/or the Administrative Agent for such period in connection with its duties under the Indenture and the other Transaction Documents (in the case of the Trustee and the Administrative Agent, to the extent not included in the Servicing Fee).

          "CBM RECEIVABLE" means the right to payment from, or other indebtedness of, an Obligor under a Contract (including all interest or finance charges and other obligations of such Obligor with respect thereto) arising from the sale by any of the Sellers (prior to or after the Consolidation) of containerboard, kraft paper, newsprint or services relating thereto.

          "CHARGED-OFF RECEIVABLE" means any Receivable that, consistent with the Credit and Collection Policy, has been or should have been charged off as uncollectible.

          "CLAIM" means a "claim" as defined in Section 101(5) of the Bankruptcy Code.

          "CLASS" means, with respect to any Series, any class of Notes of that Series.

          "CLASS ALLOCATION PERCENTAGE" means, with respect to any Class on any Payment Date at any type after the Liquidation Commencement Date, a fraction with (a) a numerator which equals the Outstanding Principal Balance of such Class at such time; and (b) a denominator of which equals the sum of the Outstanding Principal Balances of each Subordinated Class (if the Class Allocation Percentage is being calculated for a Subordinated Class) or of each Senior Class (if the Class Allocation Percentage is being calculated for a Senior Class), in either case, which ranks PARI PASSU with such Class.

          "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

          "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

          "CLOSING DATE" means March 14, 1995.

          "COLLECTION DATE" means the earlier of (i) that date following the Purchase Termination Date on which the aggregate Unpaid Balances of the Receivables transferred to the Issuer have been reduced to zero or (ii) that date designated by the Issuer and the Sellers from and after both the Purchase Termination Date and the repayment in full of all Notes and other amounts owed to the holders thereof under the Transaction Documents.

          "COLLECTIONS" means all funds which are received by a Seller, the Issuer, the Servicer, the Administrative Agent or the Trustee from or on behalf of any Obligor in payment of any amounts owed (including invoice prices, finance charges, interest and all other charges, if any) in respect of any Receivable or Related Asset, or otherwise applied to repay or discharge any Receivable (including insurance payments that a Seller, the Issuer or the Servicer applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition of repossessed goods that were the subject of such Receivable).

          "COMMISSION" means the Securities Exchange Commission, as constituted from time to time, or if at any time after the execution of the Indenture such Commission is no longer existing and/or performing the duties now assigned to it under the Trust Indenture Act, the Person performing such duties at such time.

          "COMPETITOR" means a Person (other than Stone Container or any of its Consolidated Affiliates) engaged in the manufacture and sale of paperboard, paper packaging products and related wood products, including, without limitation, containerboard, kraft paper, boxboard, corrugated containers, newsprint, paper bags, sacks, plywood, lumber, wood veneer and folding cartons.

          "CONCENTRATION ACCOUNT" means any bank account that is created in accordance with, and to perform the functions contemplated for "Concentration Accounts" in, SECTION 3.03 of the Indenture.

          "CONCENTRATION ACCOUNT AGREEMENT" means a letter agreement, substantially in the form of EXHIBIT E to the Purchase Agreement (or such other form as is reasonably acceptable to the Trustee), among the Issuer, the Sellers and a Concentration Account Bank and which relates to one or more Concentration Account, as the same may be amended, supplemented, amended and restated, or otherwise modified, from time to time.

          "CONCENTRATION ACCOUNT BANKS" means any of the banks at which one or more Concentration Account is maintained from time to time.

          "CONSOLIDATED AFFILIATE" means, with respect to any Person, any other Person whose financial statements should, under GAAP, be consolidated with the financial statements of such Person.

          "CONSOLIDATED SUBSIDIARY" means any Subsidiary or any other Person, some or all of the stock of which, or other equity interests in which, is owned (directly or indirectly) by Stone Container and the accounts of which would be consolidated with those of Stone Container in its consolidated financial statements as of such time in accordance with GAAP. For the purposes of this definition, the term "CONSOLIDATED SUBSIDIARY" shall include the Issuer, unless otherwise specified in a Transaction Document.

          "CONSOLIDATION" means the merger of (i) SCNI, Stone Bag, Stone Packaging and certain other Subsidiaries of Stone Container with and into Stone Container and (ii) the merger of Stone Corrugated and certain other Subsidiaries of Stone Southwest with and into Stone Southwest, in each case, which occurred on September 30, 1994.

          "CONTRACT" means an agreement between a Seller and any Person (including but not limited to, a written contract, oral contract, purchase order or open account agreement) pursuant to or under which such Person shall be obligated to make payments in respect of any Receivable or Related Asset to such Seller from time to time, as evidenced by an invoice in substantially one of the forms attached as EXHIBIT B to the Purchase Agreement.

          "CONTRIBUTED ASSETS" is defined in SECTION 2.01(a) of the Purchase Agreement.

          "CONTROLLED ACCUMULATION AMOUNT" means, with respect to any Series, for any Payment Date during an Accumulation
Period with respect to such Series, the amount, if any, specified as the Controlled Accumulation Amount in the related Supplement.

          "CONTROLLED DEPOSIT AMOUNT" means, with respect to any Series, for any Payment Date during an Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount, if any, for such Payment Date and the Deficit Controlled Accumulation Amount, if any, for the immediately preceding Payment Date.

          "CORPORATE TRUST OFFICE" means the principal office of the Trustee in New York City, New York at which at any particular time its corporate trust business shall be principally administered, which office on the Closing Date is located at 140 Broadway, 12th Floor, New York, New York 10005-1180.

          "CREDIT AND COLLECTION POLICY" means, with respect to a Seller, those credit and collection policies and practices of a Seller relating to the Contracts and Receivables of such Seller, a copy of which has been provided to the Issuer, the Trustee and the Administrative Agent by such Seller prior to the Closing Date, as such credit and collection policies may be modified without violating SECTION 5.03(c) of the Purchase Agreement or SECTION 7.02(h) of the Indenture. Notwithstanding the foregoing, as applied to any Successor Servicer, "CREDIT AND COLLECTION POLICY" means the collection policies and practices of that Successor Servicer with respect to receivables similar to the Receivables.

          "CUT-OFF DATE" means the last day of any Calculation Period.

          "DAILY REPORT" is defined in SECTION 3.04(b) of the Indenture.

          "DEFEASANCE ACCOUNT" is defined in SECTION 4.01(e) of the Indenture.

          "DEFEASANCE ALLOCATION PERCENTAGE" means, on any Business Day occurring prior to the Liquidation Commencement Date with respect to any Series of Notes that is in an Accumulation Period, a Pay-Out Period or a Prepayment Accumulation Period:

          (a) if no other Series of Notes is in an Accumulation Period, a Pay-Out Period or a Prepayment Accumulation Period on that Business Day, the Noteholder Allocation Percentage on that Business Day; and

          (b) if at least one other Series of Notes is in an Accumulation Period, a Pay-Out Period or a Prepayment Accumulation Period on that Business Day, the product of (i) the Noteholder Allocation Percentage on that Business Day MULTIPLIED BY (ii) a fraction (A) the numerator of which is the Outstanding Principal Balance of the Series for which the Defeasance Allocation Percentage is being calculated as of the Scheduled Accumulation Commencement Date, Pay-Out Period Commencement Date or Prepayment Accumulation Commencement Date for that Series and (B) the denominator of which is the sum of the Outstanding Principal Balances of each Series that is in an Accumulation Period, a Pay-Out Period or Prepayment Accumulation Period, as of the Scheduled Accumulation Commencement Date, Pay-Out Period Commencement Date or Prepayment Accumulation Commencement Date for each such Series.

          "DEFERRED ALLOCATION ACCOUNT" is defined in SECTION 4.01(f) of the Indenture.

          "DEFICIT CONTROLLED ACCUMULATION AMOUNT" means, with respect to any Series, (a) on the first Payment Date with respect to an Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Payment Date over the amount distributed from the Defeasance Account as the Principal Payment Amount for such Payment Date and (b) on each subsequent Payment Date with respect to an Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Payment Date over the amount distributed from the Defeasance Account as the Principal Payment Amount for such subsequent Payment Date.

          "DEFINITIVE NOTES" is defined in SECTION 6.09 of the Indenture.

          "DILUTION" means, with respect to any Receivable, the aggregate reduction in the Original Balance of such Receivable on account of discounts, incorrect billings, credits, rebates, allowances, chargebacks, returned or repossessed goods, allowances for early payments, and any other such reductions granted in the ordinary course of business that are unrelated to the inability of the applicable Obligor to pay such Receivables (including, without limitation, any such reductions in such Receivable made by the applicable Seller in respect of volume incentives relating to the Obligor thereof), in each case, whether such reductions are effected through the granting of credits against such Receivable or by the issuance of a check or other payment in respect of (and as payment for) such reduction by the applicable Seller to the Obligor thereon.

          "DILUTION ADJUSTMENT" means, with respect to Receivables sold by any Seller, and as of any Payment Date, an amount equal to (i) Dilution during the applicable Calculation Period with respect to such Receivables, minus (ii) the Forecasted Dilution Amounts for all Purchases of such Receivables during that Calculation Period, it being understood that such Forecasted Dilution Amount shall equal zero for any Calculation Period during which no Purchases occurred.

          "DILUTION DISCOUNT RATIO" is defined in SECTION 2.02(b) of the Purchase Agreement.

          "DILUTION RATIO" means, as calculated in each Settlement Statement as of the most recent Cut-Off Date, a fraction (expressed as a percentage) having
(a) a numerator equal to the aggregate amount of Dilution on the Receivables during the Calculation Period ending on the most recent Cut-Off Date, and (b) a denominator equal to the aggregate amounts payable pursuant to invoices giving rise to Receivables that were generated by the Sellers during the Calculation Period immediately preceding the Calculation Period referred to in clause (a) (so that, for example, if the Calculation Period specified in CLAUSE (a) corresponded to the month of February, the Calculation Period in this CLAUSE (b) would be the one corresponding to the month of January).

          "DILUTION RESERVE RATIO" means, as calculated in each Settlement Statement for each Class of Notes, the result (expressed as a percentage), calculated as of the most recent Cut-Off Date, equal to the product of:

          (a)  the sum of

               (i) the product of (A) the Applicable Ratings Factor for such Class and (B) the average of the Dilution Ratios during the preceding twelve consecutive Calculation Periods ending on the most recent Cut-Off Date, and

               (ii)  the product of

                    (A) the difference of (1) the highest Dilution Ratio for any Calculation Period during the preceding twelve consecutive Calculation Periods ending on the most recent Cut-Off Date, MINUS
               (2) the amount described in CLAUSE (a)(i)(B) above, MULTIPLIED BY

                    (B) a fraction, having a numerator equal to the amount described above in SUBCLAUSE (a)(ii)(A)(1) and a denominator equal to the amount described above in SUBCLAUSE (a)(i)(B), and

          (b) the product of (i) a fraction, having (A) a numerator equal to the aggregate amounts payable pursuant to invoices giving rise to Receivables generated by the Sellers during the Calculation Period ending on the most recent Cut-Off Date (as calculated on such Cut-Off Date) and (B) a denominator equal to the aggregate Unpaid Balance of all Eligible Receivables, as calculated on the most recent Cut-Off Date and (ii) 1.15.

          "DISCOUNT RATE" is defined in SECTION 2.02(b) of the Purchase
Agreement.

          "DISCOUNT RATE RESERVE" means, at any time, an amount equal to the following:

     DRR  =    AECC + EIC - CCR

     where:

     DRR  =    the Discount Rate Reserve;

     AECC = the accrued and unpaid Carrying Costs (other than interest on the Notes) for the current Calculation

               Period at such time, plus the amount of the Carrying Costs (other than interest on the Notes) estimated to accrue for the period from such date of determination through the Calculation Period ending immediately on or after the date occurring a number of days equal to two times the then current number of Turnover Days (as set forth in the then-effective Settlement Statement) after such date of determination, provided that for purposes of calculating the carrying costs which will occur during such period, the Servicing Fee shall be deemed to accrue at the rate set forth in clause(i)(y)(1) of the PROVISO in SECTION 6.07 of the Purchase Agreement; and

     EIC   =   the sum at such time of:

               (a)  WR x AOPB
                    ---------
                        12;

               (b)  [(WR(x) + 3.00%)] x [(2 x TD) - 30] x AOPB(x)
                    ---------------------------------------------
                                    360; and

               (c)  WR(y) x [(2 x TD) -30] x AOPB(y)
                    --------------------------------
                              360

               where:

               WR   =    a per annum rate equal to weighted average of the Note
                         Rates of all Notes of all Series outstanding at such time;

               AOPB = the aggregate Outstanding Principal Balance of the Notes of all Series outstanding at such time;

              WR(x) = a per annum rate equal to weighted average of the Note Rates of all Notes of all Series outstanding at such time which bear interest at a variable rate;

            AOPB(x) =    the aggregate Outstanding Principal Balance of the
                         Notes of all Series outstanding at such time which bear interest at a variable rate;

              WR(y) = a per annum rate equal to weighted average of the Note Rates of the Notes of all Series outstanding at such time which bear interest at a fixed rate;

            AOPB(y) =    the aggregate Outstanding Principal Balance of the
                         Notes of all Series
                         outstanding which bear interest at a fixed rate; and

                 TD = Turnover Days (as set forth in the then effective Settlement Statement); and

     CCR  =    the balance in the Carrying Cost Account as of such time.

          "DOLLARS" means dollars in lawful money of the United States of America.

          "DUFF & PHELPS" means Duff & Phelps Credit Rating Co.

          "ELIGIBLE INVESTMENTS" means any of the following:

          (a) deposit accounts that are established and maintained at a financial institution, the short-term debt securities or certificates of deposit of which have at the time of investment the highest short-term debt or certificate of deposit rating (as the case may be) available from S&P and (if rated by Duff & Phelps) by Duff & Phelps, and that are held in the name of the Trustee in trust for the benefit of the Noteholders, subject to the exclusive custody and control of the Trustee and/or the Administrative Agent and for which the Trustee and/or the Administrative Agent have sole signature authority; PROVIDED, HOWEVER, that this CLAUSE (a) shall not apply to the Bank Accounts or to the Trust Accounts;

          (b) marketable obligations of the United States of America, the full and timely payment of principal and interest on which is backed by the full faith and credit of the United States of America, which have a maturity date not later than the next succeeding Payment Date;

          (c) marketable obligations directly and fully guaranteed by the United States of America, the full and timely payment of principal and interest on which is backed by the full faith and credit of the United States of America, which have a maturity date not later than the next succeeding Payment Date;

          (d) banker's acceptances, certificates of deposit and other interest-bearing obligations (x) issued by institutions the short-term unsecured obligations of which have at the time of investment a rating of not less than "A-1+" or the equivalent thereof by S&P and (if rated by Duff & Phelps) of not less than "D-1+" or the equivalent thereof by Duff & Phelps and the long-term unsecured obligations have a rating of not less than "AA-" or the equivalent thereof by S&P and (if rated by Duff & Phelps) by Duff & Phelps, (y) which are denominated in Dollars and (z) which have a maturity date not later than the next succeeding Payment Date; PROVIDED, HOWEVER, that the banker's acceptances, certificates of deposit and other obligations described in this clause (d) shall only constitute "Eligible Investments" if and to the extent that the Servicer is satisfied that the Trustee will have a perfected security interest therein for the benefit of the Noteholders;

          (e) repurchase agreements (i) that are entered into with any financial institution having the ratings referred to in clause (a) at the time of investment and (ii) that are secured by a perfected first priority security interest in an obligation of the type described in CLAUSE (b) or
     (c) above; PROVIDED, HOWEVER, that such obligation may mature later than the next succeeding Payment Date if such bank is required to repurchase such obligation not later than the next succeeding Payment Date; and, PROVIDED, FURTHER, that (x) the market value of the obligation with respect to which such bank has a repurchase obligation, determined as of the date on which such obligation is originally purchased, shall equal or exceed 102% of the repurchase price to be paid by such bank and (y) the Trustee or a custodian acting on its behalf (including, without limitation, the Administrative Agent) shall have possession of the instruments or documents evidencing such obligations;

          (f) guaranteed investment contracts entered into with any financial institution, having the rating referred to in clause (a) at the time of investment and which, in each case, have a maturity date not later than the next succeeding Payment Date;

          (g) commercial paper (except for commercial paper issued by the Issuer, any Seller or any Affiliate of the Issuer or any Seller) rated at the time of investment not less than "A-1+" or the equivalent thereof by S&P and (if rated by Duff & Phelps) of not less than "D-1+" or the equivalent thereof by Duff & Phelps and having a maturity date not later than the next succeeding Payment Date; and

          (h) freely redeemable shares in open-end money market mutual funds (including such mutual funds that are offered by the Person who is acting as the Trustee or Administrative Agent or by any agent of either of the foregoing) which (i) seek to maintain a constant net-asset value and (ii) at the time of such investment have been rated not less than "AAA" or the equivalent thereof by S&P and (if rated by Duff & Phelps) by Duff & Phelps.

          "ELIGIBLE OBLIGOR" means, at any time, an Obligor which satisfies the following criteria:

          (a) it is not a Foreign Obligor, Governmental Authority or any department, agency or instrumentality of any of Governmental Authority;

          (b) it is not a direct or indirect Subsidiary of Stone Container or any other entity with respect to which Stone Container or any Subsidiary of Stone Container owns, directly or indirectly, more than 50% of such entity's equity interests;

          (c) with respect to which no Event of Bankruptcy had occurred and was continuing as of the end of the most recent Calculation Period; and

          (d) as of the end of the most recent Calculation Period, none of the Receivables of such Obligor were evidenced by Receivables Notes.

          "ELIGIBLE RECEIVABLE" means, at any time, a Receivable:

          (a) which arises from the sale of goods, merchandise or services by a Seller in the ordinary course of its business;

          (b) which represents a BONA FIDE obligation resulting from a sale of goods or merchandise which have been shipped or delivered or services which have been performed and is due and payable not more than 120 days after the date on which the invoice for services, goods or merchandise, the sale of which gave rise to such Receivable, is provided or delivered;

          (c) which, as of the end of the previous Calculation Period, (i) has not aged more than 90 days past its invoice date, (ii) if a Box Receivable, no more than 50% of the aggregate Unpaid Balances of all Box Receivables owing by the Obligor thereon which arose from sales from the same Box Plant as such Box Receivable were (for reasons other than disputes) outstanding more than 120 days past their respective invoice dates, and (iii) if other than a Box Receivable, no more than 50% of the aggregate Unpaid Balances of all Receivables (other than Box Receivables) owing by the Obligor thereon and its Consolidated Affiliates were (for reasons other than disputes) outstanding more than 120 days past their respective invoice dates;

          (d) which (i) if the perfection of the Issuer's and the Trustee's interests therein is governed by the laws of a jurisdiction where the UCC is in force, constitutes an account or a general intangible and not chattel paper or an instrument, as each such term is defined in the UCC and (ii) if the perfection of the Issuer's and the Trustee's respective interests therein is governed by the law of any jurisdiction where the UCC is not in force, the Seller of such Receivable has furnished to the Trustee an Opinion of Counsel to the effect that the ownership interest of the Issuer in such Receivables and the security interest of the Trustee in such Receivables and the other Pledged Assets with respect thereto are not significantly less protected and favorable than such rights would be if secured by a perfected security interest under (and as such term is used in) the UCC;

          (e)  the Obligor of which is an Eligible Obligor;

          (f) with regard to which both the representation and warranty of the Issuer in SECTION 2.03(a)(i) and (ii) of the Indenture and the representation and warranty of the relevant Seller in SECTION 4.01(e) of the Purchase Agreement are true and correct;

          (g) the transfer of which by the Issuer to the Seller and the grant and pledge of a security interest and lien in which by the Issuer to the Trustee does not, in either case, contravene or conflict with any law, rule or regulation or any contractual or other restriction, limitation or encumbrance that applies to either Seller, the Issuer or the Trustee, and the sale, assignment or transfer of which, and the granting of a security interest in which, does not require the consent of the Obligor thereof or any other Person, other than any such consent that has been previously obtained;

          (h) which is denominated and payable only in Dollars in the United States of America and is non-interest bearing; PROVIDED, HOWEVER, that such Receivable shall not be deemed to be interest-bearing solely as a result of the relevant Seller's imposition of an interest or other charge on any such Receivable which remains unpaid after its scheduled due date; and, PROVIDED, FURTHER, that such interest charge or other charge shall not be included in the Unpaid Balance of such Receivable for purposes of calculating the Base Amount;

          (i) which arises under a Contract that has been duly authorized and that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

          (j) which is not subject to any asserted reduction (including any reduction on account of any offsetting account payable of the Issuer or the applicable Seller to an Obligor or funds of an Obligor held by the Issuer or the applicable Seller), cancellation, rebate (including any advertising rebate) or refund or any dispute, offset, counterclaim, lien or defense whatsoever; PROVIDED, HOWEVER, that a Receivable (or any group of Receivables) that is subject only in part to any of the foregoing shall constitute Eligible Receivables to the extent such Receivable (or group of Receivables) is not subject to reduction, cancellation, refund, rebate, dispute, offset, counterclaim, lien or other defense and otherwise satisfies the eligibility criteria set forth herein;

          (k) which, together with the Contract related thereto, conforms in all material respects with all applicable laws, rules, regulations, orders, judgments, decrees and determinations of all courts and other governmental authorities (whether federal, state, local or foreign and including usury laws);

          (l) which satisfies all applicable requirements of the Credit and Collection Policy of the relevant Seller and, to the extent relevant, any Successor Servicer;

          (m) which has not been compromised, adjusted or modified (including by extension of time or payment or the granting of any discounts, allowances or credits), except as permitted by SECTION 7.02(h) of the Indenture; and

          (n) which is an account receivable representing all or part of the sales price of goods, merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

          "ELIGIBLE SERVICER" means (a) at any time prior to its termination as Servicer pursuant to SECTION 10.01 of the Indenture, Stone Container, (b) the Trustee, (c) the Administrative Agent, or (d) any other Person which, at the time of its appointment as Servicer, (i) is servicing a portfolio of trade receivables, (ii) is legally qualified and has the capacity to service the Receivables, (iii) has demonstrated the ability to service professionally and competently a portfolio of trade receivables similar to the Receivables in accordance with high standards of skill and care, (iv) is qualified to use the software that is then being used to service the Receivables or obtains the right to use or has its own software which is adequate to perform its duties under the Indenture, (v) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter, (vi) is acceptable to each Applicable Rating Agency as evidenced by satisfaction of the Rating Agency

Condition, and (vii) is not, and is not a Subsidiary of or otherwise controlled by, a Competitor.

          "ENHANCEMENT" means, with respect to any Series, any surety bond, letter of credit, guaranteed rate agreement, maturity guaranty facility, cash collateral account or guaranty, tax protection agreement, interest rate swap or other contract or agreement for the benefit of Noteholders of such Series. The drawing on or payment of any Enhancement for the benefit of a Series or Class of Notes shall not be available to the Noteholders of any other Series or Class.

          "ENHANCEMENT PROVIDER" shall mean the Person providing any Enhancement, other than any Holders of Notes of which are subordinated to any other Series or Class of Notes.

          "EQUALIZATION ACCOUNT" is defined in SECTION 4.01(c) of the Indenture.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and any successor statute of similar import, together with any regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

          "ERISA AFFILIATE" means, with respect to any Person, any other person (as defined in Section 3(9) of ERISA) which is under common control with such Person within the meaning of Section 4001(b) of ERISA and the regulations thereunder or a member of the same "controlled group" or "affiliated service group" as such Person within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code.

          "EVENT OF BANKRUPTCY" shall be deemed to have occurred with respect to a Person if either:

          (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or any substantial part of its assets, or any similar action with respect to such Person under any law (foreign or domestic) relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of (i) in the case of any Person other than the Issuer, 60 days, and (ii) in the case of the Issuer, 10 days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws (foreign or domestic) now or hereafter in effect; or

          (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due.

          "EVENT OF DEFAULT" is defined in SECTION 9.02 of the Indenture.

          "EXCESS CONCENTRATION BALANCE" means, on any day and with respect to an Obligor, the amount of otherwise Eligible Receivables due from such Obligor as of such date (expressed as a percentage of the aggregate Unpaid Balances of all Eligible Receivables owing by all Obligors as of such date) (such percentage being the "OBLIGOR PERCENTAGE"), which exceeds the percentage set forth below for the applicable category of Obligors, or such larger percentage in respect of which the Rating Agency Condition has been satisfied; PROVIDED, HOWEVER, that if, and to the extent that, the Servicer or the applicable Seller is unable to make a determination as to the eligibility of the Receivables or any group of Receivables owing by a particular Obligor, then the Servicer (at its option) may calculate the Obligor Percentage with respect to such Obligor using the total Unpaid Amounts of all such Receivables owing by such Obligor on such date as a percentage of the aggregate Unpaid Balances of all Eligible Receivables owing by all Obligors as of such date:


                                    Minimum Rating

       ------------------------------------------------------------------------

                                   Duff &
          S&P                      Phelps               Percentage

     ----------------        -----------------         --------------

       A-1+ or AA-            D-1+ or AA-                   10%
       A-1 or A+              D-1 or A+                     10%
       A-2 or BBB+            D-2 or BBB+                    8%
       A-3 or BBB-            D-3 or BBB-                    5%
       Not rated/other        Less than D-3 or BBB-         2.6%

PROVIDED, HOWEVER, that in the case of an Obligor which is a member of a group of two or more Consolidated Affiliates, the Excess Concentration Balances shall be calculated as if such

Obligor and each of its Consolidated Affiliates were one and the same Obligor, and the applicable debt rating of such consolidated group of Obligors for purposes of this definition shall be the debt rating of the ultimate parent of such consolidated group of Obligors.

          The percentage applicable to any Obligor (or the ultimate parent of the consolidated group of Obligors of which such Obligor is a member, as the case may be) shall be the percentage associated with the lower of such Obligor's (or such ultimate parent's, as the case may be) short-term senior debt ratings issued by S&P and (if so rated by Duff & Phelps) Duff & Phelps; PROVIDED, that
(i) if (x) such short-term debt is not rated by S&P or (y) such short-term debt is rated by S&P and not by Duff & Phelps, but the actual or implied long-term senior debt rating issued by Duff & Phelps is in a category that is lower than the category relating to S&P's short-term debt rating, then, in either case, the percentage applicable to such Obligor (or such ultimate parent, as the case may be) shall be the percentage associated with the lower of such Obligor's (or such ultimate parent, as the case may be) actual or implied long-term senior debt ratings, if any, issued by S&P and (if so rated by Duff & Phelps) Duff & Phelps and (ii) if no short-term or actual or implied long-term debt rating from the Applicable Rating Agencies is then in effect with respect to such Obligor (or such ultimate parent, as the case may be), then the percentage applicable to such Obligor (or such ultimate parent, as the case may be) shall be the percentage associated with the "Not rated/other" and "Less than D-3 or BBB-" category set forth above. The ratings specified in the table are minimums for each percentage category, so that a rating not shown in the table falls in the category associated with the highest rating shown in the table that is lower than that rating.

          Without in any way limiting the foregoing paragraph, the Issuer may elect to report Excess Concentration Balances on a monthly basis for any Business Day prior to April 30, 1995, in which event the Excess Concentration Balances during such period shall be calculated according to the following table in lieu of the table set forth above:

                                    Minimum Rating

             ------------------------------------------------------------


                                     Duff &
               S&P                   Phelps             Percentage

          ---------------         ---------------      -------------

            A-1+ or AA-            D-1+ or AA-               4%
            A-1 or A+              D-1 or A+                 4%
            A-2 or BBB+            D-2 or BBB+               4%
            A-3 or BBB-            D-3 or BBB-              2.5%
            Not rated/other        Less than D-3 or BBB-    1.0%

          "EXPECTED FINAL PAYMENT DATE" means, with respect to any Series, the date specified as the Expected Final Payment Date in the related Supplement.

          "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

          "FIXED PRINCIPAL NOTE" means any Note of any Series that is not designated as a Series of Revolving Notes in the Supplement pursuant to which such Series is issued.

          "FORECASTED DILUTION AMOUNT" means, for any Purchase or series of Purchases during a Calculation Period, the Dilution Discount Ratio(s) utilized in calculation of the applicable Purchase Price for such Purchase or Purchases multiplied by the aggregate Original Balances of the Receivables included in such Purchase or Purchases.

          "FOREIGN OBLIGOR" means any Obligor which is not a resident of, or located in, the United States of America.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, as in effect from time to time.

          "GLOBAL NOTE" means a Note evidencing all or any part of a Series of Notes to be issued to the Holders thereof in Book-Entry Form, which Global Note shall be issued to the Clearing Agency, or its nominee, for such Series, in accordance with SECTION 6.09 of the Indenture and the applicable Supplement pursuant to which such Note is issued.

          "GOVERNMENTAL AUTHORITY" means the United States of America and any other country from time to time in existence, and, in each case, any state, province, or other political subdivision thereof, any other entity in the United States of America or any other country that exercises executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any agency, department or instrumentality of any of the foregoing.

          "GUARANTY" means any agreement, undertaking or arrangement by which any Person guarantees, endorses, agrees to purchase or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person.

          "INDEBTEDNESS" of any Person means, without duplication:

          (a) all of such Person's obligations for borrowed money and all of such Person's obligations evidenced by bonds, debentures, notes or other similar instruments;

          (b) all of such Person's obligations as lessee under leases which have been or should be, in accordance with GAAP, recorded as capitalized leases; and

          (c) whether or not so included as liabilities in accordance with GAAP, all of such Person's obligations to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by an Adverse Claim on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse.

For purposes of the Transaction Documents, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

          "INDEMNIFIED LOSSES" is defined in SECTION 7.03 of the Indenture.

          "INDEMNIFIED PARTY" is defined in SECTION 7.03 of the Indenture.

          "INDENTURE" means that certain Master Indenture and Security Agreement dated as of March 14, 1995 among the Issuer, Stone Container, the Administrative Agent and the Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time (including, by any Supplement thereto).

          "INITIAL CUT-OFF DATE" means the date occurring two Business Days prior to the Closing Date.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "ISSUER" means Stone Receivables Corporation, a Delaware corporation.

          "ISSUER ORDER" means a written order or request of the Issuer signed by an Authorized Officer of the Issuer.

          "LETTER OF REPRESENTATIONS" means any applicable agreement among the Issuer, the Trustee, the Administrative Agent and the applicable Clearing Agency, with respect to such Clearing Agency's rights and obligations (in its capacity as a Clearing Agency) with respect to any Book-Entry Notes, as the same may be amended, supplemented, restated or otherwise modified from time to time.

          "LIQUIDATION COMMENCEMENT DATE" means the earlier to occur of (a) the date upon which the Liquidation Commencement Date is declared or occurs automatically pursuant to SECTION 9.01 or 9.02 of the Indenture and (b) the Purchase Termination Date.

          "LIQUIDATION EVENT" is defined in SECTION 9.01 of the Indenture.

          "LIQUIDATION PERIOD" means the period commencing on the Liquidation Commencement Date.

          "LOCKBOX ACCOUNTS" means those certain bank accounts, maintained at those certain locations, described in SCHEDULE 7.01(j) to the Indenture, into which Collections from Receivables are deposited, and any bank account that is hereafter created in accordance with, and to perform the functions contemplated for "Lockbox Accounts" in, SECTION 3.03 of the Indenture.

          "LOCKBOX AGREEMENT" means any of the letter agreements delivered in connection with the Indenture and any other letter agreement, substantially in the form of EXHIBIT D to the Purchase Agreement (or such other form as is reasonably acceptable to the Trustee), among a Lockbox Bank, the applicable Seller and the Issuer that relates to one or more Lockbox Accounts, as the same may be amended, supplemented, amended and restated, or otherwise modified, from time to time.

          "LOCKBOX BANK" means any of the banks at which one or more Lockbox Accounts are maintained from time to time.

          "LOSS DISCOUNT" is defined in SECTION 2.02(b) of the Purchase
Agreement.

          "LOSS RESERVE RATIO" means with respect to any Series or Class, as calculated in each Settlement Statement, the result (expressed as a percentage) equal to the product of (a) the Applicable Ratings Factor of such Series or Class, as applicable, (b) the highest average of the Aged Receivables Ratio for any three consecutive Calculation Periods that occurred during the preceding 12 consecutive Calculation Periods ending on the most recent Cut-Off Date (PROVIDED, that for purposes of calculating this amount with respect to any Calculation Period ending before July 31, 1995 for which the Issuer does not have actual information, the Issuer shall use the applicable estimated Aged Receivables Ratios set forth on the table attached hereto as ANNEX I), and (c) a fraction having (i) a numerator equal to the sum of the aggregate amounts payable pursuant to invoices giving rise to Receivables generated by the Sellers during the three Calculation Periods preceding or ending on the most recent Cut-Off Date, as determined on the Cut-Off Dates for those three Calculation Periods, and (ii) a denominator equal to the aggregate Unpaid Balance of all Eligible Receivables, as determined on the most recent Cut-Off Date.

          "LOSS TO LIQUIDATION RATIO" means, as calculated in each Settlement Statement, a fraction (a) the numerator of which is the aggregate Unpaid Balance of all Receivables (net of Recoveries) which became Charged-Off Receivables or (without duplication) were converted into Receivables Notes during the three preceding Calculation Periods in accordance with the Credit and Collection Policy of the applicable Seller, and (b) the denominator of which is the aggregate amount of Collections on the Receivables received during such three Calculation Periods.

          "MAJORITY NOTEHOLDERS" means, at any time, the Holders of Notes the aggregate Outstanding Principal Balances of which, collectively, represent more than 50% of the aggregate Outstanding Principal Balances of the outstanding Notes of all Series at such time.

          "MASTER COLLECTION ACCOUNT" is defined in the SECTION 4.01(b) of the Indenture.

          "MATERIAL ADVERSE EFFECT" means, as to any Seller, the Issuer or the Servicer and/or to any event or circumstance and at any time, a material adverse effect on (a) the ability of such Person to perform its obligations under any Transaction Document to which it is a party or (b) the validity, enforceability, or collectibility of any Receivables, Related Assets or Contracts that, individually or in the aggregate, represent or evidence a right to payment in excess of 2.6% of the aggregate Unpaid Balance of the Receivables at such time.

          "MATURITY DATE" with respect to any Series, shall be the date specified in the applicable Supplement relating thereto.

          "MERGER" means the merger of StoneFin and StoneFin II with and into Stone Container pursuant to the Merger Certificate.

          "MERGER CERTIFICATE" means that certain Certificate of Ownership and Merger effective as of the Closing Date pursuant to which the Merger shall be consummated.

          "MULTIEMPLOYER PLAN" means a "multiemployer" plan as defined in
Section 4001(a)(3) of ERISA that is maintained for the employees of the Sellers, the Issuer, Stone Container or any ERISA Affiliate of any of the foregoing.

          "NET ELIGIBLE RECEIVABLES" means, at any time, the then aggregate Unpaid Balance of all Eligible Receivables at such time, MINUS the sum of (a) the then aggregate amount of all Excess Concentration Balances with respect to all Obligors at such time and (b) the dollar amount of any Adverse Claims then outstanding, other than Permitted Adverse Claims of the type described in clauses (i), (iv) or (v) of the definition thereof or any other Permitted Adverse Claim relating to the payment of amounts described in the definition thereof which are not yet due and payable and which have been fully bonded. For purposes of calculating Net Eligible Receivables, all Collections which have been received but have not been applied to any specific Receivables will be presumed to be Collections of Eligible Receivables.

          "NONCOMPLYING RECEIVABLE" means any Receivable which, as of the date of origination thereof, did not meet the criteria for an Eligible Receivable as of such date.

          "NONCOMPLYING RECEIVABLES ADJUSTMENT" shall mean, as of any Settlement Date, and with respect to any Seller's Receivables, as the case may be, an amount equal to (i) the aggregate Unpaid Balances on the most recent Cut-Off Date of all such Seller's Receivables which were first reported to be Noncomplying Receivables during such Collection Period MINUS (ii) the aggregate amount of Collections received by the Issuer during such Calculation Period with respect to any such Seller's Receivables which were reported to be Noncomplying Receivables in any prior Settlement Statement MINUS (iii) the "Allocated Loss and Dilution Amount" (as such term is hereinafter defined).

          As used herein, the "ALLOCATED LOSS AND DILUTION AMOUNT" shall be determined as follows:

               ALDA  =   UB  x  (LD + DD)

          where:

               ALDA  =   the Allocated Loss and Dilution Amount.

               UB    =   the aggregate Unpaid Balances as of the most recent
                         Cut-Off Date of the applicable Noncomplying Receivables reported during the Calculation Period ended as of such Cut-Off Date.

               LD   =    the Loss Discount applicable to such Receivables as of
                         the most recent Cut-Off Date.

               DD   =    the Dilution Discount Ratio applicable to such
                         Receivables as of the most recent Cut-Off Date.

          "NONCOMPLYING RECEIVABLES AND DILUTION ADJUSTMENT" means as to any Seller at any time, the sum of the Dilution Adjustment and Noncomplying Receivables Adjustment owed to or from such Seller.

          "NOTE" or "NOTES" means any one or more of the promissory notes issued by the Issuer under the Indenture, including any such notes issued as a replacement for a previously issued Note pursuant to SECTION 6.06 of the Indenture.

          "NOTEHOLDER" or "HOLDER" of Notes means, in each case, the Person in whose name a Note is registered in the Note Register.

          "NOTEHOLDER ALLOCATION PERCENTAGE" means:

          (1) on any Business Day occurring prior to the Liquidation Commencement Date, a fraction (expressed as a percentage) (a) the numerator of which is the sum of the aggregate Outstanding Principal Balances of all outstanding Series of Notes as of (i) in the case of a Series of Notes that is in an Accumulation Period, Pay-Out Period or Prepayment Accumulation Period, the applicable Scheduled Accumulation Commencement Date, Pay-Out Period Commencement Date or Prepayment Accumulation Commencement Date and
     (ii) in the case of a Series of Notes that is in a Revolving Period and is not in a Prepayment Accumulation Period, that Business Day and (b) the denominator of which is the sum of (i) the amount determined under clause
     (a) immediately above and (ii) the excess, if any, of (x) the Variable Amount, if positive, as of that day, OVER (y) the amount of funds, if any, then on deposit in the Defeasance Account and the Principal Funding Account;

          (2) on any Business Day occurring after the Liquidation Commencement Date, 100%.

          "NOTE RATE" means, with respect to any Series or Class of Notes, the fixed or variable rate or rates of interest applicable thereto as set forth therein and/or the applicable Supplement relating thereto.

          "NOTE REGISTER" means the register maintained pursuant to SECTION 6.05 of the Indenture, providing for the registration of the Notes and transfers and exchanges thereof.

          "OBLIGATIONS" means (a) all obligations of the Issuer, the Sellers, and the Servicer to the Trustee, the Administrative Agent, any other Indemnified Party, the Noteholders and each of the foregoing's respective successors, permitted transferees and assigns, arising under or in connection with the Transaction Documents, and (b) all obligations of the Sellers to the Issuer, any other RPA Indemnified Party and their respective successors, transferees and assigns, arising under or in connection with the Transaction Documents, in each of the cases of (a) and (b) above, howsoever such obligations shall be created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

          "OBLIGOR" means a Person obligated to make payments on a Receivable.

          "OFFICER'S CERTIFICATE" means, unless otherwise specified in the Indenture or in any Supplement, a certificate signed by an Authorized Officer of the Issuer or the initial Servicer, as the case may be, or, in the case of a Successor Servicer, a certificate signed by the President, any Vice President or the financial controller (or an officer holding an office with equivalent or more senior responsibilities) of such Successor Servicer, which, in the case of any of the foregoing, is delivered to the Trustee and the Administrative Agent (if it is not the Person delivering such Officer's Certificate).

          "OPINION OF COUNSEL" means a written opinion of counsel, who shall be reasonably acceptable to the Trustee.

          "ORIGINAL BALANCE" means, with respect to any Receivable, the Unpaid Balance of such Receivable on the date it was purchased by, or otherwise transferred to, the Issuer, which face amount shall be calculated net of any credits issued on or accrued through the date of Purchase.

          "OUTSTANDING PRINCIPAL BALANCE" means, at any time, (a) with respect to any Note, the outstanding principal balance of such Note at such time, and
(b) with respect to any Class or

Series of Notes, the aggregate outstanding principal balance of all Notes in such Class or Series, as applicable, at such time.

          "PAYING AGENT" means any paying agent appointed pursuant to SECTION
6.17 of the Indenture and shall initially be the Administrative Agent.

          "PAYMENT DATE" means the 15th day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day.

          "PAY-OUT EVENT" means, with respect to any Series of Notes, any event defined as such in the Supplement pursuant to which such Series was issued.

          "PAY-OUT PERIOD" means, with respect to one or more Series of Notes, the period commencing on the Pay-Out Period Commencement Date that applies to such Series of Notes and ending on the date on which all such Series of Notes shall have been paid in full.

          "PAY-OUT PERIOD COMMENCEMENT DATE" means, with respect to one or more Series of Notes, the date on which a Pay-Out Event for such Series occurs.

          "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

          "PENSION PLAN" shall mean any employer plan that is subject to the provisions of Part 3 of Title 1B of ERISA or to Title IV of ERISA and that is maintained for employees of any of the Sellers, the Issuer or any of the foregoing's ERISA Affiliates, but shall not include any Multiemployer Plan.

          "PERMITTED ADVERSE CLAIMS" shall mean (i) Adverse Claims created under the Transaction Documents (x) in favor of the Issuer (and assigned to the Trustee) or the Trustee, in either case, as against the Sellers and (y) in favor of the Trustee as against the Issuer; (ii) Adverse Claims for taxes, assessments or charges of any Governmental Authority for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (iii) Adverse Claims of landlords, carriers, warehousemen, mechanics and materialmen imposed by law and created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (iv) any right of offset of an Obligor with respect to payment of a Receivable which has the economic effect of a priority claim; (v) Adverse Claims of a collecting bank under Section 4-210 of the UCC; and (vi) other Adverse Claims not described in clause (ii) above in favor of the PBGC or the Internal Revenue Service which either (a) do not exceed $2,000,000 in the aggregate at any one time outstanding or (b) have been bonded in full by or on behalf of the applicable Sellers or the Issuer, as the case may be.

          "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

          "PLEDGED ASSETS" is defined in Granting Clause of the Indenture.

          "PRE-EXISTING STONEFIN PURCHASE AGREEMENT" means that certain Receivables Purchase Agreement dated as of August 15, 1991 (as amended) among StoneFin, Stone Container, Stone Corrugated and Stone Southwest.

          "PRE-EXISTING STONEFIN II PURCHASE AGREEMENT" means that certain Receivables Purchase Agreement dated as of August 18, 1992 (as amended) among StoneFin II, Stone Container, SCNI, Stone Bag, Stone Packaging, and Stone Southwest.

          "PREPAYMENT ACCUMULATION COMMENCEMENT DATE" means, with respect to any Series, so long as the Pay-Out Period Commencement Date with respect to such Series or the Liquidation Commencement Date shall not have occurred, the date specified in any notice of optional prepayment or redemption given by the Issuer to the Trustee and the Administrative Agent pursuant to the Supplement relating to such Series.

          "PREPAYMENT ACCUMULATION PERIOD" means, with respect to any Series, the period commencing on the Prepayment Accumulation Commencement Date with respect to such Series and ending on the earlier to occur of (a) the Liquidation Commencement Date, (b) the Pay-Out Commencement Date with respect to such Series, and (c) the date on which the entire principal balance of the Notes of such Series to be prepaid or redeemed, plus the applicable prepayment premium, if any, shall have been accumulated in the Defeasance Account.

          "PRINCIPAL ACCUMULATION AMOUNT" means, with respect to any Series, for any Payment Date occurring during the Accumulation Period, the sum of the amounts set aside in the Defeasance Account with respect to such Series during the preceding Calculation Period; and the amount so set aside on each Business Day during the Accumulation Period (until the Outstanding Principal Balance of such Series has been provided for in full) will equal the product of (a) the Defeasance Allocation Percentage for such Series and (b) the balance of Collections available in the Master Collection Account, after making any required transfers to the Carrying Cost Account.

          "PRINCIPAL FUNDING ACCOUNT" is defined in SECTION 4.01(e) of the Indenture.

          "PRINCIPAL PAYMENT AMOUNT" means: (i) for any Payment Date occurring after the Calculation Period in which the Liquidation Period commences, with respect to any Class of Notes, the product of (a) the balance of Collections in the Master Collection Account that were deposited therein prior to the end of the preceding Calculation Period remaining after application thereof as provided in CLAUSE FIRST of SECTION 4.02(f) of the Indenture (and, in the case of any Subordinated Class, after application thereof to the repayment in full of the respective Outstanding Principal Balances all Classes of Notes senior in priority thereto) and (b) the Class Allocation Percentage of such Class; and

          (ii) for any Payment Date occurring after the Calculation Period in which a Pay-Out Period commences with respect to any Series, an amount equal to the amount calculated in the same manner as the Principal Accumulation Amount with respect to a Payment Date in the Accumulation Period.

          "PRINCIPAL TERMS" means, with respect to any Series of Notes: (a) the name or designation thereof and of any Classes thereof and, if more than one class, the relative rights and priorities thereof; (b) the initial aggregate principal amount thereof; (c) whether such Notes are to be Fixed Principal Notes or Revolving Notes and the denominations (if such Notes are Fixed Principal Notes) or Stated Amounts (if such Notes are Revolving Notes) thereof; (d) the applicable Note Rates thereof and the manner of the calculation thereof; (e) the designation of any Trust Accounts with respect thereto; (f) the Maturity Date and Stated Maturity Date thereof; (g) the terms of any Enhancement therefor; (g) the Pay-Out Events with respect thereto; (h) the terms for the redemption or prepayment thereof; (i) whether such Notes will be certificated or in Book-Entry Form; (j) any required reserves with respect thereto; and (k) any other terms supplementing or modifying those contained in the Indenture with respect to such Series of Notes.

          "PROCESSING DATE" means, with respect to any Receivable, the date that the existence of such Receivable is first recorded on the applicable Seller's and/or the Servicer's master data processing records.

          "PROGRAM" means the transactions contemplated in the Transaction Documents.

          "PURCHASE" means, on any Business Day, the sale, contribution and conveyance of all Receivables from the Sellers to the Issuer under the Purchase Agreement for which the Purchase Price has not been previously paid or which have not previously been contributed to the Issuer by Stone Container, in either case, in accordance with the terms of SECTION 2.02 thereof.

          "PURCHASE AGREEMENT" means that certain Receivables Purchase Agreement, dated as of March 14, 1995, by and among the Sellers and the Issuer, as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof and of the Indenture.

          "PURCHASED ASSETS" is defined in SECTION 2.01(a) of the Purchase Agreement.

          "PURCHASE DISCOUNT RESERVE RATIO" is defined in SECTION 2.02(b) of the Purchase Agreement.

          "PURCHASE PRICE" is defined in SECTION 2.02(b) of the Purchase Agreement.

          "PURCHASE PRICE PERCENTAGE" is defined in SECTION 2.02(b) of the Purchase Agreement.

          "PURCHASE TERMINATION DATE" means the earlier to occur of (i) date upon which all of the Sellers have ceased to sell Receivables to the Issuer in accordance with the provisions of SECTION 8.09 of the Purchase Agreement and
(ii) the date upon which the Liquidation Commencement Date is declared or automatically occurs pursuant to SECTION 9.01 or SECTION 9.02 of the Indenture.

          "RATING AGENCY CONDITION" means, with respect to any action, that each Applicable Rating Agency has notified the Servicer, the Trustee, and the Administrative Agent in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which it is an Applicable Rating Agency.

          "RECEIVABLE" means (i) a Bag Receivable, (ii) a Box Receivable or
(iii) any other right to payment from, or other indebtedness of, an Obligor (including all interest or finance charges and other obligations of such Obligor with respect thereto) which (x) arises from the sale of goods, merchandise or services by any Seller (other than any such sale of goods, merchandise or services giving rise to a CBM Receivable) and (y) is designated as a "Receivable" in accordance with SECTION 2.06 of the Purchase Agreement.

          "RECEIVABLE NOTES" means any promissory notes issued by an Obligor to evidence a past-due or otherwise delinquent Receivable.

          "RECITALS" means the "Recitals of the Issuer" contained in the Indenture.

          "RECORD DATE" means, with respect to any Payment Date, the third Business Day immediately preceding such Payment Date.

          "RECORDS" means all Contracts, purchase orders, invoices and other agreements, documents, books, records and other media for the storage of information (including tapes, disks, punch cards, computer programs and databases and related property) maintained by the Issuer, the Sellers or the Servicer with respect to the Transferred Assets, the Pledged Assets and/or the related Obligors.

          "RECOVERIES" means all Collections received by the Issuer, the Servicer, the Administrative Agent or the Trustee from time to time in respect of any Charged-Off Receivable.

          "REDEMPTION DATE" is defined in SECTION 15.02 of the Indenture.

          "REDEMPTION PRICE" is defined in SECTION 15.04 of the Indenture.

          "RELATED ASSETS" is defined in SECTION 2.01(a) of the Purchase Agreement.

          "RELATED SECURITY" means, with respect to any Receivable: (a) all of the applicable Seller's right, title and interest in and to the goods (including returned goods), if any, relating to the sale which gave rise to such Receivable; (b) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; (c) all letters of credit, guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and (d) all proceeds of any of the foregoing.

          "RELATED TRANSFERRED ASSETS" is defined in Granting Clause of the Indenture.

          "REPORT DATE" means the Business Day immediately preceding the Payment Date in any month.

          "REQUIRED NOTEHOLDERS" means, at any time, the Holders of Notes the aggregate Outstanding Principal Balances of which, collectively, represent more than 66-2/3% of the aggregate Outstanding Principal Balances of the outstanding Notes of all Series at such time.

          "REQUIRED RESERVES" means, at any time as to any Class of Notes, the product of (a) the Applicable Reserve Ratio with respect to such Class at such time, (b) the Net Eligible Receivables at such time and (c) a fraction, (i) the numerator of which is the Outstanding Principal Balance with respect to such Class at such time and (ii) the denominator of which is the sum of the Outstanding Principal Balances of all Classes of Notes of equal priority with such Class at such time.

          "REQUIRED SERIES HOLDERS" means, at any time with respect to any action to be taken by Holders of any Series of Notes, the holders of such Notes of such Series the aggregate Outstanding Principal Balance of which, collectively, represent more than 66-2/3% of the aggregate Outstanding Principal Balances of all of the outstanding Notes of such Series at such time, PROVIDED, that with respect to any outstanding Series of Revolving Notes in respect of which there is no Outstanding Principal Balance at such time, "REQUIRED SERIES HOLDERS" shall mean the holders of such Notes of such Series the aggregate Outstanding Principal Balance of which, collectively, represent more than 66-2/3% of the aggregate Stated Amount of all of the outstanding Notes of such Series at such time.

          "RESPONSIBLE OFFICER" means, when used with respect to the Trustee or the Administrative Agent, (a) any officer within the structured finance group of the corporate trust department (or any successor group) of the Trustee or the Administrative Agent, as applicable, including any vice president, assistant vice president, assistant secretary, assistant treasurer, corporate trust officer or any other officer or assistant officer of the Trustee or Administrative Agent, as applicable, customarily performing functions similar to those performed by the persons who hold the office of vice president, assistant vice president, assistant secretary, assistant treasurer or corporate trust officer and (b) any other officer of the Trustee or the Administrative Agent, as applicable, within such corporate trust department with direct responsibility for the administration of the Indenture or to whom any corporate trust matter is referred at the Trustee's Corporate Trust Office or the Administrative Agent Corporate Trust Office, as applicable, because of his knowledge of or familiarity with the particular subject.

          "REVOLVING NOTE or REVOLVING NOTES" means any Notes of any Series that are designated to be "Revolving Notes" in the Supplement pursuant to which such Series is issued.

          "REVOLVING NOTEHOLDER" means the Person in whose name an Revolving
Note is registered in the Note Register.

          "REVOLVING PERIOD" means, with respect to any Series or Class of Notes, that period during which such Series is outstanding prior to the occurrence of the Accumulation Period, the Prepayment Accumulation Period, the Pay-Out Period or the Liquidation Period.

          "RPA INDEMNIFIED LOSSES" is defined in SECTION 7.01 of the Purchase Agreement.

          "RPA INDEMNIFIED PARTY" is defined in SECTION 7.01 of the Purchase Agreement.

          "S&P" means Standard & Poor's Ratings Group and its successors.

          "SCHEDULED ACCUMULATION COMMENCEMENT DATE" means, with respect to any Series of Notes, the date specified as such in the Supplement pursuant to which such Series of Notes is issued.

          "SCNI" means Stone Consolidated Newsprint, Inc., formerly a New York corporation which was merged with and into Stone Container pursuant to the Consolidation.

          "SECURITIES ACT" means the Securities Act of 1933, as it may be amended from time to time.

          "SELLER" means each of the "Sellers" party to the Purchase Agreement; PROVIDED, HOWEVER, that such term shall also include any Subsidiary of Stone that becomes a party to the Purchase Agreement pursuant to SECTION 2.06 thereof and shall exclude any Person that is terminated as a Seller pursuant to SECTION
2.07 of the Purchase Agreement; and PROVIDED FURTHER, that as it relates to any Receivable generated prior to the Consolidation, the term "SELLER" shall also include Stone Bag, Stone Corrugated and Stone Packaging.

          "SELLER CHANGE EVENT" is defined in SECTION 3.04(d) of the Indenture.

          "SELLER LOANS" means those certain loans which the Sellers advance to the Issuer from time to time in lieu of cash payment of the Purchase Price as provided in SECTION 2.02(c) of the Purchase Agreement, which Seller Loans are evidenced by and subject to the terms of the SRC Intercompany Notes.

          "SELLER'S RECEIVABLE" means, with respect to any Seller, a Receivable originated by such Seller without regard to whether such Receivable has been or will be transferred to the Issuer under the Purchase Agreement.

          "SELLER TRANSACTION DOCUMENTS" means the Purchase Agreement and the Account Agreements.

          "SENIOR CLASS" means any Class of Notes that is identified as a "Senior Class" in the applicable Supplement.

          "SERIES" means any Series of Notes issued pursuant to SECTION 6.03 of the Indenture.

          "SERIES SALE DATE" means, with respect to any Series, the date specified as such in the Supplement pursuant to which such Series was issued.

          "SERVICER" means at any time the Person then authorized and appointed pursuant to ARTICLE VI of the Purchase Agreement and SECTION 3.01 of the Indenture to service, administer and collect Receivables and Related Transferred Assets, including any Successor Servicer appointed pursuant to ARTICLE X of the Indenture.

          "SERVICER DEFAULT" is defined in SECTION 10.01 of the Indenture.

          "SERVICE TRANSFER" is defined in SECTION 10.02(b) of the Indenture.

          "SERVICING FEE" is defined in SECTION 6.07 of the Purchase Agreement.

          "SETTLEMENT" means the payments and other actions provided for on each Payment Date.

          "SETTLEMENT DATE" means the eighteenth day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day.

          "SETTLEMENT STATEMENT" is defined in SECTION 3.04(c) of the Indenture.

          "SRC INTERCOMPANY NOTES" is defined in SECTION 2.02(d) of the Purchase Agreement.

          "STATED AMOUNT" means, as to any Revolving Note, the maximum principal amount that may be required to be funded by the Holder of such Revolving Note, as applicable, as determined pursuant to the applicable Supplement.

          "STATED MATURITY DATE" with respect to any Series, shall be the date specified in the applicable Supplement relating thereto.

          "STONE BAG" means Stone Bag Corporation, formerly a Delaware corporation which was merged with and into Stone Container pursuant to the Consolidation.

          "STONE CONTAINER" means Stone Container Corporation, a Delaware corporation.

          "STONE CORRUGATED" means Stone Corrugated, Inc., formerly a Delaware corporation which was merged with and into Stone Container pursuant to the Consolidation.

          "STONEFIN" means Stone Financial Corporation, formerly a Delaware corporation which was merged with and into Stone Container pursuant to the Merger.

          "STONEFIN II" means StoneFin II Receivables Corporation, formerly a Delaware corporation which was merged with and into Stone Container pursuant to the Merger.

          "STONE PACKAGING" means Stone Packaging Corporation, formerly a Delaware corporation which was merged with and into Stone Container pursuant to the Consolidation.

          "STONE PERSON" means Stone Container and each of its Subsidiaries and Affiliates.

          "STONE SOUTHWEST" means Stone Southwest, Inc., a Delaware corporation.

          "SUBORDINATED CLASS" means any Class of Notes that is identified as being a "Subordinated Class" in the applicable Supplement. With respect to any Subsequent Issuance of a Subordinated Class, the Supplement pursuant to which such new Notes are to be issued shall specify the priority in payment of such new Subordinated Class relative to each other Subordinated Class outstanding as of such Subsequent Issuance Date.

          "SUBORDINATION DEFICIT" means, at any time with respect to any Class of Notes (other than the Subordinated Class or Classes of Notes ranking most junior in priority as among all of the other Classes of Notes then outstanding), the positive excess, if any, of (i) the Required Reserves for such Class at such time OVER (ii) the product of (a) the sum of (i) the aggregate Outstanding Principal Balances of all outstanding Notes of any Class which are junior in priority to such Class of Notes and (ii) the sum of the Required Reserves for all outstanding Notes which are junior in priority to such Class of Notes and
(b) a fraction, (x) the numerator of which is the Outstanding Principal Balance of such Class at such time and (y) the denominator of which is the sum of the Outstanding Principal Balances of all Classes of Notes of equal priority with such Class at such time.

          "SUBSEQUENT ISSUANCE" means any issuance of Notes on any date after the Closing Date.

          "SUBSEQUENT ISSUANCE DATE" means, with respect to any Subsequent Issuance, the Series Sale Date of the Notes to be issued in connection therewith.

          "SUB-SERVICER" is defined in SECTION 6.02(b) of the Purchase
Agreement.

          "SUBSIDIARY" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person.

          "SUCCESSOR SERVICER" is defined in SECTION 10.02(a) of the Indenture.

          "SUPPLEMENT" means, with respect to each Series of Notes, each supplement hereto executed by the Issuer, the Servicer, the Trustee and the Administrative Agent, into each of which agreements the Principal Terms of the Indenture shall be incorporated by reference and in each of which the terms and provisions applicable to the Series of Notes to be issued thereunder shall be set out, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof and with the Indenture.

          "TAX OPINION" means, with respect to any action, an Opinion of Counsel to the effect that, for Federal income tax purposes, (a) with respect to any Notes of any Series or Class to be issued on the Closing Date or on any Subsequent Issuance Date, such Notes will be properly characterized as debt and
(b) such action (including, without limitation, any Subsequent Issuance) will not adversely affect the characterization of the Notes of any outstanding Series or Class as debt.

          "TERMINATION NOTICE" is defined in SECTION 10.01 of the Indenture.

          "TRANSACTION DOCUMENTS" means the Purchase Agreement, the Indenture, each Supplement, the Notes and, with respect to any Series, any other agreement specified in the applicable Supplement relating thereto as being a "Transaction Document."

          "TRANSFER AGENT AND REGISTRAR" means any transfer agent and registrar appointed pursuant to SECTION 6.05 of the Indenture and shall initially be the Administrative Agent.

          "TRANSFERRED ASSETS" is defined in SECTION 2.01(a) of the Purchase Agreement.

          "TRUST ACCOUNTS" means the accounts described in SECTIONS 4.01(b),
(c), (e) and (f) of the Indenture and any accounts required to be established pursuant to any Supplement that are designated as Trust Accounts in that Supplement.

          "TRUSTEE" means Marine Midland Bank, in its capacity as trustee on behalf of the Noteholders under the Indenture, or its successor-in-interest, or any successor trustee appointed as provided in the Indenture.

          "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force on the Closing Date, except as set forth in SECTION 14.05 of the Indenture.

          "TURNOVER DAYS" means, at any time, that number of days calculated in the most recent Settlement Statement for the Receivables in accordance with the following formula:
                   x     y
          TD =  (UB  + UB )  X   1   X ED
                -----------     ---
                      2         NR
          where:

          TD  =     the Turnover Days for the Receivables;

            x
          UB   =    the aggregate Unpaid Balances of all of the Receivables as of the first day of the Calculation Period to which such Settlement Statement relates.

            y
          UB   =    the aggregate Unpaid Balances of all of the Receivables as of the most recent Cut-Off Date.

          NR   =    the aggregate Original Balances of all of the Receivables
                    which were generated during such Calculation Period.

          ED   =    the actual days elapsed during such Calculation Period.

          "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

          "UNFUNDED CURRENT LIABILITY" means, with respect to any Pension Plan, the amount, if any, by which the present value of the accrued benefits under such Pension Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, in each case, as determined in accordance with Section 412 of the Internal Revenue Code.

          "UNMATURED EVENT OF DEFAULT" means any event or condition which, with the giving of notice, lapse of time and/or passage of a vote in respect thereof, would become an Event of Default.

          "UNMATURED LIQUIDATION EVENT" means any event or condition which, with the giving of notice, lapse of time and/or passage of a vote with respect thereto, would become a Liquidation Event.

          "UNMATURED PAY-OUT EVENT" means any event or condition which, with the giving of notice, lapse of time and/or passage of a vote with respect thereto, would become a Pay-Out Event.

          "UNPAID BALANCE" of any Receivable means at any time the unpaid amount thereof. If a Receivable becomes evidenced by a Receivable Note, then the Unpaid Balance of such Receivable shall be reduced by the principal amount of such Receivable Note.

          "U.S. GOVERNMENT OBLIGATIONS" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally Guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof or (iii) depository receipts issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

          "VARIABLE AMOUNT" is defined in SECTION 4.02(c) of the Indenture.

          B. OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles. To the extent that the definitions of accounting terms in any Transaction Document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained in such Transaction Document shall control. All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein, are used herein as defined in such Article 9. As used in the Transaction Documents, the term "INCLUDING" means "including without limitation," and other forms of the verb "to include" have correlative meanings. All references to any Person shall include such Person's permitted successors.

          C. COMPUTATION OF TIME PERIODS. Unless otherwise stated in the Purchase Agreement, the Indenture or any Supplement, as the case may be, in the computation of a period of time from a specified date to a later specified date, the word

"from" means "from and including" and the words "to" and "until" each means "to but excluding".

          D. REFERENCE; CAPTIONS. The words "hereof", "herein" and "hereunder" and words of similar import when used in any Transaction Document shall refer to such Transaction Document as a whole and not to any particular provision of such Transaction Document; and references to "SECTION", "SUBSECTION", "SCHEDULE" and "EXHIBIT" in any Transaction Document are references to Sections, subsections, Schedules and Exhibits in or to such Transaction Document unless otherwise specified in such Transaction Document. The various captions (including the tables of contents) in each Transaction Document are provided solely for convenience of reference and shall not affect the meaning or interpretation of any Transaction Document.

                                       Annex I

                          ESTIMATED AGED RECEIVABLES RATIOS


       Calculation Period                                 Ratio
       ------------------                                 -----

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